PARTNERSHIP ADMISSION AGREEMENT

                                   dated as of

                                October 15, 1996


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                                TABLE OF CONTENTS

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
RECITALS .....................................................................................1

DEFINITIONS...................................................................................2

ARTICLE I

         PARTNERSHIP CONTRIBUTION; CONSIDERATION; CONTINGENT
         PAYMENTS
          ...................................................................................19
                  1.1      CONTRIBUTION OF ASSETS AND ASSUMPTION OF LIABILITIES
                   ..........................................................................19
                  1.2      CONSIDERATION FOR PARTNERSHIP CONTRIBUTIONS.......................20
                  1.3      CONTINGENT PAYMENT................................................21

ARTICLE II

         CLOSING
          ...................................................................................23

ARTICLE III

         REPRESENTATIONS AND WARRANTIES
         OF SELLING ENTITIES AND PRINCIPALS
          ...................................................................................25
                  3.1      ORGANIZATION; GENERAL PARTNER AND LIMITED
                             PARTNERSHIP AUTHORITY...........................................25
                  3.2      CHARTER, BY-LAWS, AGREEMENTS OF LIMITED
                             PARTNERSHIP AND MINUTES.........................................25
                  3.3      AUTHORITY.........................................................26
                  3.4      NO VIOLATION......................................................26
                  3.5      APPROVALS.........................................................27
                  3.6      FINANCIAL STATEMENTS..............................................28
                  3.7      NO ADVERSE CHANGE.................................................29
                  3.8      SUBSIDIARIES......................................................29
                  3.9      TAXES.............................................................30
                  3.10     INTERESTED PARTIES................................................35
                  3.11     TITLE TO ASSETS; PROPERTY.........................................36
                  3.12     INSURANCE.........................................................37
                  3.13     OTHER MATERIAL CONTRACTS..........................................38
                  3.14     BANK ACCOUNTS AND MONEY MARKET FUNDS..............................39

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                  3.15     LITIGATION; NO PRACTICES IN VIOLATION OF LAW......................39
                  3.16     BROKERS AND FINDERS...............................................40
                  3.17     EMPLOYEE BENEFIT PLANS............................................40
                  3.18     FILINGS, ETC......................................................42
                  3.19     REPRESENTATIONS AND WARRANTIES REGARDING THE
                             INVESTMENT ADVISORY BUSINESS....................................43
                  3.20     DISCLOSURE........................................................51
                  3.21     REGISTRATION AS A BROKER-DEALER...................................51
                  3.22     REGISTRATION UNDER THE COMMODITY EXCHANGE ACT
                   ..........................................................................52
                  3.23     REGISTRATION AS AN INSURANCE AGENT................................52
                  3.24     REGISTRATION AS A TRANSFER AGENT..................................53
                  3.25     INVESTMENT REPRESENTATIONS........................................53
                  3.26     ENVIRONMENTAL MATTERS.............................................54

ARTICLE IV

         REPRESENTATIONS AND WARRANTIES OF BUYER
          ...................................................................................54
                  4.1      ORGANIZATION AND LIMITED PARTNERSHIP AUTHORITY
                   ..........................................................................54
                  4.2      BUYER CHARTER DOCUMENTS...........................................55
                  4.3      AUTHORITY.........................................................55
                  4.4      NO VIOLATION......................................................55
                  4.5      APPROVALS AND CONSENTS............................................55
                  4.6      NO ACTIONS; SUITS OR PROCEEDINGS..................................56
                  4.7      NO OTHER BROKER...................................................56
                  4.8      BUYER FINANCIAL STATEMENTS........................................56
                  4.9      NO ADVERSE CHANGE.................................................56
                  4.10     LP UNITS..........................................................57
                  4.11     EXCHANGE ACT FILINGS..............................................57
                  4.12     TAXES.............................................................57
                  4.13     INELIGIBLE PERSONS................................................57
                  4.14     DISCLOSURE........................................................57

ARTICLE IVA

         REPRESENTATIONS AND WARRANTIES OF BUYER
         REGARDING COPLEY AND COPLEY SUBSIDIARIES............................................58
                  4A.1.  ORGANIZATION AND LIMITED PARTNERSHIP AUTHORITY
                   ..........................................................................58
                  4A.2.  COPLEY CHARTER DOCUMENTS............................................58
                  4A.3.  SUBSIDIARIES........................................................59

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                  4A.4.  NO VIOLATION........................................................60
                  4A.5.  COPLEY FINANCIAL INFORMATION........................................60
                  4A.6.  NO ADVERSE CHANGE...................................................61
                  4A.7.  TAXES...............................................................61
                  4A.8.  INTERESTED PARTIES..................................................65
                  4A.9.  TITLE TO ASSETS; PROPERTY...........................................66
                  4A.10. INSURANCE...........................................................67
                  4A.11. OTHER MATERIAL CONTRACTS............................................68
                  4A.12. BANK ACCOUNTS AND MONEY MARKET FUNDS................................68
                  4A.13. LITIGATION; NO PRACTICES IN VIOLATION OF LAW........................69
                  4A.14. EMPLOYEE BENEFIT PLANS..............................................70
                  4A.15. FILINGS, ETC........................................................72
                  4A.16. REPRESENTATIONS AND WARRANTIES REGARDING THE
                           INVESTMENT ADVISORY BUSINESS......................................73
                  4A.17  COPLEY FUND FINANCIAL STATEMENTS....................................77
                  4A.18. REGISTRATION UNDER THE COMMODITY EXCHANGE ACT
                   ..........................................................................78
                  4A.19. REGISTRATION AS AN INSURANCE AGENT OR REAL ESTATE
                           OR MORTGAGE BROKER................................................78
                  4A.20. REGISTRATION AS A TRANSFER AGENT....................................78
                  4A.21. ENVIRONMENTAL MATTERS...............................................78

ARTICLE V

         CONDUCT OF BUSINESS PRIOR TO THE CLOSING
          ...................................................................................79
                  5.1     SELLER CONDUCT PRIOR TO CLOSING....................................79
                  5.2     COPLEY CONDUCT PRIOR TO CLOSING....................................81
                  5.3     SCHEDULES..........................................................83

ARTICLE VI

         ADDITIONAL AGREEMENTS...............................................................83
                  6.1     CONSENTS AND APPROVALS.............................................83
                  6.2     SECTION 15(f)......................................................85
                  6.3     COMPLIANCE WITH SECURITIES LAWS....................................85
                  6.4     CURRENT INFORMATION................................................86
                  6.5     ACCESS; INFORMATION................................................86
                  6.6     NON-SOLICITATION...................................................87
                  6.7     QUALIFICATION OF THE FUNDS.........................................88
                  6.8     PRESS RELEASES, ETC................................................88
                  6.9     CORPORATE AND PARTNERSHIP MINUTES..................................88
                  6.10    POST-CLOSING OPERATIONS............................................88

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                  6.11     UPDATED FINANCIAL STATEMENTS......................................93
                  6.12     NEW ENGLAND INVESTMENT ASSOCIATES.................................93
                  6.13     EXCLUDED ACCOUNTS RECEIVABLE......................................93
                  6.14     RESTRUCTURING.....................................................94

ARTICLE VII

         CONDITIONS
          ...................................................................................94
                  7.1      CONDITIONS TO EACH PARTY'S OBLIGATIONS TO
                             CONSUMMATE......................................................94
                  7.2      CONDITIONS PRECEDENT TO BUYER'S OBLIGATIONS.......................98
                  7.3      CONDITIONS PRECEDENT TO THE SELLING ENTITIES' AND
                             THE PRINCIPALS' OBLIGATIONS.....................................99

ARTICLE VIII

         TERMINATION
          ..................................................................................100
                  8.1      TERMINATION......................................................101
                  8.2      EFFECT OF TERMINATION AND ABANDONMENT............................101

ARTICLE IX

         INDEMNIFICATION
          ..................................................................................102
                  9.1      INDEMNIFICATION BY SELLING ENTITIES AND PRINCIPALS
                   .........................................................................102
                  9.2      INDEMNIFICATION BY BUYER.........................................102
                  9.3      CERTAIN LIMITATIONS ON INDEMNIFICATION...........................103
                  9.4      RIGHT OF SET-OFF.................................................104
                  9.5      TERMINATION OF RIGHTS HEREUNDER..................................104
                  9.6      INDEMNIFICATION RELATED TO COPLEY. ..............................104
                  9.7      EXCLUSIVE REMEDY.................................................105

ARTICLE X

         POST-CLOSING COVENANTS
          ..................................................................................105
                  10.1     FILING OF FORMS ADV-W............................................105
                  10.2     EMPLOYEE BENEFITS AND OTHER MATTERS..............................105
                  10.3     CERTAIN TAX MATTERS..............................................106
                  10.4     CONFIDENTIALITY AND NONCOMPETITION...............................107

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                  10.5     TRANSFERS OF LP UNITS FOLLOWING A RESTRUCTURING
                   .........................................................................110
                  10.6     NOTICE TO EXCHANGE...............................................110
                  10.7     DISTRIBUTION OF LP UNITS.........................................110
                  10.8     AEW, INC.........................................................110
                  10.9     POST-CLOSING ACCESS..............................................110

ARTICLE XI

         GENERAL PROVISIONS
          ..................................................................................111
                  11.1     SURVIVAL.........................................................111
                  11.2     NOTICES..........................................................111
                  11.3     COUNTERPARTS.....................................................112
                  11.4     GOVERNING LAW....................................................112
                  11.5     EXPENSES.........................................................112
                  11.6     WAIVER; AMENDMENT................................................113
                  11.7     ENTIRE AGREEMENT; NO THIRD-PARTY BENEFICIARIES; ETC.
                   .........................................................................113
                  11.8     ASSIGNMENT.......................................................113
                  11.9     INTERPRETATION...................................................113
                  11.10    FURTHER ASSURANCES...............................................114
                  11.11    CONSISTENT ACCOUNTING............................................114
                  11.12    SEVERABILITY.....................................................114

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                                    Exhibits

1.2(a)         Form of Promissory Note
3(e)           Form of Registration Rights Agreement
6.10(e)        Calculation of Margin Share Payment
6.10(g)        International Term Sheet
7.1(j)         Form of Partnership Agreement



                                 Schedules

0.1A-1          AEW Pro Forma Closing Balance Sheet
0.1A-2          Copley Pro Forma Closing Balance Sheet
0.1B            Capital Stock and Equity Interests in Subsidiaries
0.1C            Excluded Assets
0.1D            Assumed Liabilities
0.1E            AEW Clients
0.1F            Copley Clients
0.1G-1          AEW Client Entities
0.1G-2          Copley Client Entities
0.1H            Copley Excluded Liabilities
0.1I            Funds (Registered Investment Companies)
0.1J            Investment Pools
0.1K            Non-Recurring Revenues
0.1L            Terminable Contracts
0.1M-1          Knowledge of Buyer
0.1M-2          Knowledge of Seller
0.10            Excluded Liabilities
0.1P            Limits on Interest Income
1.2(a)          Allocation of Purchase Price Among Seller and Stockholders
1.2(e)          Allocation of Purchase Price Among Assets
1.3(a)          Minimum and Maximum Revenue Targets
1.3(b)          Contingent Payment Recipients
3.6(a)          Audited Financials
3.6(b)          Unaudited Financials
3.6(c)          AEW Subsidiary Financials
3.7(b)          Distributions
3.7(c)          Interests Sold
3.8             Securities Held for Investment
3.9(a)          Tax Matters
3.9(d)          Deferred Taxes not in Accordance with GAAP
3.9(l)          Section 704(c)(1)(A) Assets
3.9(m)          Tax Basis of Assets

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3.9(n)          Partnership Terminations
3.9(o)          Foreign Tax Returns or Foreign Income
3.10            Interested Parties
3.10(a)         Real Estate Interests
3.11(a)         Liens
3.11(b)         Real Estate Assets
3.11(c)         Intellectual Property
3.11(e)         Securities GP Assets
3.12            Insurance/Claims
3.13            Material Contracts
3.14            Bank Accounts and Money Market Funds
3.15            Pending or Threatened Litigation
3.17            Employee Benefit Plans
3.19(a)(i)(1)   Investment Contracts
3.19(a)(i)(2)   AEW Oral Modifications to Investment Contracts
3.19(a)(i)(3)   Limitations on Fees under Investment Contracts
3.19(a)(i)(4)   Client Notifications of Withdrawal Requests or Investment
                Contract Modifications
3.19(c)(i)      Qualifications of Seller's Adviser Representatives
3.19(c)(ii)     Inspection Reports
3.19(c)(v)      Investor Complaints and Redemption Requests (Investment
                Pools/Client Entities)
3.21(a)         Restriction Agreements with NASD
3.21(b)         Principal and Registered Representatives of AEW Securities
4.8             Buyer Financial Statements
4A              Exceptions to Representations and Warranties
4A.2            Amendments to Charter Documents
4A.3(a)         Copley Stock and Equity Interests in Subsidiaries
4A.3(b)         Copley Securities Held For Investment
4A.4            Defaults
4A.5            Copley Financial Information
4A.6            Changes Since December 31, 1995
4A.7(a)         Tax Matters
4A.7(e)         Tax Matters Relating to Copley Subsidiary or Client Entity
4A.7(k)         Copley Partnership Terminations
4A.7(l)         Copley Foreign Tax Returns
4A.8            Interested Parties
4A.8(a)         Real Estate Interests
4A.9(a)         Liens
4A.9(b)         Real Estate Assets
4A.9(c)         Intellectual Property
4A.10           Insurance and Claims Made Under Insurance Policies
4A.11           Material Contracts
4A.11(d)        Powers of Attorney

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4A.12           Bank Accounts and Money Market Funds
4A.13           Litigation
4A.14           Employee Benefit Plans
4A.16(a)(i)(1)  Investment Contracts
4A.16(a)(i)(2)  Copley Oral Modifications to Investment Contracts
4A.16(a)(i)(3)  Copley Investment Contracts Requiring Consent
4A.16(a)(i)(4)  Limitation on Fees Under Investment Contracts
4A.16(a)(i)(5)  Client Notifications of Withdrawal Requests or Investment
                Contract Modifications
4A.16(b)(i)     Examination and Certification Qualifications
4A.16(b)(ii)    Inspection Reports
4A.16(b)(iv)    Investor Complaints and Outstanding Investor Withdrawal Requests
5.1(a)          AEW Sales of Equity Interests and Securities
5.1(e)          AEW Bonuses
5.1(f)          AEW Employment Arrangements
5.2(a)          Copley Sales of Equity Interests and Securities
5.2(d)          Copley Bonuses
5.2(e)          Copley Employment Arrangements
6.10(e)         Calculation of Margin Share Payment
6.14            Restructuring Plan
7.2(c)          Employees to Enter Into Employment Agreements
7.2(i)          Required Clients


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         This PARTNERSHIP ADMISSION AGREEMENT is dated as of the 15th day of
October, 1996 (the "Agreement"), by and among New England Investment Companies, L.P., a Delaware limited partnership ("Buyer"), Aldrich, Eastman & Waltch, L.P., a Delaware limited partnership ("Seller"), Seller's general partner, AEW Holdings, L.P., a Delaware limited partnership ("Seller Holdings"), Seller Holdings' general partner, Aldrich, Eastman & Waltch, Inc., a Massachusetts corporation ("Seller Inc."), AEW Investment Company, Inc., a Delaware corporation ("Securities GP") and the Principals.


                                    RECITALS

         WHEREAS, Seller or one or more of its subsidiaries or affiliates serve
(i) as investment adviser to trusts, pension funds and other institutional accounts, as well as to open and closed end investment funds, (ii) as the general partner or general member and investment manager for various investment vehicles, (iii) through Seller's employees as officers and directors of corporations and trustees of trusts holding title to investments for its clients, and (iv) as a registered broker-dealer;

         WHEREAS, Buyer is a publicly traded limited partnership with limited partnership interests represented by LP Units ("LP Units") listed on the Exchange;

         WHEREAS, Buyer desires to acquire at the Closing the Assets attributable to the Selling Entities' current businesses and to assume certain of the liabilities of the Selling Entities related to such businesses in the manner, for the consideration and upon the terms and conditions set forth in this Agreement;

         WHEREAS, Buyer, as the limited partner, and New Compton, Inc., a Massachusetts corporation (to be renamed "AEW Capital Management, Inc." prior to the Closing) ("NCGP"), as the general partner, have caused to be formed a Delaware limited partnership named "New Compton, L.P.," which shall be treated for federal income tax purposes as a partnership (to be renamed "AEW Capital Management, L.P." prior to the Closing) ("NCLP");

         WHEREAS, at the Closing, Buyer will issue an agreed upon number of LP Units and pay an agreed upon cash consideration and note to Seller and will assume certain liabilities of the Selling Entities; Seller will contribute to Buyer the Assets attributable to Seller's current business; the Principals will transfer to Buyer all of the issued and outstanding capital stock (the "AEW II Stock") of AEW II Corporation, a Delaware corporation ("AEW II") and all of the issued and outstanding capital stock (the "Hotel Stock") of AEW Hotel Investment Corporation, a Delaware corporation ("AEW Hotel"); Securities GP will transfer to Buyer all of its general partnership interest (the "GP Interest") in AEW Securities; and Seller Inc. will


3131867.30

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contribute to Buyer all of Seller Inc.'s Investment Contracts, in each case for the consideration and upon the terms and conditions set forth in this Agreement; and

         WHEREAS, Buyer will contribute to NCLP directly or indirectly through one or more subsidiaries, subject to the liabilities of the Selling Entities assumed by Buyer, (i) the Assets of Seller, (ii) Seller Inc.'s Investment Contracts, (iii) the GP Interest, (iv) the AEW II Stock and the Hotel Stock, (v) all of the issued and outstanding capital stock of Copley Investment Group, Inc. ("Copley"), and (vi) all of the limited partnership interests, (collectively, the "Copley Partnership Interests") held by it in each of CREA Limited Partnership, Copley Public Partners Holding, L.P. and Copley Management Advisers, L.P.;

         NOW, THEREFORE, in consideration of and premised upon the various representations, warranties, covenants and other agreements and undertakings of Buyer, the Selling Entities and the Principals contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Buyer, the Selling Entities and the Principals agree as follows:

                                   DEFINITIONS

         For the purposes of this Agreement, the following terms shall have the meanings set forth below:

         "Advisory Board" has the meaning set forth in Section 6.10(h).

         "AEW Client Entities" means any corporation, limited or general partnership, limited liability company, trust or other entity (other than the Funds) established to facilitate the provision of services by Seller to clients in which entity such clients hold an equity interest and as to which any Selling Entity or Seller Designated Affiliate (i) manages the investments of its assets,
(ii) prepares tax returns and maintains legal existence or is responsible for preparing tax returns and maintaining legal existence on an ongoing basis and
(iii) provides employees to serve as officers or directors or in comparable capacities, all of which AEW Client Entities are listed on Schedule 0.1G-1.

         "AEW Fund" means AEW Commercial Mortgage Securities Fund, Inc.

         "AEW Hotel" has the meaning set forth in the Recitals.

         "AEW Mezzanine Funds" means, collectively, AEW Mezzanine Investment Trust, AEW Mezzanine Investment Fund I, AEW Mezzanine Investment Fund II and AEW Mezzanine Investment Fund III.


                                       -2-
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         "AEW Pro Forma Closing Balance Sheet" means the balance sheet of Seller as of the Closing Date reflecting Seller's Assets to be transferred to Buyer and those Assumed Liabilities to be assumed by Buyer from Seller. The AEW Pro Forma Closing Balance Sheet shall be prepared on a basis consistent with the balance sheet as of July 31, 1996 contained in Schedule 3.6(b) and with Schedule 0.1A-1. At least five business days prior to the Closing, Seller shall have delivered a preliminary draft, in a form reasonably satisfactory to Buyer, of the AEW Pro Forma Closing Balance Sheet. A final AEW Pro Forma Closing Balance Sheet shall be delivered within 10 business days following the Closing Date and shall be prepared consistently with the preliminary draft. Buyer and Seller shall resolve any objections with respect to the AEW Pro Forma Closing Balance Sheet within 20 days following delivery of the AEW Pro Forma Closing Balance Sheet. Should Buyer and Seller fail to resolve all objections to the AEW Pro Forma Closing Balance Sheet, then the parties hereto shall submit the disputed matters to Arbitration. The final AEW Pro Forma Closing Balance Sheet after resolution of all disputed matters shall be the AEW Pro Forma Closing Balance Sheet. The AEW Pro Forma Closing Balance Sheet shall be a Seller Financial Statement for purposes of
Section 3.6.

         "AEW Securities" means AEW Securities Limited Partnership.

         "AEW Subsidiary Financials" has the meaning set forth in Section
3.6(c).

         "AEW II" has the meaning set forth in the Recitals.

         "AEW II Stock" has the meaning set forth in the Recitals.

         "AEW Working Capital Requirement" means an aggregate of $4.05 million of working capital (excluding working capital (i) to fund Seller's Restructuring Costs and Seller's share of the funding of the Restructuring Reserve and (ii) received as prepayment for obligations to be performed by NCLP as successor to Seller on or after the Closing Date), including $1.25 million in the form of cash and an additional $2.8 million in the form of either cash, current receivables and/or prepaid expenses, all shown or provided for on the AEW Pro Forma Closing Balance Sheet on a basis consistent with Schedule 0.1A-1.

         "Agreement" has the meaning set forth in the Preamble.

         "Arbitration" means with respect to a matter of disagreement between the parties hereto relating solely to (i) the AEW Pro Forma Closing Balance Sheet, (ii) the Copley Pro Forma Closing Balance Sheet or (iii) whether an expense of NCLP or loss of revenue at NCLP "proximately results" from an event or condition giving rise to a breach of a representation or warranty of Buyer as described in Section 9.6(a), the referral of such matter for final determination to an independent accounting firm that is considered to be one of the "big six" and is not otherwise then providing material services to Buyer, the Selling Entities, Copley, NCLP or their affiliates (except as otherwise agreed to by Buyer and Seller), which

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determination of the matter of disagreement submitted to it, including the allocation among the parties of the costs of such determination, shall be final and binding on the parties hereto.

         "Asset Contribution" has the meaning set forth in Section 1.1(a).

         "Assets" of any Person means all of such Person's business, assets, security deposits and prepaid items, goodwill and rights of every kind and description, real and personal, tangible and intangible, wherever located, including all of such Person's right, title and interest in, to and under the following properties and assets:

                           (a) machinery, parts, tools, equipment, supplies,
                  vehicles, furniture, furnishings, fixtures and other tangible properties (including artwork);

                           (b) cash, cash equivalents, accounts receivable and notes receivable;

                           (c) ownership interests and leasehold interests and
                  leasehold improvements arising under or relating to all leases, contracts, agreements and commitments, and all claims and rights of the Person arising under or relating to all such leases, contracts, agreements and commitments;

                           (d) trade secrets and processes and proprietary
                  properties;

                           (e) trade names, trademarks, service marks,
                  trademark applications and service mark applications;

                           (f) customer lists, customer records, supplier
                  lists, mailing lists and other customer or marketing information;

                           (g) the Person's rights to the use of its name and
                  any variations thereof;

                           (h) the Person's interest in all other proprietary
                  names, formulations, copyrights and slogans;

                           (i) the originals or, if not available, copies
                  thereof, of contracts, leases, files, records, operating manuals and written guidelines, plans, notebooks, production data, research data, books and other data;

                           (j) computer software, computer hardware and
                  information systems, including copies of all existing documentation and existing source codes with respect to such software;

                           (k) sales and promotional materials, catalogues and
                  advertising literature;

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                           (l) license agreements, distribution agreements,
                  sales representative agreements and other agency agreements, service agreements, supplier agreements, franchise agreements and technical service agreements, software support agreements, permits, licenses, registrations and operating rights;

                           (m) in the case of any Person that is an investment
                  adviser, such Person's rights and interests in or under Investment Contracts and other contracts between such Person and its clients and customers;

                           (n) other leases (including any equipment leases or
                  any subleases in which such Person is sublessor), contracts, purchase orders, purchase contracts, agreements and commitments;

                           (o) books and records, and information
                  electronically stored or otherwise recorded;

                           (p) payments made to such Person prior to the Closing
                  Date in respect of obligations to be performed by such Person on or after the Closing Date;

                           (q) prepaid expenses as of the Closing Date;

                           (r) any securities owned by such Person and issued by
                  any other Person, which securities with respect to the Seller shall include the capital stock and equity interests held by Seller, directly or indirectly, in its subsidiaries as set forth on Schedule 01.B;

                           (s) in the case of Seller, its general partnership
                  interest in Partners II Employee Holdings, L.P.; and

                           (t) any and all employee benefit plan assets
                  reflected in the Seller Financial Statements or the Copley Financial Information, as the case may be, to the extent transferred to NCLP;

         provided, however, that, with respect to the Selling Entities, the term Assets shall exclude (i) the consideration received by Seller under the terms of this Agreement as set forth in Section 1.2 and their other rights under this Agreement, (ii) all cash, cash equivalents and accounts receivable in excess of (A) the AEW Working Capital Requirement and (B) Seller's share of the funding of the Restructuring Reserve, (iii) original corporate organizational documents and other records which will be retained by the Selling Entities, (iv) AEW, Inc.'s right to use its name as permitted by Section 10.8, (v) those assets identified on Schedule 0.1C and (vi) rights against third parties with respect to Excluded Liabilities; provided, however, that Buyer shall also be

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         entitled to pursue such rights against third parties to the extent
         Seller shall have failed to fulfill its obligations under Section 9.1 with respect thereto.

         "Assumed Liabilities" means the Selling Entities' obligations and liabilities, including without limitation all contractual obligations arising from Investment Contracts and employment contracts and obligations arising under all employee benefit plans, that are reflected as liabilities in the AEW Pro Forma Closing Balance Sheet or set forth on Schedule 0.1D and any other obligations approved in writing by Buyer prior to the Closing but in no event shall include any liabilities described in clauses (i) through (xii) of the definition of "Excluded Liabilities" except as stated in the proviso to such definition.

         "Audited Financials" has the meaning set forth in Section 3.6(a).

         "BD" has the meaning set forth in Section 3.21(b).

         "Bonus Plan" has the meaning set forth in Section 6.10(d).

         "Bonus Pool" has the meaning set forth in Section 6.10(d).

         "Buyer" has the meaning set forth in the Preamble.

         "Buyer Financial Statements" has the meaning set forth in Section 4.8.

         "Buyer Indemnified Parties" has the meaning set forth in Section 9.1.

         "Buyer Restructuring Costs" has the meaning set forth in Schedule 6.14.

         "Cash Consideration" has the meaning set forth in Section 1.2(a).

         "CFTC" means the Commodity Futures Trading Commission.

         "Client" means with respect to a Person any client to which such Person provides investment management, investment advisory, administration or consulting services on the date hereof, with all of the Clients of the Selling Entities listed on Schedule 0.1E and all of the Clients of Copley and the Copley Subsidiaries listed on Schedule 0.1F.

         "Client Consent(s)" has the meaning set forth in Section 6.1(b)(i).

         "Closing" has the meaning set forth in Section 2.1.

         "Closing Date" has the meaning set forth in Section 2.1.

         "Code" means the Internal Revenue Code of 1986, as amended.

                                       -6-
3131867.30

         "Coinvestment Capital" means capital invested by Copley or Seller prior to the Closing or NCLP after the Closing, in each case for its own account, in any entity in which any Client of any of them invests.

         "Commodity Exchange Act" means the Commodity Exchange Act of 1974, as amended.

         "Commonwealth" means Commonwealth Property Investors, L.L.C.

         "Compensation Committee" has the meaning set forth in Section 6.10(b).

         "Compensation Expense" means all base salary and benefits expense, including employer 401(k) plan matching contributions and any deferred compensation plan expense, for employees of NCLP or former employees of NCLP or Seller.

         "Confidential Information" has the meaning set forth in Section 10.4(a)(iii).

         "Contingent Payment" has the meaning set forth in Section 1.3(a).

         "Continued Employees" has the meaning set forth in Section 10.2(a).

         "Copley" has the meaning set forth in the Recitals.

         "Copley Client Entities" means any corporation, limited or general partnership, limited liability company, trust or other entity established to facilitate the provision of services by Copley or any Copley Subsidiary to clients in which entity such clients hold an equity interest and as to which Copley or any Copley Subsidiary (i) manages the investments of its assets, (ii) prepares tax returns and maintains legal existence or is responsible for preparing tax returns and maintaining legal existence on an ongoing basis or
(iii) provides employees to serve as officers or directors or in comparable capacities, all of which Copley Client Entities are listed on Schedule 0.1G-2.

         "Copley Excluded Liabilities" means those expenses, liabilities, costs or obligations that are described on Schedule 0.1H.

         "Copley Financial Information" has the meaning set forth in
Section 4A.5(a).

         "Copley Partnership Interests" has the meaning set forth in the Recitals.

         "Copley Pro Forma Closing Balance Sheet" means the balance sheet of Copley as of the Closing Date. The Copley Pro Forma Closing Balance Sheet shall be prepared on a basis consistent with the balance sheet of Seller as of June 30, 1996 contained in Schedule 0.1A-1. At least five business days prior to the Closing, Buyer shall have delivered a preliminary draft in a form reasonably satisfactory to Seller of the Copley Pro Forma Closing Balance Sheet. A

                                       -7-
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

final Copley Pro Forma Closing Balance Sheet shall be delivered within 10 business days following the Closing Date and shall be prepared consistently with the preliminary draft. Buyer and Seller shall resolve any objections with respect to the Copley Pro Forma Closing Balance Sheet within 20 days following delivery of the Copley Pro Forma Closing Balance Sheet. Should Buyer and Seller fail to resolve all objections to the Copley Pro Forma Closing Balance Sheet, then the parties hereto shall submit the disputed matters to Arbitration. The final Copley Pro Forma Closing Balance Sheet after resolution of all disputed matters shall be the Copley Pro Forma Closing Balance Sheet. The Copley Pro Forma Closing Balance Sheet shall be Copley Financial Information for purposes of Section 4A.5.

         "Copley Registered Entities" has the meaning set forth in Section 4A.16(b)(i).

         "Copley Stock" has the meaning set forth in Section 1.1(b).

         "Copley Subsidiaries" means CREA, Copley Advisors, Inc., CREA Limited Partnership, Copley Public Partners Holding, L.P., Copley Management Advisors, L.P., BBC Investment Advisors, L.P. and BBC Investment Advisors, Inc.

         "Copley Working Capital Requirement" means an aggregate of $1.5 million of working capital (excluding working capital (i) to fund Buyer's Restructuring Costs and Buyer's share of the funding of the Restructuring Reserve and (ii) received as prepayment for obligations to be performed by Copley and the Copley Subsidiaries on or after the Closing Date) in the form of either cash and/or current receivables, all shown or provided for on the Copley Pro Forma Closing Balance Sheet on a basis consistent with Schedule 0.1A-2.

         "CPO" has the meaning set forth in Section 3.22.

         "CREA" means Copley Real Estate Advisors, Inc., a Massachusetts corporation.

         "CTA" has the meaning set forth in Section 3.22.

         "Documents" has the meaning set forth in Section 10.4(a)(ii).

         "Employee Benefit Plan" with respect to any Person means each:

                  (a) pension, retirement, supplemental, excess retirement or other deferred compensation, savings or other similar plans or arrangements (including any "employee pension benefit plan" within the meaning of Section 3(2) of ERISA) of such Person, each as in effect on the date hereof; or

                  (b) severance (including changes of control or golden parachute agreements or arrangements), bonus, profit-sharing, incentive, life insurance, health, vacation, tuition assistance or reimbursement, legal services, salary continuation, travel or accident

                                       -8-
3131867.30
         insurance or benefits, disability insurance or benefits or unemployment benefits or other plans, policies, contracts or arrangements (including any "employee welfare benefit plan" within the meaning of Section 3(l) of ERISA) of such Person, each as in effect on the date hereof;

which provides, or is intended to provide, benefits or perquisites to or in respect of any of the present or former employees, officers, directors or stockholders of such Person on account of performance of services for such Person or the dependents, spouses or other beneficiaries of any of the foregoing.

         "Employment Agreements" has the meaning set forth in Section 7.2(c).

         "Environmental Laws" shall mean any and all foreign and domestic federal, state and local laws, regulations or ordinances, as amended, relating to the protection of the environment or to emissions, discharges or releases of pollutants, contaminants, Hazardous Substances or wastes into the environment or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, hazardous substances or wastes or the cleanup or other remediation thereof, including the Comprehensive Environmental Response, Compensation and Liability Act, as amended, the Resource Conservation and Recovery Act, as amended, the Clean Air Act, as amended and the Clean Water Act, as amended, all as now or hereinafter in effect.

         "Environmental Liabilities" shall mean all liabilities, whether contingent or fixed, which (i) arise under or relate to Environmental Laws and
(ii) relate to actions occurring or conditions existing on or prior to the Closing Date.

         "Equityholders" means, collectively, holders of capital stock of Seller Inc. and Securities GP, holders of stock appreciation rights with respect to Seller Inc. and holders of units in the Selling Entities' deferred compensation plans. The term "Equityholder" shall also mean and include (i) any liquidating or redemption trust, partnership, limited liability company or other legal entity established by Seller Inc. the beneficial interests, partnership interests, capital stock or other equity interests in which are issued exclusively to Equityholders, Seller and/or Seller Inc. and (ii) any holder of beneficial interests, partnership interests, capital stock or other equity interests in such a trust, partnership, limited liability company or other legal entity.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "ERISA QPAM Exemption" has the meaning set forth in Section
3.19(c)(vi).

         "Exchange" means the New York Stock Exchange.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                                       -9-
3131867.30

         "Exchange Price" means the average of the closing prices of the LP Units on the Exchange during the 20 Trading Days immediately prior to the fifth Trading Day prior to the Closing Date.

         "Excluded Accounts Receivable" has the meaning set forth in
Section 6.14.

         "Excluded Liabilities" means all liabilities, contingent or otherwise, of Seller and the Selling Entities related to (i) loans to Seller or any Selling Entities from partners, stockholders, employees, directors, officers or affiliates of Seller or any Selling Entities; (ii) fees, indemnities or other liabilities or obligations in connection with the arrangements described in
Section 3.16; (iii) any liabilities for any costs to be borne by Seller pursuant to Section 11.5; (iv) any liabilities of Seller, any Selling Entities or any direct or indirect partner or stockholder thereof in respect of Taxes; (v) any liabilities not reflected on the AEW Pro Forma Closing Balance Sheet other than Assumed Liabilities; (vi) any liabilities of or relating to former partners, shareholders or employees of any Selling Entities (in their capacities as such partners, shareholders or employees), including but not limited to (A) liabilities or obligations in connection with the purchase or redemption of UAM's minority interest in Seller and (B) liabilities of the type described in
(i), (iv) and (v) hereof; (vii) liabilities of Seller relating to its general partnership interest in Partners II Employee Holdings, L.P.; (viii) liabilities of Seller Holdings relating to its general partnership interest in Seller; (ix) liabilities of Seller Inc. relating to its general partnership interest in Seller Holdings; (x) liabilities of Securities GP, AEW II and AEW Hotel relating to their general partnership interests in AEW Securities, Partners II Holdings, L.P. and AEW Hotel Investment Limited Partnership, respectively; (xi) liabilities of the Equityholders, the Stockholders, the Selling Entities and their direct or indirect partners or stockholders as a result of this Agreement, the Related Agreements or the transactions contemplated hereby and thereby;
(xii) liabilities of employees or officers of any Selling Entity arising from service to any AEW Client Entity; and (xiii) those further liabilities, contingent or otherwise, of any Person which are not Assumed Liabilities, including those liabilities set forth on Schedule 0.1O; provided, however, that in the case of liabilities described in clauses (v), (vii) through (x), (xii) and (xiii) of this definition, such liabilities (other than liabilities in respect of Taxes attributable to income earned or transactions which have taken place on or prior to the Closing Date (whether or not the relevant taxable period closed on or prior to the Closing Date)) shall constitute Assumed Liabilities, and shall not be Excluded Liabilities, to the extent the same arise on or after the Closing Date and are not the proximate result of an act or omission that occurred prior to the Closing Date.

         "FDIC" means the Federal Deposit Insurance Corporation.

         "FDIC Agreement" means the Servicing Task Order Agreement Contract Number 96- 907-86-C-XX between Seller and the FDIC (formerly Servicing Task Order Agreement Contract Number 0700-92-0016-003/700-003 between Seller and Resolution Trust Corporation ("RTC") effective as of September 28, 1992, as modified by the documents listed in Schedule 3.19(a)(i)(1)

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

         "First Quarter-End Date" means the last day of Buyer's fiscal quarter in which the Closing occurs.

         "Form ADV" means the filing on Form ADV required to be made under the Investment Advisers Act with the SEC in connection with the registration of the filing party as an investment adviser under the Investment Advisers Act.

         "Form ADV-W" means the filing on Form ADV-W required to be made under the Investment Advisers Act with the SEC in connection with the withdrawal from registration as an investment adviser under the Investment Advisers Act.

         "Form 10-K" has the meaning set forth in Section 4.11.

         "Forms 10-Q" has the meaning set forth in Section 4.11.

         "Fund" shall mean each registered investment company under the Investment Company Act for which Seller acts as investment adviser (including as subadviser) or in the case of such investment company that has multiple series of shares, Fund shall mean either such investment company or each such series, as the context may require. Each Fund is identified in Schedule 0.1I.

         "GAAP" means United States Generally Accepted Accounting Principles applied on a consistent basis.

         "GP Interest" has the meaning set forth in the Recitals.

         "Harbor Hospitality" means Harbor Hospitality Limited Partnership, a Delaware limited partnership.

         "Hazardous Substances" shall mean any toxic, radioactive, caustic or otherwise hazardous substance, including asbestos, regulated by any Environmental Law.

         "Holdings Note" means the $910,000 promissory note issued by Seller to Partners II Employee Holdings, L.P.

         "Hotel Stock" has the meaning set forth in the Recitals.

         "HSR Act" has the meaning set forth in Section 3.4(a).

         "Information" has the meaning set forth in Section 6.5(b).

         "Inside Directors" has the meaning set forth in Section 6.10(b).

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

         "Interim Financials" has the meaning set forth in Section 6.12(a).

         "Investment Advisers Act" means the Investment Advisers Act of 1940, as amended.

         "Investment Company Act" means the Investment Company Act of 1940, as amended.

         "Investment Contracts" means, with respect to any Person that is an investment adviser (regardless of whether registered under the Investment Advisers Act), the respective contracts between such Person and the clients of that Person relating to the provision by that Person of investment advisory, asset management, consulting or administrative services, including in each case with respect to real estate.

         "Investment Pool" means, those entities listed on Schedule 0.1J.

         "International Co." has the meaning set forth in Section 6.10(g).

         "Knowledge of Seller," "Buyer's Knowledge" and any similar phrases shall mean (i) as of the date hereof, best knowledge of those executive officers of Buyer and those officers and employees of Copley listed on Schedule 0.1M-1, in the case of Buyer, and of the Principals and those officers and employees of the Selling Entities listed on Schedule 0.1M-2, in the case of Seller and (ii) as of the Closing Date, best knowledge (after due inquiry of persons who, by virtue of their positions, could reasonably be expected to have such knowledge of the subject matter and after due investigation of reasonably available corporate records) of the executive officers of Buyer and Copley, in the case of Buyer, and of the Principals and the executive officers of the Selling Entities, in the case of Seller.

         "Lease" means Seller's current lease of the premises at 225 Franklin Street, Boston, Massachusetts.

         "Lease Refund" has the meaning set forth in Section 6.10(j).

         "Lien" means any pledge, lien, security interest, mortgage, claim, charge or other encumbrance of any kind whatsoever.

         "LP Units" has the meaning set forth in the Recitals.

         "Margin Share Payment" has the meaning set forth in Section 6.10(e).

         "Material Adverse Effect" means (i) with respect to Seller or its affiliates, a material adverse effect on the business, assets, financial condition, results of operations or prospects (not taking into account general economic or real estate or securities market conditions or general industry developments or the effects thereof) of the Selling Entities and Seller Designated Affiliates taken as a whole; (ii) with respect to Buyer, a material adverse effect on

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

the business, assets, financial condition, results of operations or prospects (not taking into account general economic and securities market conditions or general industry developments or the effects thereof) of Buyer; and (iii) with respect to Copley or its affiliates, a material adverse effect on the business, assets, financial condition, results of operations or prospects (not taking into account general economic or real estate or securities market conditions or general industry developments or the effects thereof) of Copley and the Copley Subsidiaries taken as a whole.

         "Maximum Revenue Target" has the meaning set forth in Schedule 1.3(a).

         "MetLife" means Metropolitan Life Insurance Company, sole owner of Buyer's general partner and owner of a majority of Buyer's LP Units, in each case through its wholly owned subsidiary, MetLife New England Holdings, Inc..

         "Minimum Revenue Target" has the meaning set forth in Schedule 1.3(a)

         "NASD" means the National Association of Securities Dealers, Inc.

         "NCGP" has the meaning set forth in the Recitals.

         "NCLP" has the meaning set forth in the Recitals.

         "NCLP Partnership Agreement" has the meaning set forth in
Section 7.1(j).

         "NCLP Qualifying Revenue" means (A) for a fiscal year NCLP's gross revenue for such fiscal year, based on the audited financial statements for NCLP for such fiscal year and (B) for the Stub Period, NCLP's gross revenue for such Stub Period, based on the unaudited financial statements for NCLP for such Stub Period, in each case determined on a consolidated basis in accordance with GAAP; provided, however, that the following shall be excluded from NCLP Qualifying
Revenue: (i) interest income, (ii) Non-Recurring Revenue, (iii) revenues associated with minority interests (other than to the extent of NCLP's interest therein, which interest shall be included in NCLP Qualifying Revenue for the fiscal period in which and to the extent that NCLP receives cash in respect thereof) and (iv) deferred fees until paid (at which time they shall be included in NCLP Qualifying Revenue).

         "NEIA" means New England Investment Associates, Inc., a Massachusetts corporation wholly owned by Copley Real Estate Advisors, Inc.

         "New Fund Agreement" has the meaning set forth in Section 6.1(b)(ii).

         "Non-Competition Period" has the meaning set forth in Section
10.4(b)(i).

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

         "Non-Recurring Revenue" means (i) all advisory fees and other advisory-related revenues that are nonrecurring in character, including without duplication (A) fees contingent on exceeding pre-established performance targets, such as incentive fees earned if the client's projected rate of return is exceeded, (B) "blow-up" fees for terminated Investment Contracts, and (C) proceeds from the sale or other disposition of Investment Contracts or any assets owned directly by NCLP and (ii) all nonadvisory revenues (other than consulting fees, brokerage fees and commissions and, insofar as they are recurring in character, revenues from partnership or other equity interests) including equity earnings on Coinvestment Capital; provided, however, that if a non-contingent fee or other revenue arising from an arrangement in effect on the date hereof is recharacterized or restructured as a fee or other revenue that is in whole or in part contingent, then, to the extent the contingent fee or other revenue is recognized by NCLP (up to the amount of the non-contingent fee as originally characterized or structured) such contingent fee shall not be treated as Non-Recurring Revenue and shall be NCLP Qualifying Revenue. For illustrative purposes, Schedule O.1K lists certain of the Investment Contracts listed on Schedules 3.19 and 4A.16 on the date hereof that generate NonRecurring Revenues and sets forth the extent to which revenues from each such Investment Contract are or are not Non-Recurring Revenues.

         "Note" has the meaning set forth in Section 1.2(a).

         "NSGP" shall have the meaning set forth in Section 1.1(c).

         "NSLP" shall have the meaning set forth in Section 1.1(c).

         "Operating Expenses" means all expenses, including Compensation Expense and the Lease Refund, if any, of NCLP and any subsidiaries determined on a consolidated basis in accordance with GAAP for the operation of NCLP, exclusive of (i) federal income taxes incurred at Copley, the Copley Subsidiaries, AEW II, AEW Hotel and any entity formed to hold the GP Interest which result from revenues generated from contracts existing at or prior to the Closing or any extension, renewal or replacement thereof, (ii) federal income taxes which are incurred by NCLP or any subsidiaries of NCLP that result from a decision by Buyer, (iii) amortization of intangibles created by or resulting from the transactions contemplated by this Agreement, (iv) Margin Share Payments and payments under the Bonus Plan, (v) Contingent Payments, (vi) expenses associated with minority interests (other than to the extent of NCLP's interest therein, which interest shall be included in Operating Expenses for the fiscal period in which and to the extent that NCLP pays cash in respect thereof) and (vii) expenses that are Buyer Restructuring Costs or that are designated pursuant to
Schedule 6.14 to be paid from the Restructuring Reserve; provided, however, that
(a) Operating Expenses shall not include any tax on goodwill resulting from the transactions contemplated by this Agreement, (b) Operating Expenses shall include taxes incurred at Buyer or Buyer subsidiaries which result from a decision, action or omission by NCLP's management (not directed by the Buyer),
(c) solely for purposes of calculating Margin Share payments, interest expense on co-investment capital, and any other interest expense to the extent offset by interest income, shall be excluded from

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

Operating Expenses and (d) costs relating to NCLP's leasehold interest at 225 Franklin Street, Boston, Massachusetts shall be adjusted as provided in the following sentence. For purposes of the calculation of Operating Expenses, NCLP's costs in respect of base rent for the leased premises at 225 Franklin Street, Boston, Massachusetts for any period shall be deemed to consist of (i) the amount payable in cash during such period by NCLP as base rental pursuant to the terms of the lease covering such premises, minus (ii) the amount of base rent payable for such premises (or any portion thereof) by any sub-tenant during such period, minus (iii) the amount of amortization during such period on a straight-line basis through July 31, 2000 of the $2.8 million deferred rent liability reflected on the AEW Pro Forma Closing Balance Sheet, plus (iv) the amount of amortization on a straight-line basis during such period of tenant improvements (such period deemed to end no later than July 31, 2000), lease commissions, free rent accorded to sub-tenants (to the extent not already taken into account in the calculation of base rental payable by sub-tenants) and moving and similar allowances accorded to sub-tenants in respect of such premises.

         "Partners I" has the meaning set forth in Section 7.2(k).

         "Partners II" has the meaning set forth in Section 7.2(l).

         "Partners II Incentive Fees" means incentive fees, carry distributions or income in respect of a carried interest, all in respect of Partners II.

         "Partnership Revenues" means, for a fiscal period, NCLP's gross revenue for such fiscal period, determined on a consolidated basis in accordance with GAAP; provided, however, that the following shall be excluded from Partnership
Revenues: (i) incentive fees allocated directly to individuals from and after the time they have been allocated, such as Partners II Incentive Fees and incentive fees or carry distributions designated to be allocated in respect of Partners I to employees of NCLP, (ii) the amount of the interest income shown on
Schedule 0.1P for the applicable fiscal period, (iii) deferred fees until paid (at which time they shall be included in Partnership Revenues), (iv) revenues associated with minority interests (other than to the extent of NCLP's interest therein, which interest shall be included in Partnership Revenues for the fiscal period in which and to the extent that NCLP receives cash in respect thereof) and (v) noncash equity earnings or gains, which earnings and gains shall be included in Partnership Revenues for the fiscal period in which cash payment is received.

         "PBGC" means the Pension Benefit Guaranty Corporation.

         "Permitted Transferee" means any Person to whom LP Units issued hereunder are transferred and who either (A) is Seller Inc., Seller Holdings or a Principal, (B) is an Equityholder who is receiving LP Units directly or indirectly from a Selling Entity and who has made written representations substantially identical to those contained in Section 3.25 (other than, in the case of a person who is not a Stockholder, subsection (e) thereof) and, to the extent that LP Units are to be transferred to such Equityholder prior to the First Quarter-

End Date, a waiver substantially identical to Section 1.2(b)(ii),
(C) has delivered to Buyer a certificate containing representations by such Person substantially identical to those representations contained in Sections 3.25(a) and (c) and such other documentation to demonstrate to Buyer's reasonable satisfaction that the transfer is exempt from registration under the Securities Act or (D) has purchased such LP Units pursuant to a sale in compliance with Rule 144 under the Securities Act or pursuant to a registered offering. Buyer acknowledges that if Permitted Transferees satisfy the requirements of Securities Act Release No. 33-6099 as interpreted by the SEC staff, they may "tack" their required holding period under Rule 144 of the Securities Act.

         "Person" means any individual, partnership, corporation, limited liability company, association, trust, joint venture, unincorporated organization, and any government, governmental department or agency or political subdivision thereof.

         "Post-Bonus Operating Margin" means for a fiscal year that percentage determined by dividing (A) (i) NCLP Qualifying Revenue for such fiscal year minus (ii) Operating Expenses for such fiscal year minus (iii) the Bonus Pool for such fiscal year plus (iv) 30% of Nonrecurring Revenues for such fiscal year by (B) NCLP Qualifying Revenue for such fiscal year, all determined on a consolidated basis in accordance with GAAP; provided, however, that such percentage may not be less than 0%.

         "Pre-Closing Restructuring Costs" means, with respect to Buyer, such portion of Buyer Restructuring Costs that relates to severance payments made prior to the Closing Date to terminated employees of Copley, it being understood that such employees shall be included in the list agreed to by Buyer and Seller of employees to be terminated prior to Closing.

         "Principals" means, collectively, Peter C. Aldrich, Joseph F. Azrack and Thomas G. Eastman, with each referred to herein as a "Principal."

         "Products and Services" has the meaning set forth in Section
10.4(a)(iv).

         "Public Partner" has the meaning set forth in Buyer's agreement of limited partnership.

         "Purchase Price" has the meaning set forth in Section 1.2(a).

         "Purchase Price LP Units" has the meaning set forth in Section 1.2(a).

         "Reich & Tang L.P." means Reich & Tang Asset Management L.P.

         "REIT" has the meaning set forth in Section 3.9(h).

         "Registration Rights Agreement" has the meaning set forth in
Section 7.3(e).

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

         "Related Agreements" means any agreement, instrument or certificate executed by Buyer, any Selling Entities or any Stockholder in connection with this Agreement, including: (i) the Note, (ii) the Employment Agreements, (iii) the Registration Rights Agreement and (iv) the Partnership Agreement.

         "Report" has the meaning set forth in Section 3.21(b).

         "Required Clients" has the meaning set forth in Section 7.2(k).

         "The Research Group" has the meaning set forth in Section 6.10(f).

         "Reserved Claims" has the meaning set forth in Section 9.5(b).

         "Restructuring" has the meaning set forth in Buyer's agreement of limited partnership.

         "Restructuring Reserve" has the meaning set forth in Schedule 6.14.

         "SEC" means the Securities and Exchange Commission.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Securities GP" has the meaning set forth in the Preamble.

         "Seller" has the meaning set forth in the Preamble.

         "Seller Designated Affiliates" means Partners II Employee Holdings, L.P., AEW II, Partners II Holdings, L.P., AEW II, L.P., AEW Securities, AEW Mexico Corporation, L.L.C., AEW Hotel Investment Limited Partnership and AEW Hotel Investment Corporation.

         "Seller Financial Statements" has the meaning set forth in
Section 3.6(c).

         "Seller Fund Reports" has the meaning set forth in Section
3.19(b)(iii).

         "Seller Holdings" has the meaning set forth in the Preamble.

         "Seller Inc." has the meaning set forth in the Preamble.

         "Seller Indemnified Parties" has the meaning set forth in Section 9.2.

         "Seller Restructuring Costs" has the meaning set forth in
Schedule 6.14.

         "Selling Entities" means Seller, Seller Holdings, Seller Inc. and Securities GP, it being understood that Seller Holdings is not selling or transferring any Assets hereunder.

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

         "State Laws" has the meaning set forth in Section 3.21(a).

         "Stockholders" means, collectively, all of the holders of capital stock of Seller Inc., with each such individual referred to herein as a "Stockholder."

         "Stub Period" means the period commencing on the Closing Date and ending on December 31, 1996.

         "Stub Ratio" has the meaning set forth in Schedule 1.3(a).

         "Taxes" means all federal, state, county, local, foreign and other taxes (including, without limitation, income, gross income, profits, premium, estimated, excise, sales, services, use, occupancy, gross receipts, franchise, license, ad valorem, severance, capital levy, production, stamp, transfer, withholding, employment, unemployment, social security, payroll and property taxes, customs duties and other governmental charges and assessments), together with any interest, additions to tax or penalties.

         "Tax Returns" means all returns, amended returns, declarations, reports, estimates, information returns and statements required or permitted to be filed in respect of Taxes.

         "Terminable Contracts" means those contracts material to any of the Selling Entities or Seller Designated Affiliates (other than Investment Contracts) which, by their terms or under applicable law, would, or would be required to, terminate as a result of the consummation of the transactions contemplated by this Agreement unless the parties' consent to the transfer of such contract is obtained, such Terminable Contracts as of the date hereof being listed on Schedule 0.1L.

         "Total Maximum Revenue Targets" has the meaning set forth on
Schedule 1.3(a).

         "Total Minimum Revenue Targets" has the meaning set forth on
Schedule 1.3(a).

         "Trading Days" means those days on which the Exchange is open for trading.

         "U-4" has the meaning set forth in Section 3.21(b).

         "UAM" means UAM Realty Advisors Investment Corp.

         "Unaudited Financials" has the meaning set forth in Section 3.6(b).

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

                                    ARTICLE I

          PARTNERSHIP CONTRIBUTION; CONSIDERATION; CONTINGENT PAYMENTS

            1.1 CONTRIBUTION OF ASSETS AND ASSUMPTION OF LIABILITIES.

         At the Closing and upon the terms and conditions set forth herein, the following actions shall occur:

                           (a) Seller shall contribute all of its Assets to
                  Buyer, Seller Inc. shall contribute all of its Investment Contracts to Buyer, the Principals shall contribute the AEW II Stock and the Hotel Stock to Buyer, and Securities GP shall contribute the GP Interest to Buyer, in each case free and clear of any Lien other than those identified in Section 3.11(a), and Buyer will assume and become responsible for the Assumed Liabilities, but in no event including the Excluded Liabilities. The contribution of the Assets of Seller, the contribution of the Investment Contracts by Seller Inc., the transfer of the AEW II Stock and the Hotel Stock, the transfer of the GP Interest and the assumption of the Assumed Liabilities contemplated by this Section 1.1(a) (together with the contribution of certain Assets of Seller and the assumption of certain Assumed Liabilities pursuant to Section 1.1(c)) are referred to in this Agreement as the "Asset Contribution." Seller, the Selling Entities or the Principals, as applicable, shall continue to be responsible for the Excluded Liabilities.

                           (b) Immediately upon completion of the events
                  described in Section 1.1(a), Buyer shall contribute to NCLP
                  (i) subject to the Assumed Liabilities but not the Excluded Liabilities, the Assets of Seller, Seller Inc.'s Investment Contracts, the AEW II Stock, the Hotel Stock and the GP Interest, (ii) all of the issued and outstanding shares of capital stock of Copley (the "Copley Stock") and (iii) the Copley Partnership Interests, and NCLP shall assume and become responsible for the Assumed Liabilities. Buyer's contribution to NCLP described in the preceding sentence shall occur in such a way that appropriate percentages of each of Seller's Assets, Seller Inc.'s Investment Contracts, the GP Interest, the AEW II Stock, the Hotel Stock, the Copley Stock and the Copley Partnership Interests (such percentages to be determined in the sole discretion of Buyer and its affiliates) are first contributed directly or indirectly through one or more subsidiaries to NCGP and are then contributed by NCGP to NCLP in exchange for a general partnership interest in NCLP. The remainder of Seller's Assets, Seller Inc.'s Investment Contracts, the GP Interest, the AEW II Stock, the Hotel Stock, the Copley Stock and the Copley Partnership Interests shall be contributed directly by Buyer to NCLP in exchange for a limited partnership interest in NCLP. NCLP may contribute directly or indirectly through one or more subsidiaries the GP Interest, the

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

                  AEW II Stock, the Hotel Stock, the Copley Stock and the Copley Partnership Interests to one or more wholly owned (directly or indirectly) subsidiaries of NCLP.

                           (c) NATIONAL SERVICER GROUP. Anything in this
                  Agreement to the contrary notwithstanding, if Seller so requests of Buyer in writing, the Assets of Seller attributable to its National Servicer Group, including without limitation the FDIC Agreement, shall not be contributed to NCLP, nor shall the Assumed Liabilities attributable to such National Servicer Group be assumed by NCLP; but Buyer shall instead contribute such Assets to a separate Delaware limited partnership ("NSLP") the limited partnership interests in which shall be held directly or indirectly through one or more subsidiaries (which subsidiaries are not NCLP, NCGP or subsidiaries of either of them) by the Buyer and the general partnership interest in which shall be held by a newly organized Massachusetts corporation ("NSGP") all of the outstanding capital stock of which shall be held directly by the Buyer, and the Buyer shall cause NSLP to assume such Assumed Liabilities; and, following the Closing, the operations previously conducted by Seller's National Servicer Group shall be carried on by NSLP. The agreement of limited partnership of NSLP shall be in substantially the same form as the NCLP Partnership Agreement. Buyer's contribution to NSLP described in this Section 1.1(c) shall occur in such a way that an appropriate percentage of Seller's Assets attributable to its National Servicer Group (such percentage to be determined in the sole discretion of Buyer) is first contributed directly or indirectly through one or more subsidiaries to NSGP and is then contributed by NSGP to NSLP in exchange for a general partnership interest in NSLP. The remainder of Seller's Assets attributable to its National Servicer Group shall be contributed directly by Buyer to NSLP in exchange for a limited partnership interest in NSLP. The current intention of the parties hereto, without prejudice to Buyer's rights under Massachusetts law as sole stockholder of NSGP, is that the board of directors of NSGP will consist of two members who shall initially be one representative designated by the Buyer and one representative from among the senior management of NSLP.

         1.2      CONSIDERATION FOR PARTNERSHIP CONTRIBUTIONS.

                           (a) PURCHASE PRICE. In consideration for the Asset
                  Contribution, the aggregate purchase price (the "Purchase Price") shall be $67.5 million, payable at the Closing as follows: (A) $52.5 million in cash (the "Cash Consideration"),
                  (B) $10.0 million in LP Units (the "Purchase Price LP Units") valued at the Exchange Price and (C) $5.0 million by promissory note (the "Note") in substantially the form of
                  Exhibit 1.2(a). The Purchase Price shall be allocated among the Selling Entities as set forth on Schedule 1.2(a).

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

                           (b) LP UNITS.

                                    (i) Except as otherwise described in this
                           Section 1.2(b) and except as to restrictions on transferability set forth in Sections 3.25(a) and 3.25(c), the rights of a holder with respect to each LP Unit issued hereunder as to distributions from Buyer will (subject to the proviso which follows) be identical to the rights of holders of LP Units listed on the Exchange; provided, however, that distributions in respect of the calendar quarter in which the Closing Date occurs made to holders of any of the Purchase Price LP Units that are holders of record on the First Quarter-End Date shall equal on a per LP Unit basis the distributions made for such quarter in respect of each LP Unit listed on the Exchange multiplied by a fraction, the numerator of which is equal to the number of days between the Closing Date and the First Quarter-End Date and the denominator of which is equal to the number of days in the calendar quarter in which the Closing Date falls. Except as provided above in this Section 1.2(b), Buyer will treat the LP Units issued hereunder as possessing the same book capital accounts (on a per LP Unit basis) and as entitled to the same distributions (including distributions in complete liquidation of Buyer) as LP Units traded on the Exchange and will, to the extent permitted by applicable law, treat each LP Unit issued hereunder as fungible with LP Units listed on the Exchange following the sale of such LP Unit in a public market. Buyer may adopt such conventions as are necessary or desirable to obtain the foregoing results.

                                    (ii) Each of the Selling Entities and the
                           Principals waives any right to receive any quarterly distribution for LP Units in respect of the quarter ending on the First Quarter-End Date except as set forth in this Section 1.2(b).

                           (c) CALCULATION OF LP UNITS. In calculating the number of LP Units to be issued to the Selling Entities, any remaining amount not issuable in a whole number of LP Units, shall be paid in cash.

         1.3 CONTINGENT PAYMENT. In addition to the Purchase Price, Buyer will pay up to $35.0 million (plus accruals as and to the extent provided below) as follows:

                           (a) Within 90 days following the Buyer's receipt of
                  audited financial statements of NCLP for each of fiscal 1997, 1998 and 1999, Buyer shall pay in cash (as described below) an amount (a "Contingent Payment", such term not to include any additional accruals as described below) equal to (i) the product of (i) $11.667 million and (ii) a fraction, the numerator of which equals the excess of

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

                  NCLP Qualifying Revenue for such year over the Minimum Revenue Target for such year set forth on Schedule 1.3(a) and the denominator of which equals the difference between the Minimum Revenue Target and Maximum Revenue Target for such year set forth on Schedule 1.3(a); provided, however, that the fraction described by the foregoing clause (ii) shall not be greater than 1.0 nor less than zero. In addition, in the event that the aggregate amount of Contingent Payments for fiscal 1997, 1998 and 1999 (prior to any increase pursuant to this sentence) is less than $35.0 million, the payment in respect of fiscal 1999 shall be increased by an amount equal to (i)
                  (A) the excess of the aggregate NCLP Qualifying Revenue for fiscal 1997, 1998 and 1999 over the Total Minimum Revenue Targets for such years divided by (B) the difference between the Total Maximum Revenue Targets for such years and the Total Minimum Revenue Targets for such years and multiplied by (C) $35.0 million minus (ii) the aggregate Contingent Payments for the three years (prior to any increase pursuant to this sentence); provided, however, that the number described by the foregoing clause (i) shall not exceed $35.0 million (excluding additional accruals described below). Minimum Revenue Targets and Maximum Revenue Targets are determined and are subject to adjustments as provided in Schedule 1.3(a).

                           (b) Of the Contingent Payments described above, if
                  any, the first $10.0 million shall be paid as follows: (i) 15% shall be paid to Seller and (ii) the remaining 85% shall be allocated by NCLP's President and Chief Executive Officer pro rata as follows: 20% to each of the Principals and 40% among certain employees of NCLP, in each case in consideration for their execution of employment and noncompetition agreements with NCLP, which Principals and employees are listed on
                  Schedule 1.3(b). Accruals on the first $10.0 million of Contingent Payments to be paid hereunder shall be effected from the Closing Date through December 31, 1997 at the rate of 6.16% per annum compounded annually at each calendar year-end. Accruals shall continue to be effected on the unpaid portion of the $10.0 million at the rate of 6.54% per annum compounded annually at each calendar year-end from and after January 1, 1998 and until all such $10.0 million has been paid. All such accruals shall be paid at the time of payment of, and to the recipient of, the Contingent Payment in respect of which such accruals have been effected (with no such accruals to be payable in respect of any Contingent Payment or portion thereof which does not become payable). Payments of accruals, if any, shall be in addition to and not included in the $10.0 million of Contingent Payments described in this Section 1.3(b).

                           (c) Following payment of an aggregate of $10.0
                  million in Contingent Payments, the next $5.0 million of such payments shall be paid as follows: (i) 15% shall be paid to Seller and (ii) the remaining 85% shall be allocated by

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

                  NCLP's President and Chief Executive Officer among those Principals and employees listed on Schedule 1.3(b) in the manner described in Section 1.3(b) above, in consideration for their execution of employment and noncompetition agreements with NCLP, but no accruals shall be effected on any unpaid portions of such $5.0 million.

                           (d) Following payment of an aggregate of $15.0
                  million in Contingent Payments, the remaining such payments, if any, shall be allocated by NCLP's President and Chief Executive Officer among employees of NCLP listed on Schedule 1.3(b) in consideration for their execution of employment and noncompetition agreements with NCLP, but no accruals shall be effected on any such payments.

                           (e) In the event of forfeiture (pursuant to
                  arrangements made by NCLP's President and Chief Executive Officer) by any employee of NCLP of any Contingent Payment allocated to him or her pursuant to this Section 1.3, such Contingent Payment shall be reallocated by NCLP's President and Chief Executive Officer among NCLP employees.

                           (f) Reference is made to Buyer's right to set-off
                  against Contingent Payments any claims made by any Buyer Indemnified Party as described in Section 9.4. Any such set-off to a Contingent Payment shall be included in the amount of the Contingent Payment such that the amount of the Contingent Payment made pursuant to Section 1.3 is not deemed reduced by any set-off.

                           (g) In calculating the Contingent Payment in respect
                  of 1997 and any additional payment for 1999, NCLP Qualifying Revenue for 1997 shall be deemed to include NCLP Qualifying Revenue for the Stub Period.


                                   ARTICLE II

                                     CLOSING

         2.1 The closing of the initial transactions contemplated by this Agreement (the "Closing") will take place at 10:00 a.m. on December 9, 1996 at the offices of Ropes & Gray, One International Place, Boston, Massachusetts, or at such other time and place as the parties hereto may mutually agree upon (the "Closing Date"). At the Closing, the following shall occur (and shall be deemed to occur simultaneously):

                           (a) Securities GP shall deliver to Buyer instruments
                  reflecting the transfer to Buyer of the GP Interest as provided in Section 1.1(a);

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

                           (b) The Principals shall deliver to Buyer
                  certificates representing the AEW II Stock and the Hotel Stock accompanied by duly executed stock powers reflecting the transfer of such stock to Buyer as provided in Section 1.1(a);

                           (c) Seller shall deliver to Buyer any contribution,
                  assignment and other instruments relating to the Asset Contribution as Buyer and its counsel reasonably request to effect the contribution and transfer of the Assets of Seller to Buyer as provided in Sections 1.1(a) and 1.1(c);

                           (d) Seller Inc. shall deliver to Buyer instruments
                  reflecting the transfer to Buyer of its Investment Contracts as provided in Section 1.1(a) and 1.1(c);

                           (e) Buyer shall deliver to Seller such instruments as
                  Seller and its counsel reasonably request to effect the assumption by Buyer of the Assumed Liabilities as provided in
                  Section 1.1(a) and 1.1(c);

                           (f) Buyer shall deliver to the Selling Entities and
                  Principals designated on Schedule 1.2(a) as receiving LP Units certificates representing the Purchase Price LP Units as provided in Section 1.2(a) and such Selling Entities and Principals shall be duly admitted to Buyer as limited partners holding, in the aggregate, the Purchase Price LP Units;

                           (g) Buyer shall deliver to the Selling Entities and
                  Principals, in accordance with Schedule 1.2(a), (i) the Cash Consideration by wire transfer of immediately available funds pursuant to instructions provided by Seller to Buyer not later than two days prior to Closing and (ii) the Note, all as provided in Section 1.2(a);

                           (h) Buyer shall deliver any contribution, assignment
                  and other instruments as Seller and its counsel reasonably request to evidence the contribution of Seller's Assets, Seller Inc.'s Investment Contracts, the GP Interest, the AEW II Stock, the Hotel Stock, the Copley Stock and the Copley Partnership Interests from Buyer to NCLP and the assumption of the Assumed Liabilities by NCLP, all as described in Section 1.1(b) of this Agreement; and

                           (i) The Selling Entities and the Principals shall
                  deliver to Buyer, and Buyer shall deliver to the Selling Entities and the Principals, the various certificates, instruments and documents referred to in Article VII.

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

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES
                       OF SELLING ENTITIES AND PRINCIPALS

         The Selling Entities and the Principals hereby make the representations and warranties set forth below in this Article III, jointly and severally, to Buyer. Notwithstanding the foregoing, the liability of each Principal in respect of the representations and warranties set forth in this Article shall be limited to the lesser of 331/3% of the Principals' collective liability or $10.0 million.

         3.1      ORGANIZATION; GENERAL PARTNER AND LIMITED PARTNERSHIP
AUTHORITY.

                           (a) Each of Seller and Seller Holdings is a Delaware
                  limited partnership duly formed, validly existing and in good standing. Each of AEW II, AEW Hotel and Securities GP is a Delaware corporation, duly organized, validly existing and in good standing. Seller Inc. is a Massachusetts corporation, duly organized, validly existing and in good standing. Each of the Selling Entities has full power and authority to own or lease and use its properties and assets, to carry on its business as such business is now conducted, to execute and deliver this Agreement, and to consummate the transactions contemplated hereby.

                           (b) Each of the Selling Entities, Seller Designated
                  Affiliates and AEW Client Entities possesses all licenses, franchises, permits and other rights necessary to conduct its business as such business is now or proposed to be conducted, except where failure to possess such licenses, franchises, permits and other rights would not, individually or in the aggregate, have a Material Adverse Effect. Each of the Selling Entities, Seller Designated Affiliates and AEW Client Entities is duly authorized to conduct business, validly existing and in good standing under the laws of each jurisdiction in which the nature of its business or the ownership of or leasing of its properties requires such qualification except where the failure to be so authorized, validly existing and in good standing would not, individually or in the aggregate, have a Material Adverse Effect.

         3.2 CHARTER, BY-LAWS, AGREEMENTS OF LIMITED PARTNERSHIP AND MINUTES. True, correct and complete copies of the respective certificates of incorporation, certificates of limited partnership, limited partnership agreements, limited liability company agreements, and by-laws of each of the Selling Entities and the Seller Designated Affiliates and the minutes of meetings of the board of directors and of the partners (or consents in lieu thereof) for meetings through September 13, 1996 (excluding any portion thereof which reflects deliberations as to the transactions contemplated hereby and other than minutes of

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

meetings held after September 13, 1996, which shall have been provided to Buyer prior to the Closing, and other than an amendment to Seller Inc.'s Articles of Organization in substantially the form provided to Buyer and its counsel) of each of the Selling Entities and the Seller Designated Affiliates have been furnished to Buyer before the date hereof. There will have been no subsequent amendments or other modifications (other than amendments and modifications contemplated by this Agreement or to which Buyer has consented in writing or which are not relevant to the transactions contemplated hereby) of such documents or minutes before the Closing Date.

         3.3      AUTHORITY.

                           (a) Each of the Selling Entities and the Principals
                  has full right, power and authority to execute, deliver and perform this Agreement and the Related Agreements to which it is a party, all proper actions of the partners and the board of directors, and, as of the Closing Date, the Stockholders, as the case may be, of the Selling Entities authorizing the execution, delivery and performance hereof and thereof having been taken. This Agreement has been duly executed and delivered by the Selling Entities and the Principals and, subject to Stockholder approval, constitutes, and the other Related Agreements to which they will be a party when executed and delivered, will be duly executed and delivered and, subject to Stockholder approval, will constitute, valid and legally binding obligations of the Selling Entities and Principals enforceable in accordance with their respective terms, except as the enforceability thereof may be subject to or limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting the rights of creditors generally, equitable principles and judicial limitations upon the enforcement of certain types of obligations. There are no proceedings or actions pending or, except as contemplated in this Agreement or the Related Agreements, contemplated to dissolve the Selling Entities.

                           (b) Each of the Employment Agreements has been
                  executed and delivered by each employee to be party thereto pursuant to Section 7.2(d) as of the date hereof, will be in full force and effect as of the Closing, and will constitute valid and legally binding obligations of each such employee, enforceable in accordance with its terms, except as the enforceability thereof may be subject to or limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting the rights of creditors generally, equitable principles and judicial limitations upon the enforcement of certain types of obligations.

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

         3.4      NO VIOLATION.

                           (a) Neither the execution and delivery by the Selling
                  Entities and the Principals of this Agreement or of any Related Agreement to which the Selling Entities and the Principals may be a party, nor consummation of the transactions herein or therein contemplated, nor compliance with the terms, conditions and provisions hereof or thereof will conflict with or violate any provision of law or the certificate of limited partnership, certificate of incorporation, certificate of formation, limited partnership agreement, limited liability company agreement or by-laws of the Selling Entities, Seller Designated Affiliates or AEW Client Entities, or result in a violation or default in any provision of any regulation, order, writ, injunction or decree of any court or governmental agency or authority, agreement or instrument (including Investment Contracts) to which any of the Selling Entities, Principals, Seller Designated Affiliates or AEW Client Entities is a party or by which any of them is bound or to which any of them is subject, or constitute a default thereunder or result in the creation or imposition of any Lien upon the Assets of Seller, Seller Inc.'s Investment Contracts, the AEW II Stock, the Hotel Stock or the GP Interest pursuant to the terms of any such agreement or instrument (except as contemplated by this Agreement or where such violation or default would not have, individually or in the aggregate, a Material Adverse Effect), assuming that all of the consents contemplated by Sections 6.1 and 6.2 have been received and provided that the actions contemplated by Article VII are taken and the provisions of 15 U.S.C. Section 18(a) and (b) (the "HSR Act") shall have been complied with pursuant to Section 7.1(b). The parties recognize that consummation of the transaction contemplated herein will result in the automatic termination of Seller's investment advisory agreements relating to its individual accounts and to the Funds and that new agreements may only be entered into by NCLP in accordance with the procedures established by the Investment Company Act, the Investment Advisers Act and the regulations promulgated thereunder.

                           (b) Neither the execution and delivery by any
                  Stockholder of any Related Agreement, nor the consummation of the transactions therein contemplated, nor compliance with the terms, conditions and provisions thereof will conflict with or violate any provision of law or of the statutes of incorporation, certificate of incorporation or articles of organization and by-laws of such party, or result in a violation or default in any provision of any regulation, order, writ, injunction or decree of any court or governmental agency or authority or of any agreement or to which any such party is subject, or constitute a default thereunder or result in the creation or imposition of any Lien upon the Assets of such party pursuant to the terms of any such agreement or instrument (except as contemplated by this Agreement) assuming that all of the consents contemplated by Sections 6.1 and 6.2 have been received and provided that the actions contemplated by

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

                  Article VII are taken and the provisions of the HSR Act shall have been complied with pursuant to Section 7.1(b).

         3.5 APPROVALS. No approval, authorization, order, license or consent of or registration, qualification or filing with any governmental authority and no approval or consent by any other person or entity is required in connection with the execution, delivery or performance by the Selling Entities, or any Principal as the case may be, of this Agreement and the Related Agreements, other than as contemplated by Article VII.

         3.6      FINANCIAL STATEMENTS.

                           (a) Seller has delivered to Buyer audited
                  consolidated balance sheets of each of Seller, Seller Inc. and Securities GP as at the close of its fiscal years ended October 31, 1993 through October 31, 1995, together with the related consolidated statements of operations, changes in stockholders' equity and cash flows for the fiscal years then ended, certified by Coopers & Lybrand L.L.P., all of which financial statements (including the notes thereto) for such periods are collectively called the "Audited Financials" and are attached as Schedule 3.6(a).

                           (b) Seller has delivered to Buyer (i) for each of
                  Seller, Seller Inc. and Securities GP, an unaudited consolidated balance sheet as of July 31, 1996 and the related consolidated statements of operations for the nine months then ended and (ii) for AEW II, an unaudited consolidated balance sheet as of June 30, 1996 and the related consolidated statements of operations, changes in stockholders' equity and cash flows for the period ended June 30, 1996 since inception on May 8, 1996, and Seller will deliver to Buyer prior to the Closing for each such entity an unaudited consolidated balance sheet as of the last day of each month and each quarter after the date hereof and before the Closing Date, together with unaudited consolidated statements of operations for the post-October 31, 1995 period (or post June 30, 1996 period in the case of AEW II) ending on each such date and, in the case of the financial statements for the month immediately preceding the month in which the Closing occurs, for the corresponding period for the prior year, to the extent available, certified by the principal financial and accounting officer of the respective Selling Entity, which balance sheet, financial statements (including the notes thereto) and unaudited financial statements of Seller, Seller Inc., Securities GP and AEW II are referred to collectively as the"Unaudited Financials" and are or prior to the Closing will be attached as Schedule 3.6(b).

                           (c) Seller has delivered to Buyer unaudited balance
                  sheets of each of AEW Securities, Commonwealth, AEW Hotel Investment Limited Partnership and AEW Hotel Investment Corporation as at the close of its fiscal years ended

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

                  October 31, 1993 through October 31, 1995, together with the related statements of operations, changes in stockholders' equity (or partners' capital, as applicable) and cash flows for the fiscal years then ended, to the extent available, certified by Seller's principal financial and accounting officer, all of which financial statements (including the notes thereto) for such periods are collectively called the "AEW Subsidiary Financials" and are attached as Schedule 3.6(c). The Audited Financials, the Unaudited Financials and the AEW Subsidiary Financials are hereinafter sometimes collectively referred to as the "Seller Financial Statements."

                           (d) The Seller Financial Statements, when delivered
                  in accordance with this Agreement, will fairly present the financial position, results of operations, changes in stockholders' equity (or partners' capital, as applicable) and cash flows of Seller, Seller Inc., AEW II, Securities GP, AEW Securities, Commonwealth, AEW Hotel Investment Limited Partnership and AEW Hotel Investment Corporation, as the case may be, on the dates thereof and for the fiscal periods then ended, in accordance with GAAP (except for normal recurring year-end accruals, which are not individually or in the aggregate material, omitted from the AEW Subsidiary Financials and the Unaudited Financials) which shall have been applied on a basis consistent with prior periods. The Seller Financial Statements reflect or provide for claims against and debts and liabilities of Seller, Seller Inc., AEW II, Securities GP, AEW Securities, Commonwealth, AEW Hotel Investment Limited Partnership and AEW Hotel Investment Corporation, as the case may be, absolute, accrued, contingent or otherwise, as at the dates thereof to the extent so required to be reflected or provided in accordance with GAAP.

         3.7 NO ADVERSE CHANGE. Since October 31, 1995, (a) there has been no Material Adverse Effect; (b) there have been no distributions paid or declared to the partners or stockholders of any Selling Entity except as reflected in the Seller Financial Statements or disclosed to Buyer in Schedule 3.7(b); (c) none of the Selling Entities or Seller Designated Affiliates has issued or sold any interest, option, note or other security of any Selling Entities or Seller Designated Affiliate, except as indicated on Schedule 3.7(c); and (d) the physical properties owned or leased by any Selling Entities or Seller Designated Affiliates have not suffered any destruction or damage, regardless of whether or not the loss suffered was insured, that could have, individually or in the aggregate, a Material Adverse Effect.

         3.8      SUBSIDIARIES.

                           (a) Seller owns a 33% membership interest in AEW
                  Mexico Corporation, L.L.C.; a 50% membership interest in Commonwealth; a 99% limited partnership interest in AEW Hotel Investment Limited Partnership, which in turn owns a 1% general partnership interest in Harbor Hospitality; and

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                  1,000 general partner units in Partners II Employee Holdings,
                  L.P., which in turn owns a 99% limited partnership interest in Partners II Holdings, L.P. Seller Inc. owns a 99.97% general partnership interest in Seller Holdings. Seller Holdings owns an 87% general partnership interest in Seller as of the date hereof and a 99% general partnership interest in Seller as of the Closing Date. The Principals collectively own 2,176,127 shares of capital stock of Seller Inc., which shares represent 80% of the issued and outstanding shares of capital stock of such corporation; a .03% limited partnership interest in Seller Holdings; 300 shares of capital stock of Securities GP, which shares represent all of the issued and outstanding shares of capital stock of such corporation, which corporation in turn owns a 1% general partnership interest in AEW Securities; 300 shares of capital stock of AEW Hotel Investment Corporation, which shares represent all of the issued and outstanding shares of capital stock of such corporation, which corporation in turn owns a 1% general partnership interest in AEW Hotel Investment Limited Partnership; and 3,000 shares of capital stock of AEW II, which shares represent all of the issued and outstanding shares of capital stock of such corporation, which corporation in turn owns a 1% general partnership interest in Partners II Holdings, L.P., which in turn owns a 10.714% general partnership interest in AEW II, L.P., which in turn owns a 9.722% general partnership interest in AEW Partners II, L.P.

                           (b) Except for those ownership interests by the
                  Selling Entities listed above in Section 3.8(a), neither the Selling Entities nor the Seller Designated Affiliates own, directly or indirectly, any of the capital stock of or any other equity interest in any corporation, association, trust or similar entity, any interest in the equity of any partnership, or similar entity, any share in any joint venture, or any other equity or proprietary interest in any entity or enterprise, however organized and however such interest may be denominated or evidenced, except for capital stock and other equity interests listed on Schedule 3.8, all of which are held solely for investment purposes. Furthermore, neither the Selling Entities nor the Seller Designated Affiliates have any rights, options, subscriptions, warrants or other agreements of any kind to purchase or otherwise to receive or be issued any shares of such capital stock, or securities or obligations of any kind convertible into shares of such capital stock, existing in favor of any Person.

         3.9      TAXES.

                           (a) All federal Tax Returns required by applicable
                  law to be filed by Seller, Seller Inc. and the Seller Designated Affiliates through the date hereof have been timely filed, or requests for extensions have been timely filed, granted, and have not yet expired. Except as would not, individually or in the

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

                  aggregate, have a Material Adverse Effect, (i) all non-federal Tax Returns required by applicable law to be filed by Seller, Seller Inc. and the Seller Designated Affiliates and (ii) all Tax Returns required by applicable law to be filed by each AEW Client Entity through the date hereof have been timely filed, or requests for extensions have been timely filed, granted and have not yet expired. Each of the federal Tax Returns filed by either Seller, Seller Inc. or any Seller Designated Affiliate in cases where any such person is required to pay a Tax liability directly, correctly and accurately reflects the amount of its Tax liability and any other material information required to be set forth on such Tax Return, and, in all other cases, correctly and accurately reflects such person's income, gains, losses, deductions and credits for the relevant fiscal year (or other period) and any other material information required to be set forth on such Tax Return. Except as would not have, individually or in the aggregate, a Material Adverse Effect, (i) each of the non-federal Tax Returns filed by either Seller, Seller Inc. or any Seller Designated Affiliate and (ii) each of the Tax Returns filed by any AEW Client Entity, in cases where any such person is required to pay a Tax liability, directly, correctly and accurately reflects the amount of its Tax liability and any other material information required to be set forth on such Tax Return, and, in all other cases, correctly and accurately reflects such person's income, gains, losses, deductions and credits for the relevant fiscal year (or other period) and any other material information required to be set forth on such Tax Return. All Taxes shown on filed Tax Returns, or to be shown on Tax Returns that have been extended but not yet filed, have been paid. In the case of Taxes required to be paid directly by Seller, Seller Inc., any Seller Designated Affiliate or any AEW Client Entity for any period ending on or prior to the date hereof for which no Tax Return is yet due, all such Taxes have been adequately reserved for on the books of Seller, Seller Inc. or the respective Seller Designated Affiliate or AEW Client Entity. Except with respect to those matters set forth on Schedule 3.9(a), no audit examination of any Tax Return of Seller, Seller Inc., any Seller Designated Affiliate or any AEW Client Entity is in progress and neither Seller, Seller Inc. nor any Seller Designated Affiliate nor any AEW Client Entity nor any partner or stockholder of any of them has been notified by any Tax authority that any such audit examination is contemplated. Except with respect to those matters set forth on Schedule 3.9(a), there is no Tax deficiency or claim for additional federal Taxes or interest thereon or penalties in connection therewith asserted against Seller, Seller Inc. or any Seller Designated Affiliate which claim would have a Material Adverse Effect. Except with respect to those matters set forth on
                  Schedule 3.9(a) or as would not, individually or in the aggregate, have a Material Adverse Effect, there is no Tax deficiency or claim for additional non-federal Taxes or interest thereon or penalties in connection therewith asserted against Seller, Seller Inc. or any Seller Designated Affiliate. Except with respect to those matters set forth on
                  Schedule 3.9(a) or as would not, individually or in the aggregate, have a Material

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                  Adverse Effect, there is no Tax deficiency or claim for
                  additional Taxes or interest thereon or penalties in connection therewith asserted against any AEW Client Entity. The Tax Returns filed by Seller, Seller Inc., each Seller Designated Affiliate or any AEW Client Entity to date have not been audited. No claim has ever been made by an authority in a jurisdiction where Seller, Seller Inc., any Seller Designated Affiliate or any AEW Client Entity does not file reports or returns that any such person not filing reports or returns in that jurisdiction is or may be, or its partners are or may be, subject to taxation by that jurisdiction which has not yet been resolved, or if resolved and any amount was determined to be payable, in respect of which such amount has not yet been paid. There are no Liens on the GP Interest, the AEW II Stock, the Hotel Stock or any of the Assets of Seller, Seller Inc., any Seller Designated Affiliate or any AEW Client Entity that arose in connection with any failure to pay Taxes. Neither Seller, Seller Inc. nor any Seller Designated Affiliate nor any AEW Client Entity nor any partner or shareholder of any of them on behalf of such entity has ever, in the case of Seller, Seller Inc., any Seller Designated Affiliate or any AEW Client Entity, entered into a closing agreement or, in the case of a partner of any such Selling Entity or Seller Designated Affiliate that is a partnership, entered into a closing agreement in respect of a deficiency or other matter arising in connection with ownership of a partnership interest in any such entity pursuant to Section 7121 of the Code or any similar provision of state law. Except as set forth on
                  Schedule 3.9(a), neither Seller, Seller Inc. nor any Seller Designated Affiliate nor any AEW Client Entity nor any partner or shareholder of any of them on behalf of such entity is a party to any tax allocation or tax sharing agreements. Except as set forth on Schedule 3.9(a), neither Seller, Seller Inc. nor any Seller Designated Affiliate nor any AEW Client Entity nor any partner or shareholder of any of them on behalf of such entity has agreed to, or is required to, make any adjustments under Section 481(a) of the Code by reason of a change in accounting method or otherwise.

                           (b) Neither Seller, Seller Inc. nor any Seller
                  Designated Affiliate, nor any AEW Client Entity nor any partner or shareholder of Seller, Seller Inc., or any such Seller Designated Affiliate or any AEW Client Entity (in the case of any such partner or shareholder, acting on behalf of Seller, Seller Inc., such Seller Designated Affiliate or such AEW Client Entity) has executed an extension or waiver, that is currently in effect, of any statute of limitations in respect of the assessment or collection of any Tax due or in respect of any adjustment to any Tax Return.

                           (c) Adequate provision for any Taxes of Seller,
                  Seller Inc., each Seller Designated Affiliate and each AEW Client Entity due or to become due, in respect of its assets, properties, businesses and operations (i) for any period or periods through and including October 31, 1995, has been made and is reflected

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

                  in the October 31, 1995 financial statements, and (ii) for any subsequent periods ending on or prior to the date hereof, has been made and is reflected on the books of the relevant entity.

                           (d) Except as set forth on Schedule 3.9(d), deferred
                  Taxes of Seller, Seller Inc., each Seller Designated Affiliate and each AEW Client Entity have been provided for in accordance with GAAP, except for such failures to so provide that would not, individually or in the aggregate, have a Material Adverse Effect.

                           (e) Each Seller Designated Affiliate or AEW Client
                  Entity that purports to be a corporation for federal and state income tax purposes:

                                    (i) has not filed a consent under Code
                           section 341(f) concerning collapsible corporations;

                                    (ii) has not made any payments, incurred an
                           obligation to make any payments or become party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Code section 280G;

                                    (iii) has not (A) been a member of an
                           affiliated group filing a consolidated Tax Return or
                           (B) incurred any liability for the Taxes of any Person under Treasury regulation ss.1.1502-6 (or any similar provision of state, local or foreign law) as a transferee or successor, by contract or otherwise; and

                                    (iv) if intended to be an S Corporation, has
                           properly elected to be taxed as an S Corporation under Subchapter S of the Code, has properly been taxed as an S Corporation since its filing of an election to be treated as such and has no net unrealized built-in gains, as defined in Section 1374(d)(1) of the Code or under any similar provisions of state or local law.

                           (f) Seller Inc. has properly elected to be taxed as
                  an S Corporation under Subchapter S of the Code and has properly been taxed as an S Corporation since its filing of an election to be treated as such.

                           (g) Seller, each Seller Designated Affiliate and each
                  AEW Client Entity that purports to be a partnership for federal income tax purposes is, and at all times since its formation has been, and immediately after the Closing will be, properly classified for federal and state income tax purposes as a partnership

                                      -33-
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

                  that is not publicly traded (within the meaning of Section 7704 of the Code) (and not as a publicly traded partnership, association or corporation).

                           (h) No Seller Designated Affiliate or AEW Client
                  Entity has elected or has represented to be classified as a real estate investment trust (a "REIT") for federal or state income tax purposes within the meaning of Code Section 856 or similar provision of state law.

                           (i) Each other Seller Designated Affiliate or AEW
                  Client Entity that purports to be a pass-through entity for federal and state income tax purposes is, and at all times since its formation has been, and immediately after the Closing will be, properly classified for federal and state income tax purposes as a pass-through entity.

                           (j) Except as would not have a Material Adverse
                  Effect or except as arises from an action of NCLP after Closing (other than the carrying out of allocation provisions in place prior to Closing), (i) no Client has a valid claim against any Selling Entity or Seller Designated Affiliate arising from the failure of any Seller Designated Affiliate or AEW Client Entity that is intended to satisfy the requirements of Code Section 514(c)(9) to satisfy such requirements at any time since its inception, nor (ii) will any Client have any such claim against Buyer, NCLP or any Selling Entity immediately after Closing.

                           (k) To Seller's Knowledge and except as would not
                  have a Material Adverse Effect, no Client has a valid claim against any Selling Entity or any Seller Designated Affiliate as a result of the failure of any Tax Return provided by Seller, Seller Inc., any Seller Designated Affiliate or any AEW Client Entity to a tax-exempt partner or to a pass-through partner with tax-exempt partners to correctly identify those items of income that constitute "unrelated business taxable income" as defined in Section 512 of the Code in the hands of such partner.

                           (l) Schedule 3.9(l) correctly identifies as of the
                  close of the most recent fiscal year ended prior to the date hereof, with respect to Seller, Seller Inc., each Seller Designated Affiliate, Partners I and Partners II, each asset that has, or at the time of contribution to Seller, Seller Inc., or any Seller Designated Affiliate had, built-in gain or loss, the identity of the partner who contributed such asset, and the amount of income, gain, loss or deduction remaining that would be recognized by such partner if the asset were sold at their carrying values at Closing.


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

                           (m) Schedule 3.9(m) correctly identifies, with
                  respect to Seller, Seller Inc., each Seller Designated Affiliate, Partners I and Partners II, the tax basis of each asset owned respectively by such entities.

                           (n) Except as identified on Schedule 3.9(n), there
                  will be no partnership terminations under Section 708(b)(1)(B) as a result of the transactions contemplated by this Agreement.

                           (o) Except as set forth on Schedule 3.9(o), neither
                  Seller, Seller Inc., nor any Seller Designated Affiliate nor any AEW Client Entity (i) files or is required to file foreign Tax Returns or (ii) has any income from sources outside the United States.

                           (p) The aggregate basis of Seller on the Closing Date
                  in AEW Hotel Investment Limited Partnership will be approximately $328,000.

                           (q) To the actual knowledge of the executive officers
                  of Seller and Seller, Inc., the transactions contemplated by this Agreement will not cause the business of Seller or of any Seller Designated Affiliates to be subject to any additional Tax on operations (other than increased income taxes, if any, resulting from increased revenue, taxes resulting from treatment of AEW II, AEW Hotel or any entity formed to hold the GP Interest as a C Corporation from and after the Closing or tax on goodwill resulting from the transactions contemplated by this Agreement).

         3.10 INTERESTED PARTIES. Except for business expenses incurred in the ordinary course of business, no current or former officer, employee, director, stockholder or partner of any of the Selling Entities, except as set forth on
Schedule 3.10, has any loan (except participant loans under Seller Employee Benefit Plans as permitted by applicable law) or other obligation outstanding to or from any of the Selling Entities, or for which any of the Selling Entities is or may be liable under a guaranty or otherwise. Except for such interests set forth on Schedule 3.10 that would not, individually or in the aggregate, have a Material Adverse Effect, no Principal or to the Knowledge of Seller no officer or director of any Selling Entity has any interest in any firm, person or entity (other than as an officer, director, stockholder or partner) with which Seller has entered into any contract or lease, or with which Seller does business and which would influence that person in doing business with Seller. Except as set forth on Schedule 3.10, no officer or director of any Selling Entity or any Principal has any interest, directly or indirectly, in any firm, person or entity established for the benefit of any client or clients of Seller or any Seller Designated Affiliates. On or before the Closing Date, Seller shall have delivered to Buyer Schedule 3.10(a) setting forth for each director and officer of each Selling Entity who is a party to an employment agreement with NCLP and for each Principal, any interest, other than an interest of less than 5% in a publicly traded company, held by such person, directly or indirectly, in real estate properties

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

(excluding any personal residences), projects or ventures held or managed, directly or indirectly, by any Selling Entity or Seller Designated Affiliate or by any firm, person or entity competitive therewith, whether owned or held by him alone or with others.

         3.11     TITLE TO ASSETS; PROPERTY.

                           (a) At the Closing, each of Seller and Seller Inc.
                  shall have good and sufficient title to, or valid and subsisting leasehold interests in, all of its Assets, except such assets as have been disposed of in the ordinary course of the business consistent with past practice, free and clear of any Liens, except for (i) such minor imperfections of title, or insignificant Liens, as do not, individually or in the aggregate, have a Material Adverse Effect, or materially interfere with the present uses of such Assets, (ii) such Liens arising by operation of law which do not, individually or in the aggregate, have a Material Adverse Effect, and (iii) the Liens listed on Schedule 3.11(a). Assets of Seller shall include sufficient cash, cash equivalents, accounts receivable and prepaid expenses (x) to satisfy the AEW Working Capital Requirement and (y) to satisfy Seller's share of the funding of the Restructuring Reserve. At the Closing, the Principals shall collectively have good and sufficient title to the AEW II Stock and the Hotel Stock and Seller GP shall have good and sufficient title to the GP Interest, in each case free and clear of any Liens. Without regard to any representation as to the title or transferability of the following assets, the Assets of Seller, Seller Inc.'s Investment Contracts, the AEW II Stock, the Hotel Stock and the GP Interest are all the assets necessary to conduct Seller's business, except as contemplated by Section 6.10(g).

                           (b) All of Seller's personal property is in good
                  working order and repair, except where failure to maintain Seller's personal property in good working order and repair would not, individually or in the aggregate, have a Material Adverse Effect. Those Assets of Seller or of any pass-through entity in which Seller holds a direct or indirect interest which are real estate or leasehold interests in or options on real estate are listed on Schedule 3.11(b). Seller holds its leased real and personal properties that are material to the operation of its business under valid and binding leases, each such lease is effective in accordance with its respective terms, and there is not under any such lease any existing default or any event which with notice or lapse of time or both would become a default with respect to Seller or, to the Knowledge of Seller, with respect to any other party thereto, except where such default or such event would not, individually or in the aggregate, have a Material Adverse Effect.

                           (c) Schedule 3.11(c) sets forth all trademarks, trade
                  names, service marks and copyrights (whether or not such trademarks, trade names, service marks and copyrights are registered), and all pending applications therefor,

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

                  owned by Seller or in which Seller has any interest, which are material to its business. Except as would not, individually or in the aggregate, have a Material Adverse Effect, each of Seller and the Seller Designated Affiliates has, or has the right to use, and after consummation of the transactions contemplated hereby, NCLP and its subsidiaries will have, or have the right to use, free and clear of any claims of others, all franchises, permits, licenses, trademarks, service marks (whether registered or unregistered), trademark applications, service mark applications, trade names, copyrights, trade secrets, designs, ideas and other proprietary rights necessary to own and operate their respective properties and to carry on their respective business as currently conducted. Seller owns, and after consummation of the transaction contemplated hereby NCLP will continue to own, the right to the "Aldrich, Eastman & Waltch" name. To the Knowledge of Seller and except as would not, individually or in the aggregate, have a Material Adverse Effect, no Selling Entity nor any Seller Designated Affiliate has infringed, misappropriated or violated any valid trademark, trade name, copyright, trade secret or other intellectual property rights or contractual relationships of others or received any notice, claim or protest respecting any such infringements or violations. Neither Seller nor any Seller Designated Affiliate has made any payment to indemnify any Person for any such infringements, misappropriations or violations. There is no pending or threatened claim asserted in writing by any Selling Entities or any Seller Designated Affiliate against others for infringement or misappropriation of any patent, trademark, trade name, service mark or copyright owned by any Selling Entities or any Seller Designated Affiliate.

                           (d) To the Knowledge of Seller and except as would
                  not, individually or in the aggregate, have a Material Adverse Effect, each of the Selling Entities and the Seller Designated Affiliates owns or licenses all computer software developed or currently used by it that is material to the conduct of its business and has the right to use such software, subject to compliance with applicable licenses, without infringing upon the intellectual property rights (including trade secrets rights) of the third party which has licensed the same to the applicable Selling Entity or Seller Designated Affiliate.

                           (e) Seller Inc. holds no assets, other than its
                  Investment Contracts and a 99.97% general partnership interest in Seller Holdings, necessary to conduct the business of Seller as currently conducted. Seller Holdings holds no assets, other than its 87% general partnership interest in Seller, necessary to conduct the business of Seller as currently conducted. Except as set forth on Schedule 3.11(e), Securities GP holds no assets, other than its general partnership interest in AEW Securities, necessary to conduct the business of Seller as currently conducted.

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         3.12 INSURANCE. Each insurance policy that is maintained by Seller or any Seller Designated Affiliate or for the benefit of Seller or any Seller Designated Affiliate, with respect to their businesses or properties or upon the life of any person employed by Seller (including with respect to officers and employees of the Selling Entities who serve as general partners, trustees or officers or directors of corporations holding title to Clients' investments) is set forth on Schedule 3.12 showing the amount of coverage under each such policy. Schedule 3.12 also sets forth claims made during the five years prior to the date hereof under each errors and omissions policy listed on such schedule and, to the extent such claims exceed $500,000, under each other policy listed on such schedule. Seller is not required by virtue of any Investment Contract or otherwise to maintain any insurance coverage other than those listed on Schedule
3.12 or any coverage amount in excess of that listed.

         3.13     OTHER MATERIAL CONTRACTS.

                           (a) All contracts (other than the Investment
                  Contracts subject to the representations and warranties set forth in Section 3.19(a)) to which any of the Selling Entities are a party or by which any of the Selling Entities or Seller Designated Affiliates is bound and that are material to the business of Seller or any Selling Entities or Seller Designated Affiliates are listed on Schedule 3.13, and all of such contracts are valid and effective in accordance with their respective terms, except as would not, individually or in the aggregate, have a Material Adverse Effect.

                           (b) Except as listed on Schedule 3.13, no Selling
                  Entities or Seller Designated Affiliates are a party to any loan agreement or bank credit agreement in respect of indebtedness for borrowed money.

                           (c) Neither any Selling Entity nor any Seller
                  Designated Affiliate is in default under (nor are any of the Selling Entities aware of any fact or event which with the lapse of time or the giving of notice or both would constitute a default under) any contract made or obligation owed by it except for defaults which would not, individually or in the aggregate, have a Material Adverse Effect.

                           (d) Neither any Selling Entity nor any Seller
                  Designated Affiliate has given a power of attorney to any person which is presently outstanding or in force for any purpose whatsoever.

                           (e) Except for the Terminable Contracts for which the
                  parties' consents are to be obtained pursuant to Article VII and for the Investment Contracts for which Client Consents are to be obtained pursuant to Sections 6.1 and 6.2, no contract to which any of the Seller Designated Affiliates is a party requires

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

                  consent to assignment, the failure of which to receive would have, individually or in the aggregate, a Material Adverse Effect.

         3.14 BANK ACCOUNTS AND MONEY MARKET FUNDS. Set forth on Schedule 3.14 is the name and location of each bank and money market fund in which Seller or any of the Seller Designated Affiliates has an account or accounts or safe deposit boxes holding funds or assets of any of the Selling Entities or Seller Designated Affiliates, the name and number of each account or box, the names of persons authorized to draw thereon or having access thereto, and the balance of each account and the contents of each box as of the date indicated thereon.

         3.15 LITIGATION; NO PRACTICES IN VIOLATION OF LAW. Except as set forth on Schedule 3.15,

                           (a) There are no legal, administrative or arbitration
                  actions, suits, proceedings or investigations of any kind pending, or, to Seller's Knowledge, threatened before any court, commission, agency or other administrative authority by or against any Selling Entity or Seller Designated Affiliate affecting Seller's or any Seller Designated Affiliate's businesses or properties, the Assets of Seller, Seller Inc.'s Investment Contracts, the AEW II Stock, the Hotel Stock or the GP Interest. Neither Seller, any Seller Designated Affiliate or any Principal, nor, to Seller's Knowledge, any officer, director, partner or employee of Seller or any Seller Designated Affiliate, is a party to or the subject of any order, judgment or decree (other than exemptive orders) relating to its business with or by any federal, state, local or foreign regulatory authority.

                           There are no actions, suits or proceedings pending
                  or, to Seller's Knowledge, threatened before any court, commission, agency or other administrative authority by or against any Selling Entities, any Seller Designated Affiliate or any partner or stockholder of any of them which, if adversely determined, would adversely affect the acquisition of assets contemplated hereby by Buyer or which would restrain or enjoin the consummation of the transactions contemplated by this Agreement or the Related Agreements or declare unlawful the transactions or events contemplated by this Agreement or cause such transactions to be rescinded. There are no judgments, injunctions, orders or other judicial or administrative mandates outstanding against or affecting any Selling Entities or any Seller Designated Affiliate which restrain or enjoin the consummation of the transactions contemplated by this Agreement.

                           To Seller's Knowledge, there are no actions, suits or
                  proceedings pending or threatened before any court, commission, agency or other

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

                  administrative authority by or against, and there are no judgments, injunctions, orders or other judicial or administrative mandates outstanding against, any employee of any Selling Entity arising from such employee's service to any AEW Client Entity.

                           (b) None of the Selling Entities or Seller Designated
                  Affiliates or Principals has engaged in or is now engaging in any act, conspiracy or course of conduct in violation of any applicable federal or state law governing business practice which would result in a Material Adverse Effect, individually or in the aggregate, nor has any Selling Entity, Seller Designated Affiliate or Principal nor, to Seller's Knowledge, any officer, director or employee of Seller or any Seller Designated Affiliate, received any notice, claim or protest that such person is now or has heretofore been so engaged.

         3.16 BROKERS AND FINDERS. Except for Berkshire Capital Corporation, no Selling Entity has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder's fees, and no broker or finder has acted, directly or indirectly, for any Selling Entity, in connection with this Agreement or the transactions contemplated hereby. Such fees as Seller may owe to Berkshire Capital Corporation shall be the sole obligation of Seller.

         3.17     EMPLOYEE BENEFIT PLANS.

                           (a) Schedule 3.17 lists all material Seller Employee
                  Benefit Plans. With respect to each such Seller Employee Benefit Plan, Seller has delivered or made available to Buyer true and correct copies of, where applicable, (i) any plans, related trust documents, insurance contracts and any amendments thereto; (ii) the most recent summary plan descriptions and the two most recently filed annual reports;
                  (iii) the most recent actuarial valuation, summaries and reports; and (iv) the most recent determination letter received from the Internal Revenue Service and/or the most recent Form 5300, with attachments, requesting a determination letter. To the Knowledge of Seller, no event has occurred for which, and there exists no condition or circumstances under which, any Selling Entity or Seller Designated Affiliate, in respect of any Seller Employee Benefit Plan, or any Seller Employee Benefit Plan could be subject to any liability under
                  Section 502(a) of ERISA or Section 4975 of the Code except where such liability would not, individually or in the aggregate, have a Material Adverse Effect.

                           (b) Except as disclosed on Schedule 3.17, with
                  respect to each Seller Employee Benefit Plan, (i) except where noncompliance would not, individually or in the aggregate, have a Material Adverse Effect, Seller is and has been in compliance in all respects with the terms of each Seller Employee Benefit Plan

                                      -40-
3131867.30
                  and with the requirements prescribed by all applicable statutes, orders or governmental rules or regulations, including ERISA and the Code and there exists no liability for prior noncompliance; (ii) each Seller Employee Benefit Plan intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service with respect to such qualification; any related trust has been determined to be exempt from taxation under Section 501(a) of the Code; and, to the Knowledge of Seller, nothing has occurred since the date of such letter that would adversely affect such qualification or exemption; and (iii) except as would not, individually or in the aggregate, have a Material Adverse Effect, there are no actions, examinations or proceedings (other than routine claims for benefits) pending or, to the Knowledge of Seller, threatened, with respect to any such Seller Employee Benefit Plan or against the assets of any such Seller Employee Benefit Plan.

                           (c) Except as would not, individually or in the
                  aggregate, have a Material Adverse Effect, Seller has paid, or in the case of any employee contribution, collected and remitted all contributions, premiums and other payments required to be paid or collected and remitted during the 1995 plan year for each Seller Employee Benefit Plan, and by the Closing Date will have paid or collected and remitted all contributions, premiums and other payments required to be made or collected and remitted on or prior to the Closing Date to any Seller Employee Benefit Plan during or for the 1996 plan year. For purposes of this Section 3.17, "contributions, premiums and other payments required to be made on or prior to the Closing Date" shall include all employee contributions and all employer matching contributions required to be made with respect to such employee contributions made under any defined contribution Seller Employee Benefit Plan during the 1996 plan year and on or prior to the Closing Date, and all premium payments under insured plans that are due and required to be paid as of the Closing Date and all other amounts payable on or prior to the Closing Date under any self-funded Seller Employee Benefit Plan that provides that group health, medical, life or disability benefits shall, except to the extent reflected on the AEW Pro Forma Closing Balance Sheet, be the sole responsibility of Seller.

                           (d) No Selling Entity or Seller Designated Affiliate
                  has any liability (contingent or otherwise) under Title IV of ERISA.

                           (e) No Seller Employee Benefit Plan has ever been or
                  currently is a "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA).

                           (f) Except as disclosed on Schedule 3.17 or as would
                  not, individually or in the aggregate, have a Material Adverse Effect, (i) there are no unfunded

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

                  obligations under any Seller Employee Benefit Plan providing benefits after termination of employment with respect to any employee of Seller other than continuation of health coverage as required by Section 4980B of the Code and Part 6 of Subtitle B of Title I of ERISA or any applicable state laws, and (ii) no Selling Entity or Seller Designated Affiliate has made any other commitments to its employees or former employees or their beneficiaries under which it is or would be obligated to provide any retirement, death, change in control, severance, health, or other welfare benefit or payment which, as of the Closing Date, is not adequately funded through a trust or other funding arrangement.

                           (g) Except as would not, individually or in the
                  aggregate, have a Material Adverse Effect, no Selling Entity or Seller Designated Affiliate has taken any action with respect to any Seller Employee Benefit Plan which would impair the funded status of such Seller Employee Benefit Plan.

                           (h) Except as disclosed on Schedule 3.17, the
                  consummation of the transactions contemplated by this Agreement will not obligate Seller to provide any current or former officer, director, stockholder, partner or employee of Seller, including, but not limited to, Continued Employees, with severance pay, supplemental unemployment compensation or any similar payment.

                           (i) With respect to Seller Employee Benefit Plans,
                  the transactions contemplated by this Agreement shall not result in any action or the establishment of any relationship prohibited by Sections 406 and 407 of ERISA (determined after taking into account any applicable exemptions).

                           (j) Attached to Schedule 3.17 is a true, correct and
                  complete listing, as of the date hereof, of (i) all participants in Seller's Deferred Compensation, Incentive Compensation and Stock Appreciation Rights Plan together with the number of units or rights held by each such participant in such plans, (ii) all currently effective employment contracts (other than agreements with NCLP) to which any of the Selling Entities or Seller Designated Affiliates is a party, and (iii) all currently effective severance arrangements or arrangements for payments to employees based on a change of control to which any of the Selling Entities or Seller Designated Affiliates is a party.

         3.18     FILINGS, ETC.

                           (a) Except as would not, individually or in the
                  aggregate, have a Material Adverse Effect, (i) since December 31, 1991, the Selling Entities and the Seller Designated Affiliates have had and now have all permits, licenses, certificates of authority, orders and approvals of, and have made all filings, applications and registrations with, federal, state or local governmental or

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

                  regulatory bodies, and self-regulatory bodies that are required (including by the rules of any self-regulatory body) in order to permit each of them to carry on its respective business as presently conducted, and (ii) such permits, licenses, certificates of authority, registrations, orders and approvals are in full force and effect. Seller's conduct of its business and Seller's acts or omissions in the course of its activities on behalf of AEW Fund have not, since December 31, 1991, and currently do not, violate or infringe any applicable federal, state or local law, statute, ordinance, license, rule or regulation including those of the self-regulatory bodies, except where such violation or infringement would not, individually or in the aggregate, have a Material Adverse Effect.

                           (b) Without limiting the foregoing, the Selling
                  Entities, the Seller Designated Affiliates and each of their officers and employees that is or who are required to be registered as an investment adviser, a broker-dealer, a registered representative or a sales person with the SEC, CFTC, the securities commission or any other commission of any state or any self-regulatory body is duly registered as such and such registration is in full force and effect, except where the failure to be so registered or to have such registration in full force and effect would not, individually or in the aggregate, have a Material Adverse Effect.

                           (c) There are no proceedings pending or, to Seller's
                  Knowledge, threatened, against any of the Selling Entities or Seller Designated Affiliates that are reasonably likely to result in the revocation, cancellation or suspension, or any adverse modification, of any material permit, license, certificate of authority, order or approval referred to in
                  Section 3.18(a) and the execution and delivery of this Agreement and the consummation of any transactions contemplated hereby will not result in any such revocation, cancellation, suspension, or any adverse modification, of any material permit, license, certificate of authority, order or approval referred to in Section 3.18(a) other than in connection with the various filings required hereby.

         3.19     REPRESENTATIONS AND WARRANTIES REGARDING THE
INVESTMENT ADVISORY BUSINESS.

                           (a) INVESTMENT CONTRACTS, FUNDS AND CLIENTS.

                                    (i) Schedule 3.19(a)(i)(1) lists all
                           Investment Contracts of Seller and Seller Inc., indicating for each the name of the Client and whether such Investment Contract is in writing. Each written Investment Contract has been delivered by Seller to Buyer and accurately embodies the terms and conditions on which services are rendered to the Client party thereto except for oral modifications described on Schedule 3.19(a)(i)(2) or oral modifications which do not materially modify the

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

                           terms thereof. A description of all of the nonwritten Investment Contracts and true, correct and complete copies of all of the written Investment Contracts, including any fee schedules and investment guidelines, have been provided by Seller to Buyer.
                           (x) Each Investment Contract and any subsequent renewal thereof has been duly authorized, executed and delivered by the Selling Entity party thereto and, to the extent applicable, has been adopted in compliance with Section 15 of the Investment Company Act and is a valid and binding agreement of each such party, enforceable in accordance with its terms (subject to ERISA or to bankruptcy, insolvency, moratorium, fraudulent transfer and similar laws affecting creditors' rights generally and to general equity principles) and (y) (I) in the case of Investment Contracts with Investment Companies and Clients, each of Seller, Seller Inc. and to Seller's Knowledge, the Funds is in compliance in all respects with the terms of each Investment Contract to which it is a party, except where such noncompliance would not, individually or in the aggregate, have a Material Adverse Effect, and (II) no event has occurred or condition exists that constitutes or with notice or the passage of time would constitute a default of the applicable Selling Entity thereunder. To the Knowledge of Seller and except as do not, individually, or in the aggregate have a Material Adverse Effect, (x) each Investment Contract and any subsequent renewal thereof has been duly authorized, executed and delivered by each party thereto (other than the applicable Selling Entity) thereunder and, to the extent applicable, has been adopted in compliance with Section 15 of the Investment Company Act and is a valid and binding agreement of each such party (other than the applicable Selling Entity) and
                           (y) in the case of Investment Contracts of Seller or any Seller Designated Affiliate with Investment Companies and Clients, each Client party in compliance in all respects with the terms of each Investment Contract to which it is a party. Except as set forth on Schedule 3.19(a)(i)(3), none of the Investment Contracts, or any other arrangements or understandings relating to rendering of investment advisory or management services, including without limitation all subadvisory services or administration services to any Fund, Client or other person, contains any undertaking by Seller to cap fees or to reimburse any or all fees thereunder, except as required by the applicable law of any jurisdiction in which the shares of any Fund party thereto are qualified for distribution, which exceptions are not likely, individually or in the aggregate, to have a Material Adverse Effect. Except as set forth on
                           Schedule 3.19(a)(i)(4), none of the Funds nor any of the Clients has notified the Selling Entities or their directors or

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

                           officers or the Principals that it intends to discontinue or substantially modify its relationship with the Selling Entities or Seller Designated Affiliates.

                                    (ii) Each Fund has been and is being
                           operated (to the extent operated by Seller or Seller Inc.) in compliance in all respects with its respective objectives, policies and restrictions, including without limitation any limitation set forth in the applicable Prospectus or governing instruments for such Fund, except where such noncompliance would not, individually or in the aggregate, have a Material Adverse Effect.

                                    (iii) The accounts of each Client that is
                           subject to ERISA have been managed by Seller such that Seller in the exercise of such management is in compliance in all respects with the applicable requirements of ERISA, except where such noncompliance would not, individually or in the aggregate, have a Material Adverse Effect, and consummation of the transactions contemplated hereby will not result in a violation of such ERISA requirements.

                                    (iv) Neither Seller, any Seller Designated
                           Affiliate nor any Fund is a party or subject to any plan adopted in accordance with Rule 12b-1 under the Investment Company Act. No Fund has offered shares subject to a contingent deferred sales charge.

                           (b) AEW FUND AND INVESTMENT POOL FINANCIAL
                  STATEMENTS.

                                    (i) (A) The audited balance sheets of each
                           Investment Pool (other than Partners II, Lincoln Pacific Industrial Fund and Residential Fund-II) as of December 31, 1995 and 1994 and the related financial statements for the years ended December 31, 1995 and 1994, as reported on by Ernst & Young, L.L.P. in the case of Partners I and by Coopers & Lybrand, L.L.P. in the case of State Street Funds I, II, III, IV, V and VI, (B) the unaudited balance sheets of Lincoln Pacific Industrial Fund and Residential Fund-II as of December 31, 1995 and 1994, and the related financial statements for the years ended December 31, 1995 and 1994, and (C), to the extent available, the unaudited balance sheet of each Investment Pool as of June 30, 1996 and the related unaudited financial statements for the period then ended, and, to the extent available, the unaudited balance sheets of each Investment Pool and the related unaudited financial statements as of the last day of each quarter after the date hereof and prior to the Closing Date, have been or (in the

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

                           case of such statements as of dates after the date hereof) will as of the Closing Date be prepared in accordance with GAAP (except that the unaudited financial statements (i) are unaudited, (ii) may omit normal recurring year-end accruals which are not individually or in the aggregate material and (iii) may not include notes), except as otherwise disclosed therein, and, except as would not, individually or in the aggregate, have a Material Adverse Effect, present or will present fairly the financial position and other financial results of each Investment Pool at the dates, and for the periods, stated therein. Except as disclosed in its most recent balance sheet and related financial statements and liabilities incurred in the ordinary course of business consistent with past practice and, except as would not, individually or in the aggregate have a Material Adverse Effect, since the date of the most recent balance sheet, each Investment Pool has no other liabilities, whether accrued, contingent or determinable that are required to be reflected in such financial statements (including the notes thereto) pursuant to the requirements of GAAP.

                                    (ii) The audited statements of assets and
                           liabilities of AEW Fund as of October 31, 1995, and the related financial statements for the year ended October 31, 1995, as reported on by Price Waterhouse L.L.P. and the unaudited statements of assets and liabilities of AEW Fund as of June 30, 1996 and the last day of each quarter after the date hereof and prior to the Closing Date and the related unaudited financial statements for the periods then ended have been or will be prepared in accordance with GAAP, except as otherwise disclosed therein, and, except as would not, individually or in the aggregate, have a Material Adverse Effect, present or will present fairly the financial position and other financial results of AEW Fund at the dates, and for the periods, stated therein. Except as disclosed in its most recent statements of assets and liabilities and related financial statements and liabilities incurred in the ordinary course of business consistent with past practice, since the date of the most recent statements of assets and liabilities, AEW Fund has no other liabilities, whether accrued, contingent or determinable that are required to be reflected in such financial statements (including the notes thereto) pursuant to the requirements of GAAP.

                                    (iii) Seller has delivered to Buyer the
                           report filed pursuant to Rule 30d-l under the Investment Company Act by AEW Fund with respect to its most recent fiscal year, and any reports filed pursuant to such Rule 30d-l by it with respect to any half year ended since the end of such most recent fiscal year (collectively, the "Seller Fund Reports").

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

                           (c) REGULATORY COMPLIANCE OF SELLER, AEW SECURITIES
                  AND THE INVESTMENT POOLS.

                                    (i) Each of Seller and Seller Inc. is and
                           has been at least since 1991, duly registered as an investment adviser under the Investment Advisers Act. Each of Seller and Seller Inc. is registered as an investment adviser in the states referenced in item 7, Part I of its respective current Form ADV (such states constituting all jurisdictions where such registration is required in order to conduct its business except for states in which the failure to register would not have a Material Adverse Effect), and is in compliance with all federal and, except as would not have a Material Adverse Effect, state laws requiring registration, licensing or qualification as an investment adviser. Each such federal and state registration is in full force and effect. Each of Seller and Seller Inc. has made available to Buyer a true and complete copy of its Form ADV, each as amended to date, filed with the SEC; copies of all state registration forms, likewise as amended to date; and copies of all current reports required to be kept by Seller and Seller Inc. pursuant to the Investment Advisers Act and rules promulgated thereunder, and required pursuant to applicable state statutes. Except as would not, individually or in the aggregate, have a Material Adverse Effect, the information contained in such forms and reports was true and complete at the time of filing. Each of Seller and Seller Inc. has filed all amendments required to be filed to its Form ADV and, except as would not have a Material Adverse Effect, state registration forms under federal and state law.
                           Schedule 3.19(c)(i) identifies the examination and/or certification qualifications and other licenses held by employees of Seller and Seller Inc. (listed by employee) that are used or required in the conduct of Seller's and Seller Inc.'s businesses.

                                    (ii) Neither Seller nor any Seller
                           Designated Affiliate nor any Investment Pool nor any AEW Client Entity is, nor immediately following the consummation of the transactions contemplated hereby, will any of them be, an "investment company," within the meaning of the Investment Company Act, which is required to be registered under that Act in order to engage in the transactions described in Section 7 of that Act. Neither Seller nor any of the Seller Designated Affiliates (other than AEW Securities) is a "broker" or "dealer" within the meaning of the Exchange Act. Copies of all inspection reports or similar documents furnished to Seller by the SEC or state regulatory authorities or any self-regulatory organization since January 1, 1990 are listed on
                           Schedule 3.19(c)(ii) and have been provided to Buyer. To the Knowledge of Seller, there is not pending or underway any investigation

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

                           of Seller, or any of the Seller Designated Affiliates or any of their records by the SEC or any state regulatory authority or any self-regulatory organization, and since December 31, 1991, neither Seller nor any of the Seller Designated Affiliates has been notified in writing or otherwise expressly by the SEC or any state regulatory authority or any self-regulatory organization that any past inspection has revealed any deficiency in any such entity's recordkeeping or compliance with the Investment Advisers Act, the Exchange Act, the Securities Act, the Investment Company Act or applicable state statutes, except for deficiencies listed on Schedule 3.19(c)(ii), which deficiencies will not, individually or in the aggregate, have a Material Adverse Effect. Neither Seller nor any of the Seller Designated Affiliates is required to disclose any information to clients under SEC Rule 206(4)-4 promulgated under the Investment Advisers Act. Except as listed on Schedule 3.19(c)(ii), the assets of each Investment Pool do not constitute "plan assets" for purposes of ERISA.

                                    (iii) Except with respect to the Funds,
                           neither Seller nor any of the Seller Designated Affiliates acts as investment adviser or subadviser to any investment company, as defined in the Investment Company Act, which is required to be registered under such Act. Seller has a written investment advisory agreement with each Fund pursuant to which Seller serves as investment adviser to each Fund, and has delivered to Buyer true and complete copies of such agreements. As of the date hereof each of such agreements is, and with respect to AEW Fund and those Funds included in the 75% of Clients whose Client Consents will have been obtained in satisfaction of Section 7.2(k)(ii), as of the Closing Date, each of such agreements (or a new agreement on terms at least as favorable to NCLP as the terms of the agreement replaced) will be in full force and effect, Seller is not in default thereunder and, to Seller's Knowledge, no Fund that is a party thereto is in default thereunder. The investment advisory agreement relating to each Fund will terminate upon the consummation of the transaction contemplated by this Agreement, and new agreements may only be entered into by NCLP in accordance with the procedures established by the Investment Company Act and the regulations promulgated thereunder.

                                    (iv) Neither Seller nor any Seller
                           Designated Affiliate nor any Principal nor any other "affiliated person" of Seller, as such term is defined in the Investment Company Act, receives or is entitled to receive any compensation directly or indirectly (i) from any person in connection with the purchase or sale of securities or other property to, from or on behalf of any of the Funds, or (ii) from the Funds or its

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

                           security holders for other than bona fide investment advisory services, or other services.

                                    (v) Except as set forth on Schedule
                           3.19(c)(v), neither Seller nor any of the Seller Designated Affiliates has received, nor does any executive officer of any Selling Entity or any Seller Designated Subsidiary have actual knowledge of, any written investor complaints that have not been resolved, nor has any of the Investment Pools or AEW Client Entities received any withdrawal or redemption requests which continue to be outstanding or are sufficient to trigger any liquidation or dissolution of any Seller Designated Affiliate, any AEW Client Entity or AEW Fund or any Investment Pool managed by Seller or any Seller Designated Affiliate.

                                    (vi) Other than with respect to AEW
                           Securities or as required to satisfy the condition of PTE 84-14 (the "ERISA QPAM Exemption"), neither Seller nor any Seller Designated Affiliate is nor, following the Closing will NCLP (by reason of operations previously conducted by the Selling Entities) be, subject to any regulatory capital requirements. All regulatory capital requirements that will be applicable to NCLP on the Closing Date as a result solely of its conduct of Seller's or any Seller Designated Affiliate's business will be satisfied by eligible assets included on the AEW Pro Forma Closing Balance Sheet.

                                    (vii) The offering, issuance, sale and
                           delivery of interests to investors in each Investment Pool organized by Seller or Seller Inc. complied with the requirements of the federal securities laws, applicable state securities laws and, where applicable, the rules of the NASD. None of the offering materials (including offering memoranda, private placement memoranda, statements of additional information, supplemental advertising or marketing material, or amendments or supplements to any of them) in connection with such offerings and sales, as of their respective dates, included any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No current offering materials (including offering memoranda, private placement memoranda, statements of additional information, supplemental advertising or marketing material, or amendments or supplements to any of them) for the Investment Pools organized by Seller or Seller Inc. includes or will as of the Closing Date include an untrue statement of a material fact or omits or will as of the Closing Date omit to state a material fact necessary in order to make the

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

                           statements made therein, in the light of the circumstances under which they were made, not misleading.

                           (d) REGULATORY COMPLIANCE OF AEW FUND.  Except where
                  the violation of any of the representations and warranties contained in this Section 3.19(d) would not, individually or in the aggregate, have a Material Adverse Effect:

                                    (i) (A) AEW Fund is duly registered as an
                           investment company under the Investment Company Act;
                           (B) the shares of AEW Fund are duly and validly issued, fully paid and nonassessable; (C) none of the outstanding shares of AEW Fund are required to be registered under the Securities Act; (D) to Seller's Knowledge, the registration statement of AEW Fund filed under the Investment Company Act did not contain as of its effective date any untrue statement of material fact or omitted to state a material fact required to be stated in order to make the statements therein not misleading and is not subject to any stop order or similar order; and (E) Seller's acts and omissions in its activities on behalf of AEW Fund have been and are currently in compliance in all material respects with all laws, rules, regulations and orders applicable to it or to its or AEW Fund's business, including but not limited to the Investment Company Act, and consummation of the transactions contemplated hereby will not result in a violation of any such laws, rules, regulations or orders.

                                    (ii) AEW Fund is duly organized, validly
                           existing and in good standing under the laws of the jurisdiction of its organization and has full power, right and authority to own its properties and to carry on its business as it is now conducted.

                                    (iii) AEW Fund has duly adopted procedures
                           pursuant to Rule 17e-1 under the Investment Company Act, to the extent applicable; and AEW Fund has complied, since its inception, and currently complies with the requirements of Section 17(e) of the Investment Company Act and Rule 17e-1 thereunder, to the extent applicable.

                                    (iv) Each of AEW Fund and Seller has adopted
                           a formal code of ethics and a written policy regarding insider trading. Such codes and policies comply with Section 17(j) of the Investment Company Act, Rule 17j-1 thereunder and Section 204A of the Investment Advisers Act, respectively. The policies of Seller with respect to avoiding conflicts of interest have been made available to Buyer. To the Knowledge of

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

                           Seller, there have been no violations or allegations of violations of such policies that have occurred or been made.

                                    (v) AEW Fund is eligible to elect to be
                           treated as a "regulated investment company" under Subchapter M of Chapter 1 of Subtitle A of the Code, has so elected, has qualified for taxation as a regulated investment company in each of its taxable years and has complied with all applicable provisions of law necessary to preserve and retain such Fund's election and ability to be taxed as a regulated investment company. AEW Fund has timely filed all federal, state, local and foreign income and other Tax Returns and reports that such Fund is required to file and each such return correctly and accurately reflects the amount of its Tax liability, if any, and any other material information required to be set forth in such return. AEW Fund has timely paid, or reserved for, Taxes that such Fund is required to pay and AEW Fund has not been the subject of an audit examination.

                                    (vi) Neither Seller nor, to the Knowledge of
                           Seller or any Selling Entities, any person
                           "associated" (as defined under the Investment Advisers Act) with Seller, has for the period beginning not less than five years prior to the date hereof and ending on the date hereof been convicted of any crime or is or has been subject to any disqualification that would be a basis for denial, suspension or revocation of registration of an investment adviser under Section 203(e) of the Investment Advisers Act or Rule 206 (4)-4(b) thereunder or of a broker-dealer under Section 15 of the Exchange Act, or for disqualification as an investment adviser for any investment company pursuant to Section 9(a) of the Investment Company Act, and to Seller's Knowledge there is no basis for, or proceeding or investigation that is reasonably likely to become the basis for, any such disqualification, denial, suspension or revocation.

         3.20 DISCLOSURE. The representations and warranties made by the Selling Entities and the Principals in this Agreement and the statements made in any of the Related Agreements, Exhibits or Schedules, taken as a whole, do not contain any untrue statement of material fact or omit to state a material fact necessary in order to make any such representation, warranty or statement, in the light of the circumstances under which it was made, not misleading.

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         3.21     REGISTRATION AS A BROKER-DEALER.

                           (a) AEW Securities is duly registered under the
                  Exchange Act as a broker-dealer with the SEC and except where such noncompliance would not, individually or in the aggregate, have a Material Adverse Effect, is in compliance in all respects with the applicable provisions of the Exchange Act and the applicable rules and regulations thereunder. AEW Securities is a member in good standing of the NASD and, except where such noncompliance would not, individually or in the aggregate, have a Material Adverse Effect, is in compliance in all respects with all applicable rules and regulations of the NASD, including without limitation the NASD's rules of fair practice. Except as set forth on Schedule 3.21(a), AEW Securities is not party to, or bound by, the terms of any restriction agreement with the NASD. AEW Securities is duly registered as a broker-dealer under, and is in compliance in all respects with, the applicable laws of all jurisdictions in which it is required to be so registered, and the rules and regulations thereunder (collectively, the "State Laws"), except where the failure to be so registered or such noncompliance would not, individually or in the aggregate, have a Material Adverse Effect.

                           (b) Seller has delivered to Buyer a true, correct and
                  complete copy of AEW Securities's Uniform Application for Broker-Dealer Registration on Form BD, reflecting all amendments thereto filed with the SEC to the date hereof (the "BD"), true, correct and complete copies of the Uniform Application for Securities Industry Registration or Transfer on Form U-4, as filed by each current principal and registered representative of AEW Securities (each, a "U-4"), and true, correct and complete copies of each report filed since January 1, 1992 with the SEC, the NASD or any state securities agency, including without limitation quarterly focus reports and annual statements of financial condition (each, a "Report").
                  Schedule 3.21(b) sets forth a complete list of the identities of each principal and registered representative of AEW Securities, their series licenses and each Report. Except as would not have a Material Adverse Effect, the BD and each U-4 and other Report (i) are in compliance in all respects with the applicable requirements of the Exchange Act and the rules and regulations thereunder, the applicable requirements of the by-laws of the NASD and any schedule thereto and rules thereunder and the State Laws and the rules and regulations thereunder and do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (ii) except as set forth in Schedule 3.21(b) each registered representative and principal has at least the minimum series license for the activities which such registered representative or principal performs for AEW Securities.

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

                           (c) The net capital, as such term is defined in Rule
                  15c3-1 under the Exchange Act, of AEW Securities is now and since its inception has been and immediately following the transactions contemplated hereby will be in excess of the minimum net capital requirements of the Exchange Act and of the laws of any jurisdiction in which AEW Securities conducts business.

         3.22     REGISTRATION UNDER THE COMMODITY EXCHANGE ACT.  No
Selling Entity nor any Seller Designated Affiliate is required to register under the Commodity Exchange Act as a commodity pool operator ("CPO") or as a commodity trading advisor ("CTA").

         3.23 REGISTRATION AS AN INSURANCE AGENT OR REAL ESTATE OR MORTGAGE BROKER. No Selling Entity nor any Seller Designated Affiliate is required to register as an insurance agent, broker, consultant or advisor under the laws of any state. No Selling Entity nor any Seller Designated Affiliate is required to register under the laws of any state as a Real Estate or Mortgage Broker.

         3.24 REGISTRATION AS A TRANSFER AGENT. Neither Seller nor any Seller Designated Affiliate (i) is registered as a transfer agent under the Exchange Act or (ii) is engaged in any conduct or activity that would require it to be so registered.

         3.25     INVESTMENT REPRESENTATIONS.

                           (a) Each of the Selling Entities and the Principals
                  acknowledges that the LP Units to be received by Seller hereunder are not registered under the Securities Act and that such LP Units may not be sold or otherwise transferred in the absence of registration under the Securities Act or an exemption therefrom under such Act.

                           (b) Each of the Selling Entities and the Principals
                  is acquiring the LP Units to be received by it for its own account and not with a view to, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling the same in violation of the Securities Act.

                           (c) Each of the Selling Entities and Principals
                  acknowledge, understand and agree that any LP Units received as a result of the transactions contemplated hereby are subject to the following restrictions on transferability in addition to those described in Section 3.25(a):

                                    (i)  LP Units may be sold or otherwise
                           transferred only to Permitted Transferees.

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

                                    (ii) In the event of a Restructuring, LP
                           Units that continue to be outstanding following the Restructuring may not be transferred without permission from Buyer's general partner.

                  Each Principal and each Selling Entity acknowledges that certificates representing the LP Units to be received by Seller and any Principals will bear a legend reflecting the restrictions on transferability referenced in this Section 3.25(c).

                           (d) For purposes of evaluating an investment in the
                  LP Units, (i) each of the Selling Entities and the Principals has had the opportunity to make a detailed inquiry concerning NCLP, Copley and Buyer and their businesses and personnel and
                  (ii) the officers of Buyer have made available to the Selling Entities and Principals any and all written information which they have requested and have answered to the Selling Entities' and the Principals' satisfaction all inquiries made by the Selling Entities and the Principals.

                           (e) Each of the Selling Entities that receives LP
                  Units hereunder and each of the Principals (i) is an "accredited investor" as defined in Regulation D under the Securities Act or, alternatively, (ii) is experienced in evaluating and investing in securities and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in LP Units.

         3.26 ENVIRONMENTAL MATTERS. Except as has been previously disclosed by Seller to Buyer:

         (a) No Selling Entity, Seller Designated Affiliate or AEW Client Entity has within the three years preceding the date hereof received any written notice, demand, citation, summons, complaint or order or any notice of any penalty, lien or assessment, and, to Seller's Knowledge, no investigation or review is pending by any governmental entity, with respect to any (i) alleged violation by any Selling Entity, any Seller Designated Affiliate or any AEW Client Entity of any Environmental Law, (ii) alleged failure by any Selling Entity, any Designated Affiliate or any AEW Client Entity to have any applicable environmental permit, certificate, license, approval, registration or authorization required by law in connection with the conduct of its business or any activity with respect to any Hazardous Substances, except for any such notice or investigation relating to or involving matters which would not, individually or in the aggregate, have a Material Adverse Effect.

         (b) To Seller's Knowledge, no Selling Entity, Seller Designated Affiliate or AEW Client Entity has any Environmental Liabilities, except to the extent that any such liability would not, individually or in the aggregate, have a Material Adverse Effect.

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

                                   ARTICLE IV

                     REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer represents and warrants to the Selling Entities and the Principals that:

         4.1 ORGANIZATION AND LIMITED PARTNERSHIP AUTHORITY. Each of Buyer and NCLP is a limited partnership duly formed, validly existing and in good standing, and NCGP is a corporation, duly organized, validly existing and in good standing, each under the laws of the state of Delaware. Each of Buyer and NCLP has all requisite power and authority to enter into this Agreement, the Note and the other Related Agreements to which it is a party and to perform its obligations hereunder and thereunder.

         4.2 BUYER CHARTER DOCUMENTS. The copies of the respective certificates of incorporation, articles of organization, certificates of limited partnership, limited partnership agreements and by-laws, as the case may be, of Buyer, NCGP and NCLP and the respective minutes of all meetings of the boards of directors or the partners, as the case may be, of NCGP and NCLP (or consents in lieu thereof) have been furnished to Seller by Buyer and are true, correct and complete copies thereof.

         4.3 AUTHORITY. Each of Buyer and NCLP has full right, power and authority to execute, deliver and perform this Agreement and the Related Agreements to which it is a party, all proper actions of the partners and the board of directors, as the case may be, of Buyer authorizing the execution, delivery and performance hereof and thereof having been taken. This Agreement has been duly executed and delivered by Buyer and NCLP and constitutes, and the other Related Agreements to which they will be a party when executed and delivered, will be duly executed and delivered and will constitute, valid and legally binding obligations of Buyer enforceable in accordance with their respective terms, except as the enforceability thereof may be subject to or limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting the rights of creditors generally, equitable principles and judicial limitations upon the enforcement of certain types of obligations. There are no proceedings or actions pending or, except as contemplated in this Agreement or the Related Agreements, contemplated to dissolve Buyer.

         4.4 NO VIOLATION. Neither the execution and delivery by Buyer and NCLP of this Agreement or of any Related Agreement to which Buyer and NCLP may be a party, nor consummation of the transactions herein or therein contemplated, nor compliance with the terms, conditions and provisions hereof or thereof will conflict with or violate any provision of law or the certificate of limited partnership, certificate of incorporation, limited partnership agreement or by-laws of Buyer or NCLP, or result in a violation or default in any provision of any regulation, order, writ, injunction or decree of any court or governmental agency or authority, agreement or instrument to which Buyer or NCLP is a party or by which either of them is bound or to which either of them is subject, or constitute a default thereunder or result

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

in the creation or imposition of any Lien upon the Assets of Buyer or NCLP pursuant to the terms of any such agreement or instrument (except as contemplated by this Agreement or where such violation or default would not have, individually or in the aggregate, a Material Adverse Effect), assuming that all of the actions contemplated by Article VII are taken and the provisions of the HSR Act shall have been complied with pursuant to Section 7.1(b).

         4.5 APPROVALS AND CONSENTS. Except as contemplated by Article VII, no authorization or approval or other action by, and no notice to or filing with, any governmental authority or the Exchange will be required to be obtained or made by Buyer or NCLP in connection with the due execution and delivery by Buyer or NCLP of this Agreement or any Related Agreement to which Buyer or NCLP may be a party and the consummation by each of Buyer and NCLP of the transactions contemplated hereby and thereby.

         4.6 NO ACTIONS; SUITS OR PROCEEDINGS. There is no pending action, suit or proceeding, nor to Buyer's Knowledge, has any litigation been overtly threatened in writing or, if probable of assertion, orally, against Buyer, NCGP or NCLP before any governmental authority which questions the validity or legality of this Agreement or of the transactions contemplated hereby, or which seeks to prevent the consummation of the transactions contemplated hereby.

         4.7 NO OTHER BROKER. Other than Lazard Freres & Co. LLC, no broker, finder or similar intermediary has acted for or on behalf of Buyer in connection with this Agreement or the transactions contemplated hereby, and no broker, finder, agent or similar intermediary is entitled to any broker's, finder's or similar fee or other commission in connection therewith based on any agreement, arrangement or understanding with Buyer or any action taken by Buyer. Such fees as Buyer may owe to Lazard Freres & Co. LLC shall be the sole obligation of Buyer.

         4.8 BUYER FINANCIAL STATEMENTS. Buyer has delivered to Seller the audited consolidated balance sheets of Buyer as of the close of its fiscal year ended December 31, 1995 and statements of income, changes in partners' capital and cash flows for the fiscal year then ended, certified by Price Waterhouse, LLP, and Buyer's unaudited consolidated balance sheet at June 30, 1996 and statements of income, changes in partners' capital and cash flows for the six-month period then ended, all of which financial statements (including the notes thereto) are collectively referred to as "Buyer Financial Statements" and are attached as Schedule 4.8.

         The Buyer Financial Statements fairly present the financial position and results of operations of Buyer on the dates and for the fiscal periods then ended, in accordance with GAAP (except for normal year-end accruals omitted from those of the Buyer's unaudited financial statements which are not individually or in the aggregate material) which shall have been applied on a basis consistent with prior periods. The Buyer Financial Statements reflect or provide for claims against and debts and liabilities of Buyer and its consolidated group,

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

absolute, accrued, contingent or otherwise, as at the dates thereof in accordance with GAAP, to the extent so required to be reflected or provided.

         4.9 NO ADVERSE CHANGE. Since December 31, 1995, (a) there has been no Material Adverse Effect; (b) there have been no dividends or other distributions declared (other than regular quarterly partnership distributions) to the partners of Buyer; (c) other than pursuant to (i) Buyer's 1993 Equity Incentive Plan or (ii) any partnership admission agreement pursuant to which Buyer has acquired a new business, Buyer has not issued or sold any interest, option, note or other security; and (d) the physical properties owned or leased by Buyer have not suffered any destruction or damage, regardless of whether or not the loss suffered was insured, that could have, individually or in the aggregate, a Material Adverse Effect.

         4.10 LP UNITS. Any LP Units issued by Buyer to Seller hereunder, when issued by Buyer to Seller, will be valid and, subject to the qualifications set forth herein, fully paid and nonassessable limited partnership units in Buyer, as to which the limited partners of Buyer will have no liability in excess of their share of Buyer's assets and undistributed profits (subject to the obligations of limited partners under Buyer's agreement of limited partnership and Delaware law).

         4.11 EXCHANGE ACT FILINGS. Buyer's Annual Report on Form 10-K for its fiscal year ended December 31, 1995 (and the information incorporated by reference therein) (the "Form 10-K") and Buyer's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 1996 and June 30, 1996 (the "Forms 10-Q") each contained all information required to be contained therein and otherwise complied in all respects with the Exchange Act and the rules and regulations thereunder, except where such noncompliance would not, individually or in the aggregate, have a Material Adverse Effect. Neither the Form 10-K nor the Forms 10-Q contained any untrue statement of material fact or omitted to state a material fact necessary in order to make the statements contained therein not misleading in the light of the circumstances under which they were made.

         4.12 TAXES. Each of Buyer and NCLP is properly classified for federal and state tax purposes as a partnership (and not as an association taxable as a corporation) and has never been treated as a corporation pursuant to Section 7704 of the Code.

         4.13 INELIGIBLE PERSONS. Neither Buyer nor, to Buyer's Knowledge, any person "associated" (as defined under the Investment Advisers Act and the Exchange Act) with Buyer has been, and to Buyer's Knowledge has no basis for being, subject to any disqualification that would be a basis for censure of, placement of limitations on the activities, functions or operations of, or denial, suspension or revocation of registration of Buyer or any of its direct or indirect subsidiaries as an investment adviser under Sections 203(e) or 203(f) of the Advisers Act or of a broker-dealer under Section 15 of the Exchange Act. Moreover, since the date which is ten years prior to the date hereof, neither Buyer nor, to Buyer's

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

Knowledge, any "affiliated person" (as defined under the Investment Company Act) of Buyer has been subject to any disqualification regarding service as an investment adviser for any investment company pursuant to Section 9(a) of the Investment Company Act or any disqualification which may serve as the basis for an action by the SEC prohibiting, conditionally or unconditionally, permanently or for any period of time, Buyer or any of its direct or indirect subsidiaries from acting as an adviser for any investment company pursuant to Section 9(b) of the Investment Company Act, and to Buyer's Knowledge there is no proceeding or investigation pending that is reasonably likely to become the basis for any such disqualification or prohibition.

         4.14 DISCLOSURE. The representations and warranties made by Buyer in this Agreement and the statements made in any of the Related Agreements, Exhibits or Schedules, taken as a whole, do not contain any untrue statement of material fact or omit to state a material fact necessary in order to make any such representation, warranty or statement, in light of the circumstances under which it was made, not misleading.

                                   ARTICLE IVA

                     REPRESENTATIONS AND WARRANTIES OF BUYER
                    REGARDING COPLEY AND COPLEY SUBSIDIARIES

         Buyer represents and warrants to the Selling Entities and the Principals that, except as set forth in Schedule 4A:

         4A.1.  ORGANIZATION AND LIMITED PARTNERSHIP AUTHORITY.

                           (a) Copley is a Massachusetts corporation, duly
                  organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts. CREA Limited Partnership is a partnership duly formed, validly existing and in good standing under the law of the Commonwealth of Massachusetts. Each Copley Subsidiary (other than CREA Limited Partnership) which purports to be a partnership is a partnership duly formed, validly existing and in good standing, each under the law of the State of Delaware and each Copley Subsidiary which purports to be a corporation is a corporation, duly organized, validly existing and in good standing, each under the laws of the Commonwealth of Massachusetts. Each of Copley and the Copley Subsidiaries has full power and authority to own or lease and use its properties and assets and to carry on its business as such business is now conducted.

                           (b) Each of Copley, the Copley Subsidiaries and the
                  Copley Client Entities possesses all licenses, franchises, permits and other rights necessary to conduct its business as such business is now or proposed to be conducted, except where failure to possess such licenses, franchises, permits and other

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

                  rights would not, individually or in the aggregate, have a Material Adverse Effect. Each of Copley, the Copley Subsidiaries and the Copley Client Entities is duly authorized to conduct business, validly existing and in good standing under the laws of each jurisdiction in which the nature of its business or the ownership of or leasing of its properties requires such qualification except where the failure to be so authorized, validly existing and in good standing would not, individually or in the aggregate, have a Material Adverse Effect.

         4A.2. COPLEY CHARTER DOCUMENTS. The copies of the respective certificates of incorporation, articles of organization, certificates of limited partnership, limited partnership agreements, limited liability company agreements and by-laws, as the case may be, of Copley and each of the Copley Subsidiaries and the respective minutes of all meetings of the boards of directors or the partners, as the case may be, of Copley and each of the Copley Subsidiaries (or consents in lieu thereof) that have been furnished to Seller by Buyer and are true, correct and complete and conform to the originals thereof, and there will have been no subsequent amendments or other modifications (other than amendments and modifications set forth on Schedule 4A.2 contemplated by this Agreement or to which Seller has consented in writing) of such documents before the Closing Date (except for minutes of meetings (or consents held in lieu thereof) of the partners, board of directors, or stockholders of Copley or the Copley Subsidiaries held after the date hereof and on or before the Closing
Date), true, correct and complete copies of which shall have been furnished to Seller before the Closing Date.

         4A.3.  SUBSIDIARIES.

                           (a) Buyer owns (i) a 75% limited partnership interest
                  in CREA Limited Partnership, (ii) a 75% limited partnership interest in Copley Public Partners Holding, L.P., (iii) a 75% limited partnership interest in Copley Management Advisors, L.P., and (iv) 1,000 shares of capital stock in Copley Investment Group, Inc., which shares represent 100% of the issued and outstanding capital stock of such corporation. Copley Investment Group, Inc. owns (i) 1,000,000 shares of capital stock of Copley Real Estate Advisors, Inc., which shares represent 100% of all the issued and outstanding capital stock of such corporation, (ii) a 25% general partnership interest in Copley Public Partners Holding, L.P.,
                  (iii) a 25% general partnership interest in Copley Management Advisors, L.P. and (iv) 600 shares of capital stock of BBC Investment Advisors, Inc., which shares represent 60% of the issued and outstanding stock of such corporation. Copley Real Estate Advisors, Inc. owns (i) a 25% general partnership interest in CREA Limited Partnership and (ii) 5,000 shares of capital stock in Copley Advisors, Inc., which shares represent 100% of the issued and outstanding capital stock of such corporation. Copley Management Advisors, L.P. own a 59.4% limited partnership interest and a 1% general partnership interest in BBC Investment Advisors, L.P. Schedule 4A.3(a) lists

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

                  all capital stock and equity interests held by Copley, directly or indirectly, in its subsidiaries.

                           (b) Except for those ownership interests by Copley
                  and the Copley Subsidiaries listed above in Section 4A.3(a), neither Copley nor the Copley Subsidiaries own, directly or indirectly, any of the capital stock of or any other equity interest in any corporation, association, trust or similar entity, any interest in the equity of any partnership, or similar entity, any share in any joint venture, or any other equity or proprietary interest in any entity or enterprise, however organized and however such interest may be denominated or evidenced, except for capital stock and other equity interests listed on Schedule 4A.3(b) which are held solely for investment purposes. Furthermore, neither Copley nor the Copley Subsidiaries have any rights, options, subscriptions, warrants or other agreements of any kind to purchase or otherwise to receive or be issued any shares of such capital stock, or securities or obligations of any kind convertible into shares of such capital stock, existing in favor of any Person.

         4A.4. NO VIOLATION. Except as set forth on Schedule 4A.4, neither the execution and delivery by Buyer of this Agreement or of any Related Agreement to which Buyer may be a party, nor consummation of the transactions herein or therein contemplated, nor compliance with the terms, conditions and provisions hereof or thereof will conflict with or violate any provision of law or the certificate of limited partnership, certificate of incorporation, articles of organization, certificate of formation, limited partnership agreement, limited liability company agreement or by-laws of Copley, the Copley Subsidiaries or the Copley Client Entities, or result in a violation or default in any provision of any regulation, order, writ, injunction or decree of any court or governmental agency or authority, agreement or instrument (including Investment Contracts) to which Copley or any of the Copley Subsidiaries is a party or by which any of them is bound or to which any of them is subject, or constitute a default thereunder or result in the creation or imposition of any Lien upon the Assets of Copley or any Copley Subsidiary or any of the Copley Client Entities pursuant to the terms of any such agreement or instrument (except as contemplated by this Agreement or where such violation or default would not, individually or in the aggregate, have a Material Adverse Effect), provided that the actions contemplated by Article VII are taken and the provisions of the HSR Act shall have been complied with pursuant to Section 7.1(b).

         4A.5.  COPLEY FINANCIAL INFORMATION.

                           (a) (i) Buyer has delivered to Seller, (A) unaudited
                  consolidated balance sheets of Copley and each of the Copley Subsidiaries as of the close of its fiscal years ended December 31, 1993 through December 31, 1995 and statements of operations and cash flows for the fiscal year then ended, certified by Copley's principal financial and accounting officer and (B) Copley and each of the

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                  Copley Subsidiaries, an unaudited consolidated balance sheet at June 30, 1996 and statements of operations and cash flows for the six-month period then ended, certified by Copley's principal financial and accounting officer, certified by Copley's principal financial and accounting officer, and (ii) Buyer will deliver to Seller prior to the Closing for Copley and each Copley Subsidiary an unaudited consolidated balance sheet as of the last day of each month and each quarter after the date hereof and before the Closing Date, together with unaudited consolidated statements of operations and cash flows for the post- December 31, 1995 period ending on each such date, certified by Copley's principal financial and accounting officer, all of which financial statements are collectively referred to as "Copley Financial Information" and are attached as Schedule 4A.5.

                           (b) The Copley Financial Information, when delivered
                  in accordance with this Agreement, will fairly present the financial position, results of operations and cash flows of Copley or the respective Copley Subsidiary, as the case may be, on the dates and for the fiscal periods then ended, in accordance with GAAP (except for normal recurring year-end accruals which are not individually or in the aggregate material omitted from the Copley Financial Information and except for accounting of minority interests of CREA Limited Partnership and Copley Public Partners Holding, L.P.) which shall have been applied on a basis consistent with prior periods. The Copley Financial Information reflects or adequately provides for claims against and debts and liabilities of Copley or the respective Copley Subsidiary, as the case may be, absolute, accrued, contingent or otherwise, as at the dates thereof to the extent so required to be reflected or provided in accordance with GAAP.

         4A.6. NO ADVERSE CHANGE. Except as set forth on Schedule 4A.6, since December 31, 1995, (a) there has been no Material Adverse Effect; (b) there have been no distributions paid or declared to the partners or stockholders of Copley or any Copley Subsidiary except as reflected in the Copley Financial Information; (c) neither Copley nor any Copley Subsidiary has issued or sold any interest, option, note or other security of Copley or any Copley Subsidiary; and
(d) the physical properties owned or leased by Copley or any Copley Subsidiary have not suffered any destruction or damage, regardless of whether or not the loss suffered was insured, that could have, individually or in the aggregate, a Material Adverse Effect.

         4A.7.  TAXES.

                           (a) All federal Tax Returns required by applicable
                  law to be filed on behalf of Copley and the Copley Subsidiaries through the date hereof have been timely filed, or requests for extensions have been timely filed, granted, and have not yet expired. Except as would not, individually or in the aggregate,

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                  have a Material Adverse Effect, all non-federal Tax Returns required by applicable law to be filed by (i) Copley and the Copley Subsidiaries and (ii) all Tax Returns required by applicable law to be filed by each Copley Client Entity through the date hereof have been timely filed, or requests for extensions have been timely filed, granted and have not yet expired. Each of the federal Tax Returns filed on behalf of Copley or any Copley Subsidiary in cases where any such person is required to pay a Tax liability directly, correctly and accurately reflects the amount of its Tax liability and any other material information required to be set forth on such Tax Return, and, in all other cases, correctly and accurately reflects such person's income, gains, losses, deductions and credits for the relevant fiscal year (or other period) and any other material information required to be set forth on such Tax Return. Except as would not, individually or in the aggregate, have a Material Adverse Effect, (i) each of the non-federal Tax Returns filed by either Copley or any Copley Subsidiary and (ii) each of the Tax Returns filed by any Copley Client Entity, in cases where any such person is required to pay a Tax liability, directly, correctly and accurately reflects the amount of its Tax liability and any other material information required to be set forth on such Tax Return, and, in all other cases, correctly and accurately reflects such person's income, gains, losses, deductions and credits for the relevant fiscal year (or other period) and any other material information required to be set forth on such Tax Return. All Taxes shown on filed Tax Returns, or to be shown on Tax Returns that have been extended but not yet filed, have been paid. In the case of Taxes required to be paid directly by Copley, any Copley Subsidiary or any Copley Client Entity for any period ending on or prior to the date hereof for which no Tax Return is yet due, all such Taxes have been adequately reserved for on the books of Copley or the respective Copley Subsidiary or Copley Client Entity. Except with respect to those matters set forth on Schedule 4A.7(a), no audit examination of any Tax Return of Copley, any Copley Subsidiary or any Copley Client Entity is in progress and neither Copley nor any Copley Subsidiary nor any Copley Client Entity nor any partner or stockholder of any of them has been notified by any Tax authority that any such audit examination is contemplated. Except with respect to those matters set forth on Schedule 4A.7(a), there is no Tax deficiency or claim for additional federal Taxes or interest thereon or penalties in connection therewith asserted against Copley or any Copley Subsidiary which claim would have a Material Adverse Effect. Except with respect to those matters set forth on Schedule 4A.7(a) or as would not, individually or in the aggregate, have a Material Adverse Effect, there is no Tax deficiency or claim for additional Taxes or interest thereon or penalties in connection therewith asserted against Copley or any Copley Subsidiary or any Copley Client Entity. Except with respect to those matters set forth on Schedule 4A.7(a) or as would not, individually or in the aggregate, have a Material Adverse Effect, there is no Tax deficiency or claim for additional Taxes or interest thereon or penalties in connection therewith asserted

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                  against any Copley Client Entity. Except as set forth on
                  Schedule 4A.7(a), the Tax Returns filed by Copley, each Copley Subsidiary and each Copley Client Entity to date have not been audited. No claim has ever been made by an authority in a jurisdiction where Copley, any Copley Subsidiary or any Copley Client Entity does not file reports or returns that any such person not filing reports or returns in that jurisdiction is or may be, or its partners are or may be, subject to taxation by that jurisdiction which has not yet been resolved, or if resolved and any amount was determined to be payable, in respect of which such amount has not yet been paid. There are no Liens on any of the Assets of Copley, any Copley Subsidiary or any Copley Client Entity that arose in connection with any failure to pay Taxes. Neither Copley nor any Copley Subsidiary nor any Copley Client Entity nor any partner nor shareholder of any of them on behalf of such entity has ever, in the case of Copley, any Copley Subsidiary or any Copley Client Entity, entered into a closing agreement, or, in the case of a partner of any such Copley Subsidiary that is a partnership, entered into a closing agreement in respect of a deficiency or other matter arising in connection with ownership of a partnership interest in any such entity pursuant to Section 7121 of the Code or any similar provision of state law. Except as set forth on Schedule 4.A7(a), neither Copley nor any Copley Subsidiary nor any Copley Client Entity nor any partner nor shareholder of any of them on behalf of such entity is a party to any tax allocation or tax sharing agreements. Neither Copley nor any Copley Subsidiary nor any Copley Client Entity nor any partner nor shareholder of any of them on behalf of such entity has agreed to, or is required to, make any adjustments under Section 481(a) of the Code by reason of a change in accounting method or otherwise.

                           (b) Neither Copley, nor any Copley Subsidiary nor any
                  Copley Client Entity nor any partner or shareholder of Copley or any such Copley Subsidiary or any Copley Client Entity (in the case of such partner or shareholder acting on behalf of Copley or such Copley Subsidiary or such Copley Client Entity) has executed an extension or waiver, that is currently in effect, of any statute of limitations in respect of the assessment or collection of any Tax due or in respect of any adjustment to any Tax Return.

                           (c) Adequate provision for any Taxes of Copley and
                  each Copley Subsidiary and each Copley Client Entity due or to become due, in respect of its assets, properties, businesses and operations (i) for any period or periods through and including December 31, 1995, has been made and is reflected in the December 31, 1995 financial statements, and (ii) for any subsequent periods ending on or prior to the date hereof, has been made and is reflected on the books of the relevant entity.


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                           (d) Deferred Taxes of Copley and each Copley
                  Subsidiary and each Copley Client Entity have been provided for in accordance with GAAP, except for such failures to so provide that would not, individually or in the aggregate, have a Material Adverse Effect.

                           (e) Except as set forth on Schedule 4A.7(e), Copley
                  and each Copley Subsidiary or Copley Client Entity that purports to be a corporation for federal and state income tax purposes:

                                    (i) has not filed a consent under Code
                           section 341(f) concerning collapsible corporations;

                                    (ii) has not made any payments, incurred an
                           obligation to make any payments or become party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Code section 280G; and

                                    (iii) has not (A) been a member of an
                           affiliated group filing a consolidated Tax Return or
                           (B) incurred any liability for the Taxes of any Person under Treasury regulation ss.1.1502-6 (or any similar provision of state, local or foreign law) as a transferee or successor, by contract or otherwise.

                           (f) Each Copley Subsidiary and each Copley Client
                  Entity that purports to be a partnership for federal and state tax purposes is, and at all times since its formation has been, and immediately after Closing will be, properly classified for federal and state income tax purposes as a partnership that is not publicly traded (and not as an association taxable as a corporation) and has never been treated as a corporation pursuant to Section 7704 of the Code.

                           (g) Each other Copley Subsidiary or Copley Client
                  Entity that purports to be a pass-through entity for federal and state income tax purposes is, and at all times since its formation has been, and immediately after the Closing will be, properly classified for federal and state income tax purposes as a pass-through entity.

                           (h) Except for CIIF Business Trust and CIIF II
                  Business Trust, no Copley Subsidiary or Copley Client Entity has elected or has represented to be classified as a REIT for federal and state income tax purposes within the meaning of Code Section 856 or similar provision of state law. Each of CIIF Business Trust and CIIF II Business Trust is, and at all times since its formation has been, properly classified for federal and state income taxes as a REIT within the meaning of Code Section 856 or similar provision of state law, has properly

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

                  elected such classification, and has in each taxable year since its formation, including the current taxable year, satisfied the requirements of Code Section 857. None of Copley, the Copley Subsidiaries and Copley Client Entities has any net unrealized built-in gains as described in Internal Revenue Service Notice 88-19.

                           (i) Except as would not have a Material Adverse
                  Effect or except as arises from an action of NCLP after Closing (other than the carrying out of allocation provisions in place prior to Closing), (i) no Client has or will have a valid claim against Copley or any Copley Subsidiary arising from the failure of any Copley Subsidiary or Copley Client Entity that is intended to satisfy the requirements of Code
                  Section 514(c)(9) to satisfy such requirements at any time since its inception, nor (ii) will any Client have any such claim against Buyer, NCLP, Copley or any Copley Subsidiary immediately after Closing.

                           (j) To Buyer's Knowledge and except as would not have
                  a Material Adverse Effect, no Client has a valid claim against Copley or any Copley Subsidiary as a result of the failure of any Tax Return provided by Copley, any Copley Subsidiary or any Copley Client Entity to a tax-exempt partner or to a pass-through partner with tax-exempt partners to correctly identify those items of income that constitute "unrelated business taxable income" as defined in Section 512 of the Code in the hands of such partner.

                           (k) Except as identified on Schedule 4A.7(k), there
                  will be no partnership termination of any partnership that is controlled by Buyer under Section 708(b)(1)(B) as a result of the transactions contemplated by this Agreement.

                           (l) Except as identified on Schedule 4A.7(l), neither
                  Buyer, nor any Copley Subsidiary nor any Copley Client Entity
                  (i) files or is required to file foreign Tax Returns or (ii) has any income from sources outside the United States.

         4A.8. INTERESTED PARTIES. Except for business expenses incurred in the ordinary course of business, and except as set forth on Schedule 4A.8 no current or former officer, employee, director, stockholder or partner of Copley or any Copley Subsidiary has any loan (except participant loans under Copley Employee Benefit Plans as permitted by applicable law) or other obligation outstanding to or from Copley or any of the Copley Subsidiaries, or for which Copley or any of the Copley Subsidiaries is or may be liable under a guaranty or otherwise. Except for such interests set forth on Schedule 4A.8 that would not, individually or in the aggregate, have a Material Adverse Effect, to the Knowledge of Buyer no officer or director of Copley or any Copley Subsidiary has any interest in any firm, person or entity (other than as an officer, director, stockholder or partner) with which Copley or any

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

of the Copley Subsidiaries has entered into any contract or lease, or with which Copley or any of the Copley Subsidiaries does business and which would influence that person in doing business with Copley or any of the Copley Subsidiaries. Except as set forth on Schedule 4A.8, no officer or director of Copley or any of the Copley Subsidiaries has any interest, directly or indirectly, in any firm, person or entity established for the benefit of any client or clients of Copley or any of the Copley Subsidiaries. Schedule 4A.8(a) sets forth for each director and officer of Copley and of each Copley Subsidiary who is a party to an employment agreement with NCLP, any interest, other than an interest of less than 5% in a publicly traded company, held by such person, directly or indirectly, in real estate properties (excluding any personal residences), projects or ventures held or managed, directly or indirectly, by Copley or any Copley Subsidiary or by any firm, person or entity competitive therewith, whether owned or held by him alone or with others.

         4A.9.  TITLE TO ASSETS; PROPERTY.

                           (a) At the Closing, each of Copley and each Copley
                  Subsidiary shall have good and sufficient title to, or valid and subsisting leasehold interests in, all of its Assets, except such assets as have been disposed of in the ordinary course of the business consistent with past practice, free and clear of any Liens, except for (i) such minor imperfections of title, or insignificant Liens, as do not, individually or in the aggregate, have a Material Adverse Effect, or materially interfere with the present uses of such Assets, (ii) such Liens arising by operation of law which do not, individually or in the aggregate, have a Material Adverse Effect, and (iii) the Liens listed on Schedule 4A.9(a). Assets of Copley and the Copley Subsidiaries reflected on the Copley Pro Forma Balance Sheet shall include sufficient cash, cash equivalents, accounts receivable and prepaid expenses (x) to satisfy the Copley Working Capital Requirement, (y) to pay the Buyer Restructuring Costs in excess of Buyer's Pre-Closing Restructuring Costs and (z) to satisfy Buyer's share of the funding of the Restructuring Reserve. Without regard to any representation as to the title or transferability of the following assets, the Assets of Copley and the Copley Subsidiaries reflected on the Closing Balance Sheet are all the assets necessary to conduct Copley's and the Copley Subsidiary's business, except as contemplated by Section 6.13.

                           (b) All of Copley's and each Copley Subsidiary's
                  personal property is in good working order and repair, except where failure to maintain Copley or each Copley Subsidiary's personal property in good working order and repair would not, individually or in the aggregate, have a Material Adverse Effect. Those Assets of Copley and each Copley Subsidiary and of any pass-through entity in which Copley or a Copley Subsidiary holds a direct or indirect interest which are real estate or leasehold interests in or options on real estate are listed on Schedule 4A.9(b). Copley and each Copley Subsidiary holds its leased real and

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

                  personal properties that are material to the operation of its business under valid and binding leases, each such lease is effective in accordance with its respective terms, and there is not under any such lease any existing default or any event which with notice or lapse of time or both would become a default with respect to Copley or any Copley Subsidiary or, to the Knowledge of Buyer, with respect to any other party thereto, except where such a default or such event would not, individually or in the aggregate, have a Material Adverse Effect.

                           (c) Schedule 4A.9(c) sets forth all trademarks, trade
                  names, service marks and copyrights (whether or not such trademarks, trade names, service marks and copyrights are registered), and all pending applications therefor, owned by Copley or any Copley Subsidiary or in which Copley or any Copley Subsidiary has any interest, which are material to its business. Except as would not, individually or in the aggregate, have a Material Adverse Effect, each of Copley and the Copley Subsidiaries has, or has the right to use, and after consummation of the transactions contemplated hereby, NCLP and its subsidiaries will have, or have the right to use, free and clear of any claims of others, all franchises, permits, licenses, trademarks, service marks (whether registered or unregistered), trademark applications, service mark applications, trade names, copyrights, trade secrets, designs, ideas and other proprietary rights necessary to own and operate their respective properties and to carry on their respective business as currently conducted. Copley owns, and after consummation of the transactions contemplated hereby Copley will continue to own, the right to the Copley names in connection with the rendering of investment advisory services. To the Knowledge of Buyer and except as would not, individually or in the aggregate, have a Material Adverse Effect, neither Copley nor any Copley Subsidiary has infringed, misappropriated or violated any valid trademark, trade name, copyright, trade secret or other intellectual property rights or contractual relationships of others, or received any notice, claim or protest respecting any such infringements or violations. Neither Copley nor any Copley Subsidiary has made any payment to indemnify any Person for any such infringements, misappropriations or violations. There is no pending or threatened claim asserted in writing by Copley or any Copley Subsidiary against others for infringement or misappropriation of any patent, trademark, trade name, service mark or copyright owned by Copley or any Copley Subsidiary.

                           (d) To the Knowledge of Buyer and except as would
                  not, individually or in the aggregate, have a Material Adverse Effect, each of Copley and the Copley Subsidiaries owns or licenses all computer software developed or currently used by it that is material to the conduct of its business and has the right to use such software, subject to compliance with applicable licenses, without infringing upon the intellectual property rights (including trade secrets

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

                  rights) of a third party which has licensed the same to the applicable Copley or any Copley Subsidiary.

         4A.10. INSURANCE. Each insurance policy that is maintained by Copley or any Copley Subsidiary or for the benefit of Copley or any Copley Subsidiary with respect to their businesses or properties or upon the life of any person employed by Copley or any Copley Subsidiary (including with respect to officers and employees of Copley or the Copley Subsidiaries who serve as general partners, trustees or officers or directors of corporations holding title to Clients' investments) is set forth on Schedule 4A.10 showing the amount of coverage under each such policy. Schedule 4A.10 also sets forth claims made during the five years prior to the date hereof under each errors and omissions policy listed on such schedule and, to the extent such claims exceed $500,000, under each other policy listed on such schedule. Neither Copley nor any Copley Subsidiary is required by virtue of any Investment Contract or otherwise to maintain any insurance coverage other than those listed on Schedule 4A.10 or any coverage amount in excess of that listed.

         4A.11.  OTHER MATERIAL CONTRACTS.

                           (a) All contracts (other than the Investment
                  Contracts subject to the representations and warranties set forth in Section 4A.16(a)) to which Copley or any Copley Subsidiary is a party or by which Copley or any Copley Subsidiary is bound and that are material to the business of Copley or any Copley Subsidiary are listed on Schedule 4A.11, and all of such contracts are valid and effective in accordance with their respective terms except as would not, individually or in the aggregate, have a Material Adverse Effect.

                           (b) Except as listed on Schedule 4A.11, neither
                  Copley nor any Copley Subsidiary is a party to any loan agreement or bank credit agreement in respect of indebtedness for borrowed money.

                           (c) Neither Copley nor any Copley Subsidiary is in
                  default under (nor is Copley aware of any fact or event which with the lapse of time or the giving of notice or both would constitute a default under) any contract made or obligation owed by it except for defaults which would not, individually or in the aggregate, have a Material Adverse Effect.

                           (d) Except as set forth on Schedule 4A.11(d), neither
                  Copley nor any Copley Subsidiary has given a power of attorney to any person which is presently outstanding or in force for any purpose whatsoever.

                           (e) No contract to which Copley or any Copley
                  Subsidiary is a party requires consent to assignment, the failure of which to receive would have, individually or in the aggregate, a Material Adverse Effect.

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         4A.12. BANK ACCOUNTS AND MONEY MARKET FUNDS. Set forth on Schedule
4A.12 is the name and location of each bank and money market fund in which Copley or any of the Copley Subsidiaries has an account or accounts or safe deposit boxes holding funds or assets of Copley or any Copley Subsidiary, the name and number of each account or box, the names of persons authorized to draw thereon or having access thereto, and the balance of each account and the contents of each box as of the date indicated thereon.

         4A.13. LITIGATION; NO PRACTICES IN VIOLATION OF LAW. Except as set forth on Schedule 4A.13,

                           (a) There are no legal, administrative or arbitration
                  actions, suits, proceedings or investigations of any kind pending, or, to Buyer's Knowledge, threatened before any court, commission, agency or other administrative authority by or against Copley or any Copley Subsidiary affecting Copley's or any Copley Subsidiary's businesses or properties, the Assets of Copley or any Copley Subsidiary. Neither Copley nor any Copley Subsidiary nor, to Buyer's Knowledge, any officer, director, partner or employee thereof, is a party to or the subject of any order, judgement or decree (other than exemptive orders) relating to Copley's or any Copley Subsidiary's business with or by any federal, state, local or foreign regulatory authority.

                           There are no actions, suits or proceedings pending
                  or, to Buyer's Knowledge, threatened before any court, commission, agency or other administrative authority by or against Copley or any Copley Subsidiary or any partner or stockholder of any of them which, if adversely determined, would adversely affect the acquisition of assets contemplated hereby by Buyer or which would restrain or enjoin the consummation of the transactions contemplated by this Agreement or the Related Agreements or declare unlawful the transactions or events contemplated by this Agreement or cause such transactions to be rescinded. There are no judgments, injunctions, orders or other judicial or administrative mandates outstanding against or affecting Copley or any Copley Subsidiary which restrain or enjoin the consummation of the transactions contemplated by this Agreement.

                           To Buyer's Knowledge, there are no actions, suits or
                  proceedings pending or threatened before any court, commission, agency or other administrative authority by or against, and there are no judgments, injunctions, orders or other judicial or administrative mandates outstanding against, any employee of Copley or any Copley Subsidiary arising from such employee's service to any Copley Client Entity.

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

                           (b) Neither Copley nor any Copley Subsidiary has
                  engaged in or is now engaging in any act, conspiracy or course of conduct in violation of any applicable federal or state law governing business practice which would result in a Material Adverse Effect, individually or in the aggregate, nor has Copley or any Copley Subsidiary nor, to Buyer's Knowledge, any officer, director or employee of Copley or any Copley Subsidiary, received any notice, claim or protest that such person is now or has heretofore been so engaged.

         4A.14.  EMPLOYEE BENEFIT PLANS.

                           (a) Schedule 4A.14 lists all material Copley Employee
                  Benefit Plans. With respect to each such Copley Employee Benefit Plan, Buyer has delivered or made available to Seller true and correct copies of, where applicable, (i) any plans, related trust documents, insurance contracts and any amendments thereto; (ii) the most recent summary plan descriptions and the two most recently filed annual reports;
                  (iii) the most recent actuarial valuation, summaries and reports; and (iv) the most recent determination letter received from the Internal Revenue Service and/or the most recent Form 5300, with attachments, requesting a determination letter. To the Knowledge of Buyer, no event has occurred for which, and there exists no condition or circumstances under which, Copley or any Copley Subsidiary, in respect of any Copley Employee Benefit Plan, or any Copley Employee Benefit Plan could be subject to any liability under Section 502(a) of ERISA or Section 4975 of the Code except where such liability would not, individually or in the aggregate, have a Material Adverse Effect.

                           (b) Except as disclosed on Schedule 4A.14, with
                  respect to each Copley Employee Benefit Plan, (i) except where noncompliance would not, individually or in the aggregate, have a Material Adverse Effect, Copley is and has been in compliance in all respects with the terms of each Copley Employee Benefit Plan and with the requirements prescribed by all applicable statutes, orders or governmental rules or regulations, including ERISA and the Code and there exists no liability for prior noncompliance; (ii) each Copley Employee Benefit Plan intended to be qualified under Section 401(a) of the Code will have applied before the Closing for a favorable determination letter from the Internal Revenue Service with respect to such qualification which application shall not have been withdrawn; any related trust has been determined to be exempt from taxation under Section 501(a) of the Code; and, to the Knowledge of Buyer, nothing has occurred since the date of such letter that would adversely affect such qualification or exemption; and (iii) except as would not, individually or in the aggregate, have a Material Adverse Effect, there are no actions, examinations or proceedings (other than routine claims for benefits) pending or, to the Knowledge of Buyer, threatened, with respect to any such Copley

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

                  Employee Benefit Plan or against the assets of any such Copley Employee Benefit Plan.

                           (c) Except as would not, individually or in the
                  aggregate, have a Material Adverse Effect, Copley has paid, or in the case of any employee contribution, collected and remitted all contributions, premiums and other payments required to be paid or collected and remitted during the 1995 plan year for each Copley Employee Benefit Plan, and by the Closing Date will have paid or collected or remitted all contributions, premiums and other payments required to be made or collected and remitted on or prior to the Closing Date to any Copley Employee Benefit Plan during or for the 1996 plan year. For purposes of this Section 4A.14, "contributions, premiums and other payments required to be made on or prior to the Closing Date" shall include all employee contributions and all employer matching contributions required to be made with respect to such employee contributions made under any defined contribution Copley Employee Benefit Plan during the 1996 plan year and on or prior to the Closing Date, and all premium payments under insured plans that are due and required to be paid as of the Closing Date and all other amounts payable on or prior to the Closing Date under any self-funded Copley Employee Benefit Plan that provides that group health, medical, life or disability benefits shall be the sole responsibility of Buyer and or Copley.

                           (d) Neither Copley nor any Copley Subsidiary has any
                  liability (contingent or otherwise) under Title IV of ERISA.

                           (e) No Copley Employee Benefit Plan has ever been or
                  currently is a "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA).

                           (f) Except as disclosed on Schedule 4A.14 or as would
                  not, individually or in the aggregate, have a Material Adverse Effect, (i) there are no unfunded obligations under any Copley Employee Benefit Plan providing benefits after termination of employment with respect to any employee of Copley other than continuation of health coverage as required by Section 4980B of the Code and Part 6 of Subtitle B of Title I of ERISA or any applicable state laws, and (ii) neither Copley nor any Copley Subsidiary has made any other commitments to its employees or former employees or their beneficiaries under which it is or would be obligated to provide any retirement, death, change in control, severance, health, or other welfare benefit or payment which, as of the Closing Date, is not adequately funded through a trust or other funding arrangement.

                           (g) Except as would not, individually or in the
                  aggregate, have a Material Adverse Effect, neither Copley nor any Copley Subsidiary has taken

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

                  any action with respect to any Copley Employee Benefit Plan which would impair the funded status of such Copley Employee Benefit Plan.

                           (h) Except as disclosed on Schedule 4A.14, the
                  consummation of the transactions contemplated by this Agreement will not obligate NCLP to provide any current or former officer, director, stockholder, partner or employee of Copley, including, but not limited to, employees of Copley who continue their employment with NCLP with severance pay, supplemental unemployment compensation or any similar payment.

                           (i) With respect to Copley Employee Benefit Plans,
                  the transactions contemplated by this Agreement shall not result in any action or the establishment of any relationship prohibited by Sections 406 and 407 of ERISA (determined after taking into account any applicable exemptions).

                           (j) Attached to Schedule 4A.14 is a true, correct and
                  complete listing, as of the date hereof, of (i) all participants, if any, in Copley's Deferred Compensation and Incentive Compensation Plans, together with the interest of each such participant in such plan, (ii) all currently effective employment contracts (other than agreements with NCLP) to which Copley or any Copley Subsidiary is a party, and
                  (iii) all currently effective severance arrangements or arrangements for payments to employees based on change of control to which Copley or any Copley Subsidiary is a party. Neither Copley nor any Copley Subsidiary maintains a stock appreciation rights plan.

         4A.15.  FILINGS, ETC.

                           (a) Except as would not, individually or in the
                  aggregate, have a Material Adverse Effect, (i) since December 31, 1991, Copley and the Copley Subsidiaries have had and now have all permits, licenses, certificates of authority, orders and approvals of, and have made all filings, applications and registrations with, federal, state or local governmental or regulatory bodies, and self-regulatory bodies that are required (including by the rules of any self-regulatory body) in order to permit each of them to carry on its respective business as presently conducted, and (ii) such permits, licenses, certificates of authority, registrations, orders and approvals are in full force and effect. The conduct of its respective business by Copley and each Copley Subsidiary has not, since December 31, 1991, and currently does not, violate or infringe any applicable federal, state or local law, statute, ordinance, license, rule or regulation including those of the self-regulatory bodies, except where such violation or infringement would not, individually or in the aggregate, have a Material Adverse Effect.

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                           (b) Without limiting the foregoing, Copley, the
                  Copley Subsidiaries and each of their officers and employees that is or who are required to be registered as an investment adviser, a broker-dealer, a registered representative or a sales person with the SEC, CFTC, the securities commission or any other commission of any state or any self-regulatory body is duly registered as such and such registration is in full force and effect, except where the failure to be so registered or to have such registration in full force and effect would not, individually or in the aggregate, have a Material Adverse Effect.

                           (c) There are no proceedings pending or, to Buyer's
                  Knowledge, threatened against any of Copley or the Copley Subsidiaries, that are reasonably likely to result in the revocation, cancellation or suspension, or any adverse modification, of any material permit, license, certificate of authority, order or approval referred to in Section 4A.15(a) and the execution and delivery of this Agreement and the consummation of any transactions contemplated hereby will not result in any such revocation, cancellation, suspension, or any adverse modification, of any material permit, license, certificate of authority, order or approval referred to in
                  Section 4A.15(a) other than in connection with the various filings required hereby.

         4A.16.  REPRESENTATIONS AND WARRANTIES REGARDING THE
INVESTMENT ADVISORY BUSINESS.

                           (a) INVESTMENT CONTRACTS AND CLIENTS.

                                    (i) Schedule 4A.16(a)(i)(1) lists all
                           Investment Contracts of Copley and the Copley Subsidiaries, indicating for each the name of the Client and whether such Investment Contract is in writing. Each written Investment Contract has been delivered by Buyer to Seller and accurately embodies the terms and conditions on which services are rendered to the Client party thereto except for oral modifications described on Schedule 4A.16(a)(i)(2) or oral modifications which do not materially modify the terms thereof. Except as indicated on such Schedule 4A.16(a)(i)(3), none of such Investment Contracts by their terms or under applicable law would, or would be required to, terminate as a result of the consummation of the transactions contemplated by this Agreement unless the consent of the Client or Clients party thereto is obtained. A description of all of the nonwritten Investment Contracts and true, correct and complete copies of all of the written Investment Contracts, including any fee schedules and investment guidelines, have been provided by Buyer to Seller.
                           (x) Each Investment Contract of Copley or any Copley Subsidiary and any subsequent renewal thereof has been duly authorized, executed and delivered by the Copley

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

                           Subsidiary party thereto and, to the extent applicable, has been adopted in compliance with
                           Section 15 of the Investment Company Act and is a valid and binding agreement of each such party, enforceable in accordance with its terms (subject to ERISA or to bankruptcy, insolvency, moratorium, fraudulent transfer and similar laws affecting creditors' rights generally and to general equity principles) and (y) (I) in the case of Investment Contracts with Investment Companies and Clients, each of Copley and any Copley Subsidiary is in compliance in all respects with the terms of each Investment Contract to which it is a party, except where such noncompliance would not, individually or in the aggregate, have a Material Adverse Effect and (II) no event has occurred or condition exists that constitutes or with notice or the passage of time would constitute a default of Copley or the Copley Subsidiary, as applicable, thereunder. To the Knowledge of Buyer and except as do not, individually, or in the aggregate have a Material Adverse Effect, (x) each Investment Contract of Copley or any Copley Subsidiary and any subsequent renewal thereof has been duly authorized, executed and delivered by each party thereto (other than Copley or any Copley Subsidiary) and, to the extent applicable, has been adopted in compliance with
                           Section 15 of the Investment Company Act and is a valid and binding agreement of each such party (other than Copley or any Copley Subsidiary) and (y) in the case of Investment Contracts of any Copley Subsidiary with Clients, each Client party is in compliance in all respects with the terms of each Investment Contract to which it is a party. Except as set forth on Schedule 4A.16(a)(i)(4), none of the Investment Contracts, or any other arrangements or understandings relating to rendering of investment advisory or management services, including without limitation all subadvisory services or administration services to any Client or other person, contains any undertaking by Copley or any Copley Subsidiary to cap fees or to reimburse any or all fees thereunder. None of the Copley Clients are registered or are required to be registered as investment companies under the Investment Company Act. Except as set forth on
                           Schedule 4A.16(a)(i)(5), no Client has notified Copley or the Copley Subsidiaries or their directors or officers that it intends to discontinue or substantially modify its relationship with Copley or the Copley Subsidiaries.

                                    (ii) The accounts of each Client that is
                           subject to ERISA have been managed by Copley or any Copley Subsidiary such that Copley or any Copley Subsidiary in the exercise of such management is in compliance in all respects with the applicable requirements of ERISA, except where such noncompliance would not, individually or in the aggregate, have a Material Adverse Effect, and consummation of the

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

                           transactions contemplated hereby will not result in a violation of such ERISA requirements.

                                    (iii) Neither Copley nor any Copley
                           Subsidiary is a party or subject to any plan adopted in accordance with Rule 12b-1 under the Investment Company Act.

                           (b) REGULATORY COMPLIANCE OF COPLEY AND COPLEY
                  SUBSIDIARIES.

                                    (i) Since 1981, 1991 and 1995, respectively,
                           Copley Advisors, Inc., Copley Management and
                           Advisors, L.P., and BBC Investment Advisors, L.P. (collectively, the "Copley Registered Entities") have been duly registered as investment advisers under the Investment Advisers Act and each Registered Entity is registered as an investment adviser in the states referenced in item 7, Part I of its respective current Form ADV (such states constituting all jurisdictions where such registration is required in order to conduct its business except for states in which the failure to register would not have a Material Adverse Effect), and is in compliance with all federal and, except as would not have a Material Adverse Effect, state laws requiring registration, licensing or qualification as an investment adviser. Each such federal and state registration is in full force and effect. Buyer has made available to Seller a true and complete copy of each Registered Entity's Form ADV, each as amended to date, filed with the SEC; copies of all state registration forms, likewise as amended to date; and copies of all current reports required to be kept by each Registered Entity pursuant to the Investment Advisers Act and rules promulgated thereunder, and required pursuant to applicable state statutes. Except as would not, individually or in the aggregate, have a Material Adverse Effect, the information contained in such forms and reports was true and complete at the time of filing. Each Registered Entity has filed all amendments required to be filed to its Form ADV and, except as would not have a Material Adverse Effect, state registration forms under federal and state law.
                           Schedule 4A.16(b)(i) identifies the examination and/or certification qualifications and other licenses held by employees of Copley and the Copley Subsidiaries (listed by employee) that are used or required in the conduct of Copley's and the Copley Subsidiaries's businesses.

                                    (ii) Neither Copley nor any Copley
                           Subsidiary nor any Copley Client Entity is, nor immediately following the consummation of the transactions contemplated hereby, will any of them be, an "investment company," within the meaning of the Investment Company Act, which is

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

                           required to be registered under that Act in order to engage in the transactions described in Section 7 of that Act. Neither Copley nor any of the Copley Subsidiaries is a "broker" or "dealer" within the meaning of the Exchange Act. Copies of all inspection reports or similar documents furnished to Buyer by the SEC or state regulatory authorities or any self-regulatory organization since January 1, 1990 are listed on Schedule 4A.16(b)(ii) and have been provided to Seller. To the Knowledge of Buyers, there is not pending or underway any investigation of Copley, or any of the Copley Subsidiaries or any of their records by the SEC or any state regulatory authority or any self-regulatory organization, and since December 31, 1991, neither Copley nor any of the Copley Subsidiaries has been notified in writing or otherwise expressly by the SEC or any state regulatory authority or any self-regulatory organization that any past inspection has revealed any deficiency in any such entity's recordkeeping or compliance with the Investment Advisers Act, the Exchange Act, the Securities Act, the Investment Company Act or applicable state statutes, except for deficiencies listed on Schedule 4A.16(b)(ii), which deficiencies will not, individually or in the aggregate, have a Material Adverse Effect. Neither Copley nor any of the Copley Subsidiaries is required to disclose any information to clients under SEC Rule 206(4)-4 promulgated under the Investment Advisers Act. Except as listed on Schedule 4A.16(b)(ii), the assets of the Copley funds listed in Section 4A.17 do not constitute "plan assets" for purposes of ERISA.

                                    (iii) Neither Copley nor any of the Copley
                           Subsidiaries acts as investment adviser or subadviser to any investment company, as defined in the Investment Company Act, which is registered under such Act.

                                    (iv) Except as set forth on Schedule
                           4A.16(b)(iv), neither Copley nor any of the Copley Subsidiaries nor James B. Digney, MetLife's Senior Vice President-Investment and Administration/Real Estate Investments (who is the officer of MetLife responsible for such matters), has received, nor does such MetLife Vice President or any executive officer of Copley or any of the Copley Subsidiaries have actual knowledge of, any written complaints from any Copley Client that have not been resolved, nor has any Copley Client Entity received any withdrawal or redemption requests which continue to be outstanding or are sufficient to trigger any liquidation or dissolution of any Copley Subsidiary or Copley Client Entity managed by Copley or any Copley Subsidiary.

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

                                    (v) Other than as required to satisfy the
                           condition of the ERISA QPAM Exemption, neither Copley nor any Copley Subsidiary is, nor following the Closing will NCLP (by reason of operations previously conducted by Copley or the Copley Subsidiaries) be, subject to any regulatory capital requirements. All regulatory capital requirements that will be applicable to NCLP on the Closing Date solely as a result of its conduct of Copley's or any Copley Subsidiary's business will be satisfied by eligible assets included on the Copley Pro Forma Closing Balance Sheet.

                                    (vi) The offering, issuance, sale and
                           delivery of interests to investors in each Copley Client Entity complied with the requirements of the federal securities laws, applicable state securities laws and, where applicable, the rules of the NASD. None of the offering materials (including offering memoranda, private placement memoranda, statements of additional information, supplemental advertising or marketing material, or amendments or supplements to any of them) in connection with such offerings and sales, as of their respective dates, included any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No current offering materials (including offering memoranda, private placement memoranda, statements of additional information, supplemental advertising or marketing material, or amendments or supplements to any of them) for the Copley Client Entities includes or will as of the Closing Date include an untrue statement of material fact or omits or will as of the Closing Date omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

                                    (vii) Each pooled or commingled investment
                           vehicle managed by Copley or any Copley Subsidiary which purports to have been organized or established as a separate account of any insurance company has been duly organized or established as such in accordance with applicable insurance laws and regulations, and except for Pooled Real Estate Investment Fund, as to which Buyer makes the representations contained in this clause only from and after the time such fund commenced to be managed by Copley, has been at all times managed by Copley or the applicable Copley Subsidiary in accordance with applicable insurance laws and regulations and, except where noncompliance would not have a Material Adverse Effect, applicable annuity contracts and investment guidelines.

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

         4A.17 COPLEY FUND FINANCIAL STATEMENTS. The audited financial statements of each of New England Life Pension Properties, A Real Estate Limited Partnership; New England Life Pension Properties II, A Real Estate Limited Partnership; New England Life Pension Properties III, A Real Estate Limited Partnership; New England Life Pension Properties IV, A Real Estate Limited Partnership; New England Pension Properties V, A Real Estate Limited Partnership; Copley Pension Properties VI, A Real Estate Limited Partnership; Copley Pension Properties VII, A Real Estate Limited Partnership; Copley Realty Income Partners I, A Limited Partnership; Copley Realty Income Partners 2, A Limited Partnership; Copley Realty Income Partners 3, A Limited Partnership; Copley Realty Income Partners 4, A Limited Partnership; Pooled Real Estate Investment Fund; Developmental Properties Account; Copley Investors Limited Partnership; CIIF Associates Limited Partnership; and CIIF Associates II Limited Partnership and the unaudited financial statements of each of Copley Commerce Park Associates, L.P., Copley Regional Center Associates, L.P. and Copley Business Parks Associates, L.P. as of and for the years ended December 31, 1995 and 1994, as reported on by Price Waterhouse L.L.P. and the unaudited financial statements of each such fund as of and for the six months ended June 30, 1996 and, to the extent available, the unaudited financial statements as of the last day of each quarter after the date hereof and prior to the Closing Date, have been or (in the case of such statements as of dates after the date hereof) will as of the Closing Date be prepared in accordance with GAAP (except that certain of the unaudited financial statements (i) are unaudited, (ii) do not include a statement of cash flows, (iii) the balance sheet presents assets net of related liabilities (i.e., mortgage debt), (iv) may omit normal recurring year-end accruals which are not individually or in the aggregate material and (v) may not include notes), except as otherwise disclosed therein, and, except as would not, individually or in the aggregate, have a Material Adverse Effect, present or will present fairly the financial position and other financial results of the respective fund at the dates, and for the periods, stated therein. Except as disclosed in its most recent financial statements, each fund listed in the preceding sentence has no liabilities which would, individually or in the aggregate, have a Material Adverse Effect, whether accrued, contingent or determinable, that are required to be reflected in such financial statements (including the notes thereto) pursuant to the requirements of GAAP.

         4A.18. REGISTRATION UNDER THE COMMODITY EXCHANGE ACT. Neither Copley nor any Copley Subsidiary is required to register under the Commodity Exchange Act as a CPO or as a CTA.

         4A.19. REGISTRATION AS AN INSURANCE AGENT OR REAL ESTATE OR MORTGAGE BROKER. Neither Copley nor any Copley Subsidiary is required to register as an insurance agent, broker, consultant or advisor under the laws of any state. Neither Copley nor any Copley Subsidiary is required to register under the laws of any state as a Real Estate or Mortgage Broker.

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

         4A.20. REGISTRATION AS A TRANSFER AGENT. Neither Copley nor any Copley Subsidiary (i) is registered as a transfer agent under the Exchange
Act or (ii) is engaged in any conduct or activity that would require it to be so registered.

         4A.21. ENVIRONMENTAL MATTERS. Except as has been previously been disclosed by Buyer (directly or through Copley) to Seller:

         (a) Neither Copley nor Copley Subsidiary nor any Copley Client Entity has within the three years preceding the date hereof received any written notice, demand, citation, summons, complaint or order or any notice of any penalty, lien or assessment, and, to Buyer's Knowledge, no investigation or review is pending by any governmental entity, with respect to any (i) alleged violation by Copley, any Copley Subsidiary or any Copley Client Entity of any Environmental Law, (ii) alleged failure by Copley or any Copley Subsidiary or any Copley Client Entity to have any applicable environmental permit, certificate, license, approval, registration or authorization required by law in connection with the conduct of its business or any activity with respect to any Hazardous Substances, except for any such notice or investigation relating to or involving matters which would not, individually or in the aggregate, have a Material Adverse Effect.

         (b) To Buyer's Knowledge, neither Copley nor any Copley Subsidiary nor any Copley Client Entity has any Environmental Liabilities, except to the extent that any such liability would not, individually or in the aggregate, have a Material Adverse Effect.


                                    ARTICLE V

                    CONDUCT OF BUSINESS PRIOR TO THE CLOSING


         5.1 SELLER CONDUCT PRIOR TO CLOSING. The Selling Entities and the Principals hereby covenant and agree with Buyer that each of the Selling Entities and the Seller Designated Affiliates shall, prior to the Closing Date, operate its business only in the usual, regular and ordinary course in light of Seller's current strategic plan except as otherwise contemplated hereby. Each of the Selling Entities and Seller Designated Affiliates shall meet all of its obligations as they become due, shall pay all valid accounts payable in due course in accordance with its practice heretofore, shall incur no additional long-term indebtedness (except as otherwise contemplated hereby or any indebtedness in connection with Seller's redemption of UAM's minority interest in Seller; provided that such indebtedness shall be repaid in full at or before the time of Closing) and shall use its best efforts to continue to solicit new clients and to offer investment advisory and related services (as applicable) in the ordinary course of business, to maintain its corporate and partnership records, to keep its accounts receivable current, to preserve its business organization and assets and maintain its rights, franchises and business and customer relations necessary to run the business as

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

currently run in all material respects, to keep available the services of its employees (except as otherwise contemplated hereby), and to preserve the goodwill of its clients, suppliers, and others with whom business relationships exist. Without in any way limiting the foregoing, the Selling Entities and the Principals agree that (except as contemplated by this Agreement or in connection with Seller's redemption of UAM's minority interest in Seller and the incurrence of indebtedness and Liens by Seller in connection therewith; provided that at or before the time of Closing such indebtedness shall be repaid in full and such Liens shall be extinguished), neither the Selling Entities nor any of the Seller Designated Affiliates (other than the Funds) will do any of the following prior to the Closing without the prior written consent of Buyer:

                           (a) issue or sell any interest, option, note or other
                  securities of the Selling Entities or Seller Designated Affiliates except as set forth on Schedule 5.1(a);

                           (b) incur any indebtedness for borrowed money,
                  except in the ordinary course of business consistent with past practice;

                           (c) except in the ordinary course of business,
                  mortgage, pledge or otherwise subject to any material Lien, any of its properties or assets, tangible or intangible;

                           (d) except as required to accomplish the purposes of
                  this Agreement or where required in the exercise of its fiduciary obligations, in the case of any Fund, request that any action be taken by the board of trustees of any Fund, other than the authorization and registration of new Funds and routine actions that would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect;

                           (e) except for those items listed on Schedule 5.1(e)
                  and bonuses to be paid by Seller as a result of the transactions contemplated hereby, pay any bonus to any officer, employee, sales representative, agent or consultant, or grant to any officer, director, employee, sales representative, agent or consultant any other increase in compensation in any form except in accordance with past practice and in the ordinary course of business, or hire any additional directors, officers, employees or agents except in the ordinary course of business;

                           (f) except to the extent that Buyer has otherwise
                  expressly agreed in writing as of the date hereof, or as may be required by law, or as otherwise specifically provided herein or as contemplated on Schedule 5.1(f), adopt, or amend in any material respect, any employment (including without limitation any amendment of the Employment Agreements), collective bargaining, bonus, profit-sharing, compensation, pension, health insurance, welfare, retirement,

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                  deferred compensation or other plan, agreement, trust, fund or arrangement for the benefit of officers, directors, partners, stockholders, employees, sales representatives, agents or others except in the ordinary course of business;

                           (g) amend its certificate of limited partnership,
                  agreement of limited partnership, certificate of incorporation or by-laws, as the case may be, except as required by law or to reflect the redemption of UAM's minority interest in Seller and the admission of Seller Inc. as a limited partner of Seller;

                           (h) change in any material respect its accounting
                  practices or principles, except as required by law or GAAP;

                           (i) other than through the AEW Mezzanine Funds as
                  described in their private placement memorandum, enter into or recommend that any Fund enter into any type of business materially different from that conducted by the Selling Entities or Seller Designated Affiliates as of the date of this Agreement or, other than through Partners II or on behalf of a Client, enter into or participate in any joint venture or partnership;

                           (j) acquire direct or indirect control over any
                  corporation or other organization or make any acquisition of all or a substantial part of a business or operations except on behalf of a Client as an investment made in accordance with an Investment Contract;

                           (k) except in accordance with past practice and the
                  actions required to achieve the AEW Pro Forma Closing Balance Sheet, pay or declare any dividend or distribution in cash or property in respect of any of the Selling Entities' or Seller Designated Affiliates' partnership interests or make any other payment to its affiliates that in either case would preclude Seller from complying with the AEW Working Capital Requirement or funding at Closing of Seller's share of the funding of the Restructuring Reserve;

                           (l) except by operation of law or as would not
                  adversely affect revenues of NCLP after the Closing, terminate or materially amend any Investment Contract or related fee schedule;

                           (m) other than by operation of law or for estate
                  planning purposes, allow any partnership interest or capital stock of any of the Selling Entities to be transferred; and

                           (n) agree or commit to do any of the foregoing.

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         5.2 COPLEY CONDUCT PRIOR TO CLOSING. Buyer hereby covenants and agrees with the Selling Entities and the Principals that Copley and each of the Copley Subsidiaries shall, prior to the Closing Date, each operate its business only in the usual, regular and ordinary course except as otherwise contemplated hereby. Buyer agrees that each of Copley and the Copley Subsidiaries shall meet all of its obligations as they become due, shall pay all valid accounts payable in due course in accordance with its practice heretofore, shall incur no additional long-term indebtedness and shall use its best efforts to continue to solicit new clients and to offer investment advisory and related services (as applicable) in the ordinary course of business, to maintain its corporate and partnership records, to keep its accounts receivable current, to preserve its business organization and assets and maintain its rights, franchises and business and customer relations necessary to run the business as currently run in all material respects, to keep available the services of its employees (except as otherwise contemplated hereby), and to preserve the goodwill of its clients, suppliers, and others with whom business relationships exist. Without in any way limiting the foregoing, Buyer agrees that, except as contemplated by this Agreement, neither Copley nor any of the Copley Subsidiaries will do any of the following prior to the Closing without the prior written consent of Seller:

                           (a) except as set forth on Schedule 5.2(a), issue or
                  sell any interest, option, note or other securities of Copley or the Copley Subsidiaries;

                           (b) incur any indebtedness for borrowed money,
                  except in the ordinary course of business consistent with past practice;

                           (c) except in the ordinary course of business,
                  mortgage, pledge or otherwise subject to any material Lien, any of its properties or assets, tangible or intangible;

                           (d) except for those items listed on Schedule 5.2(d)
                  and bonuses to be paid by Copley as a result of the transactions contemplated hereby, pay any bonus to any officer, employee, sales representative, agent or consultant, or grant to any officer, director, employee, sales representative, agent or consultant any other increase in compensation in any form except in accordance with past practice and in the ordinary course of business, or hire any additional directors, officers, employees or agents except in the ordinary course of business;

                           (e) except to the extent that Seller has otherwise
                  expressly agreed in writing as of the date hereof, or as listed on Schedule 5.2(e), or as may be required by law, or as otherwise specifically provided herein, adopt, or amend in any material respect, any employment, collective bargaining, bonus, profit-sharing, compensation, pension, health insurance, welfare, retirement, deferred

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                  compensation or other plan, agreement, trust, fund or
                  arrangement for the benefit of officers, directors, partners, stockholders, employees, sales representatives, agents or others except in the ordinary course of business;

                           (f) amend its certificate of limited partnership,
                  agreement of limited partnership, certificate of incorporation or by-laws, as the case may be, except as required by law;

                           (g) change in any material respect its accounting
                  practices or principles, except as required by law or GAAP;

                           (h) enter into any type of business materially
                  different from that conducted by Copley or the Copley Subsidiaries as of the date of this Agreement or enter into or participate in any joint venture or partnership;

                           (i) acquire direct or indirect control over any
                  corporation or other organization or make any acquisition of all or a substantial part of a business or operations;

                           (j) except in accordance with past practice and the
                  actions required to achieve the Copley Pro Forma Closing Balance Sheet, pay or declare any dividend or distribution in cash or property in respect of any of Copley's or the Copley Subsidiaries' partnership interests or make any other payment to its affiliates that in either case would preclude complying with the Copley Working Capital Requirement or funding at Closing of both (i) the Buyer Restructuring Costs in excess of Buyer's Pre-Closing Restructuring Costs and (ii) Buyer's share of the funding of the Restructuring Reserve;

                           (k) allow any general partnership interest or
                  capital stock of any of Copley or the Copley Subsidiaries to be transferred;

                           (l) except (i) by operation of law, (ii) with respect
                  to the current Investment Contract between MetLife and CREA Limited Partnership, which Investment Contract MetLife has notified Copley it intends to amend or replace, provided that such amendment or replacement shall be consistent with Section 7.3(g) or (iii) as would not adversely affect revenues of NCLP, terminate or materially amend any Investment Contract or any related fee schedule; and

                           (m) agree or commit to do any of the foregoing.

         5.3 SCHEDULES. Seller and Buyer shall each from time to time prior to the Closing Date promptly supplement and update the Schedules as necessary. No such supplement or update shall constitute an amendment to the Schedules.

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

                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS

         6.1      CONSENTS AND APPROVALS.

                           (a) Subject to the terms and conditions herein
                  provided, each of the parties hereto agrees to cooperate with the other and use all reasonable efforts (except for those actions with respect to which this Agreement requires the use of best efforts) to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable to consummate the transactions contemplated by this Agreement as promptly as practicable, including, without limitation, under the HSR Act and all other applicable laws and regulations.

                           (b) To the extent that the rights of the Selling
                  Entities under any agreement, including any Investment Contract or any material Terminable Contract, may not be assigned without the consent or approval of another party thereto, Seller shall use all reasonable efforts to obtain any such consent. Without limiting the foregoing, Seller as promptly as practicable, will use all reasonable efforts to obtain, or cause to be obtained, all consents necessary to be obtained in order to consummate the transactions contemplated hereby. In addition, and notwithstanding the foregoing:

                                    (i) As soon as reasonably practicable,
                           Seller shall cause all of the Clients under Investment Contracts of Seller and any Seller Designated Affiliate to be informed of the transactions contemplated by this Agreement and shall, in compliance with the Investment Advisers Act, give each such Client an opportunity to terminate its Investment Contract. Seller shall use its best efforts to obtain each such Client's actual written consent to assignment of its Investment Contract on terms at least as favorable to NCLP as the terms of such Investment Contract on the date hereof (each a "Client Consent").

                                    (ii) Seller agrees to use its best efforts
                           to cause to be prepared and filed with the SEC proxy materials for a meeting of the shareholders of AEW Fund and to use its best efforts to cause proxy solicitations to be undertaken in order that such meetings be held prior to the Closing, at which the approval of the shareholders of AEW Fund will be sought (i) for a new investment advisory agreement with NCLP having terms substantially similar to and at least as favorable as the current investment advisory agreement with Seller (the "New Fund Agreement") to be

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

                           effective on or as promptly as practicable after the Closing Date, (ii) for the election as trustees of those individuals who serve as trustees of certain funds managed by Reich & Tang, L.P., as agreed by Buyer and Seller, and (iii) for such other matters as may be required by the Investment Company Act. Seller shall deliver drafts of such proxy materials to Buyer a reasonable time prior to filing such documents with the SEC and prior to mailing such documents to shareholders of AEW Fund in order to afford Buyer an opportunity to review and comment on such documents. Seller agrees to seek the approval of the New Fund Agreement by AEW Fund's board of trustees acting in accordance with Section 15(c) of the Investment Company Act. Arrangements reasonably satisfactory to Seller and Buyer shall be made for the provision of administration, custody, fund accounting and other non-advisory services to the AEW Fund following the Closing Date on terms and conditions not materially less favorable to the AEW Fund or to NCLP than the arrangements currently in effect.

         6.2 SECTION 15(f). The parties each agree to use all reasonable efforts to assure compliance with the conditions of Section 15(f) of the Investment Company Act as it applies to the transactions contemplated by this Agreement. Buyer and NCLP jointly and severally agree as follows:

                           (a) For a period of not less than three years after
                  the Closing Date, Buyer and NCLP jointly and severally shall use all reasonable efforts to assure that no more than 25% of the members of the board of directors or trustees of any Fund shall be "interested persons" (as defined in the Investment Company Act) of Seller or Buyer, or any entity that succeeds Seller or Buyer as investment advisor to a Fund or any person that before or after the Closing Date was or is an affiliated person of any of the foregoing within the meaning of the Investment Company Act. Without limiting the generality of the foregoing, Buyer and NCLP will not take or recommend any action that would cause more than 25% of the number of any such board to be "interested persons."

                           (b) Buyer and NCLP each represent and warrant that
                  there is no express or implied understanding, arrangement or intention to impose an "unfair burden" within the meaning of
                  Section 15(f) of the Investment Company Act on any of the Funds as a result of the transactions contemplated hereby, and that for a period of not less than two years after the Closing Date neither of them will take or recommend any act that would constitute an "unfair burden" on any Fund.

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         6.3      COMPLIANCE WITH SECURITIES LAWS.

                           (a) Prior to or on the Closing Date, Seller, with the
                  full cooperation of Buyer (through Copley), shall prepare a Form ADV for NCLP and Buyer shall cause NCLP to file such Form ADV with the SEC, and such Form ADV shall have become effective under the Investment Advisers Act.

                           (b) In addition, Seller, with the full cooperation of
                  Buyer (through Copley), shall prepare, and Buyer shall cause NCLP to file, all such other forms and amendments to forms and other documents required to be filed or delivered by NCLP under applicable federal and state laws, and regulations promulgated thereunder, including without limitation the Investment Advisers Act, the Exchange Act, the Securities Act and applicable state laws relating to or regulating the activities of investment advisers and broker-dealers, as a result of the consummation of the transaction contemplated by this Agreement.

                           (c) Without waiving any conditions or covenants
                  contained herein regarding obtaining consents and approvals necessary for NCLP's continuation of the business of Seller and Seller Inc., (i) Buyer, Seller and NCLP each agrees to use all reasonable efforts to obtain promptly after the Closing any such consents and approvals that have not been obtained prior to Closing and (ii) each of Seller and NCLP agrees to use its best efforts to obtain any Client Consents not obtained prior to the Closing.

         6.4 CURRENT INFORMATION. During the period from the date of this Agreement to the Closing, each party will cause one or more of their representatives, and Buyer shall cause one or more representatives of Copley, to confer on a regular and frequent basis with representatives of the other party with respect to the status of its ongoing operations to the extent they reasonably relate to the transactions contemplated or businesses affected hereby (and, in the case of Seller, the Funds). Each party (including, in the case of Buyer, with respect to Copley) will promptly notify the other party of any complaints from an investor or client or a governmental or regulatory authority or a self-regulatory body, investigations or hearings (or communications indicating that the same may be contemplated), or the institution or the threat of any litigation that comes to their attention which would, in any manner, challenge, prevent, alter or materially delay any of the transactions contemplated hereby and each party will keep the other party informed with respect to such events. Seller and Buyer will notify each other of the status of regulatory applications and third party consents related to the transactions contemplated hereby. Each party (including, in the case of Buyer, with respect to Copley) shall, promptly upon acquiring Knowledge thereof, give notice to the other parties of: (i) any breach by such party of a representation and warranty contained herein and (ii) any inability by such party to fulfill a condition or agreement contained herein or in any Related Agreement.

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

         6.5      ACCESS; INFORMATION.

                           (a) Each party shall afford to the other parties and
                  their representatives such access during normal business hours and without material business interruption to its books, records (including, without limitation, tax returns and appropriate work papers of independent auditors under normal professional courtesy), properties, Investment Contracts, titles and leases to properties, loan and other agreements and to such other information as such party may reasonably request. Each party shall also have been afforded a reasonable opportunity to confer, in consultation with the other party, with such other party's advisory clients. For purposes of this subsection 6.5(a), Buyer agrees that Copley shall be deemed a "party."

                           (b) All nonpublic records, books, contracts,
                  instruments, computer data and other data and information (collectively, the "Information") concerning the other parties or the Funds furnished pursuant to this Agreement shall be subject to the confidentiality agreements between the parties previously entered into and Section 10.4. In the event of the termination of this Agreement, each party shall return or destroy all Information furnished to such party and its representatives hereunder and all analyses, compilations, data, studies, other documents prepared by such party or its representatives containing or based in whole or in part on any such Information.

         6.6      NON-SOLICITATION.

                           (a) The Selling Entities and the Principals agree
                  that none of them, nor any of their officers, employees, agents or representatives (including, without limitation, any investment banker, attorney or accountant retained by any of them) shall initiate, solicit, encourage or entertain, directly or indirectly, any inquiries or the making of any proposal or offer with respect to a merger, consolidation or similar transaction involving, or any purchase of any substantial portion of the assets or any substantial portion of the equity securities of the Selling Entities or the Seller Designated Affiliates or the assignment of any substantial portion of any investment advisory, subadvisory, administrative or distribution agreement by the Selling Entities or the Seller Designated Affiliates, or the transfer of the Selling Entities or Seller Designated Affiliates' general partnership interest in any limited partnership, or the entering into by AEW Fund of an investment advisory, subadvisory, administrative or distribution agreement with any company other than Seller. Seller shall promptly send to Buyer copies of any written communications received by it or AEW Fund from any person or entity with respect to any transaction or proposed transaction of the type referred to in the preceding sentence, and shall

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

                  promptly notify Buyer of any oral or other unwritten communication of such nature received by it or AEW Fund.

                           (b) Buyer agrees that neither it nor any of its
                  officers, employees, agents or representatives (including, without limitation, any investment banker, attorney or accountant retained by any of them) shall initiate, solicit, encourage or entertain, directly or indirectly, any inquiries or the making of any proposal or offer with respect to a merger, consolidation or similar transaction involving, or any purchase of any substantial portion of the assets or any substantial portion of the equity securities of Copley or any Copley Subsidiary or the assignment of any substantial portion of any investment advisory, subadvisory, administrative or distribution agreement by Copley or the Copley Subsidiaries, or the transfer of Copley's or any Copley Subsidiary's general partnership interest in any limited partnership. Buyer shall promptly send to Seller copies of any written communications received by it from any person or entity with respect to any transaction or proposed transaction of the type referred to in the preceding sentence, and shall promptly notify Seller of any oral or other unwritten communication of such nature received by it.

         6.7 QUALIFICATION OF THE FUNDS. Subject to applicable fiduciary duties to AEW Fund, Seller will take no action (i) that would prevent AEW Fund from qualifying for taxation as a "regulated investment company" under subchapter M of the Code or prevent any REIT from qualifying as a "real estate investment trust" under subchapter M of the Code or cause AEW Fund or REIT to suffer materially adverse tax consequences, or (ii) that would be inconsistent in any material respect with AEW Fund's Prospectus and other offering, advertising and marketing materials.

         6.8 PRESS RELEASES, ETC. None of the Selling Entities, Principals or Buyer, without the consent of Seller and Buyer, shall, or shall permit their respective affiliates, including Copley and the Copley Subsidiaries, to, make any public announcement, issue any press release or make disclosure to any third party except to their respective counsel, investment bankers, accountants and other experts, concerning this Agreement or the transactions contemplated hereby, except as may be required by law or the rules of the Exchange after making reasonable efforts in the circumstances to consult in advance with the other parties. Seller and Buyer will consult with each other as to the form, substance and timing of any press release or other disclosure to employees, clients, holders of LP Units and the public of the existence of this Agreement, matters related to this Agreement or any of the transactions contemplated hereby.

         6.9 CORPORATE AND PARTNERSHIP MINUTES. Buyer and Seller shall provide to one another on or before the Closing the minutes of meetings (or consents in lieu thereof) of the partners, board of directors, or stockholders of the Selling Entities (in the case

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

of Seller) or Copley and the Copley Subsidiaries (in the case of Buyer) after the date hereof and on or before the Closing Date.

         6.10 POST-CLOSING OPERATIONS. From and after the Closing Date, Buyer and NCLP shall take or cause to be taken, or not take and not cause to be taken, as the case may be, the following actions:

                           (a) AUDIT. Following the Closing Date, NCLP shall
                  promptly and in any event within 90 days following the end of each fiscal year prepare audited financial statements for such year.

                           (b) BOARD OF DIRECTORS. The current intention of the
                  parties hereto, without prejudice to Buyer's rights under Massachusetts law as sole stockholder of NCGP (through a wholly owned subsidiary of Buyer), is that following the Closing the Board of Directors of NCGP will consist of three members who shall be initially Joseph F. Azrack, Joseph W. O'Connor (Messrs. Azrack and O'Connor, together with any other members of such Board designated by NCLP's President and Chief Executive Officer from NCLP's senior management, and as may be replaced from time to time by their successors designated by NCLP's President and Chief Executive Officer from NCLP's senior management, the "Inside Directors") and Peter S. Voss. From and after the Closing, the parties' expectation, without prejudice to Buyer's rights under Massachusetts law, is that if the board of directors of NCGP consists of four or fewer members, one such member will be a representative of Buyer, and if the board of directors consists of five or more members, two of such members will be representatives of Buyer, and in either case the balance of such members will be Inside Directors. The NCGP board of directors shall establish a compensation committee (the "Compensation Committee") consisting of two members, one of whom shall be the senior Buyer representative to the board and the other of whom shall be NCLP's President and Chief Executive Officer for so long as such officer is a member of NCGP's board of directors. Following the Closing, Joseph F. Azrack, Peter C. Aldrich, Thomas G. Eastman and Joseph W. O'Connor shall serve NCLP in positions and with titles as indicated on Schedule 7.2(d), each pursuant to the terms and conditions of his respective Employment Agreement.

                           (c) AMENDMENT OF EMPLOYMENT AGREEMENTS.  Without the
                  prior approval of Buyer, the Employment Agreements shall not be amended.

                           (d) BONUS PLAN. NCGP's board of directors shall
                  unanimously adopt and, subject to modification by the Compensation Committee, maintain in effect for five years a bonus plan (the "Bonus Plan") pursuant to which 30% of the excess of Partnership Revenues over Operating Expenses for each of such fiscal

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

                  years (the "Bonus Pool") shall be allocated and paid to NCLP employees (including employees of Copley). In calculating the Bonus Pool for 1997, Partnership Revenue and Operating Expenses for 1997 shall be deemed to include Partnership Revenue and Operating Expenses for the Stub Period. Allocations under the Bonus Plan shall be determined by the President and Chief Executive Officer of NCLP, subject to review by the Compensation Committee.

                           (e) MARGIN SHARE PAYMENT.

                                    (i) For each of the five years commencing
                           January 1, 1997, NCLP shall pay to employees of NCLP an amount equal to a portion of NCLP Qualifying Revenues, the amount of such payment (each a "Margin Share Payment") to be determined each year based upon NCLP's Post-Bonus Operating Margin as set forth in
                           Schedule 6.10(e).

                                    (ii) Allocation of each Margin Share Payment
                           among NCLP employees shall be determined by the President and Chief Executive Officer of NCLP, subject to review by the Compensation Committee. Half of each Margin Share Payment shall be made within ninety (90) days of receipt of unaudited financial statements for the year in respect of which such payment is made, with the remainder (plus accrued interest at the rate of LIBOR plus 35 basis points per year from the date of the first half of payment) to be paid not later than one year thereafter; provided, however, that no payment owing as of any date shall be made to employees whose employment has ceased to continue prior to such date other than for involuntary termination without cause, death or disability. Any portion of Margin Share Payment forfeited by any employee will be reallocated among the remaining employees as determined by NCLP's President and Chief Executive Officer.

                           (f) THE RESEARCH GROUP. Following the Closing Date,
                  NCLP shall establish a research group ("The Research Group") as set forth in Exhibit 6.10(g). The role, function and funding of The Research Group will be reviewed and approved by the NCGP board of directors on an annual basis.

                           (g) INTERNATIONAL. NCLP shall on the Closing Date
                  enter into an agreement of limited partnership or a limited liability company agreement, together with any related agreements, on substantially the terms set forth in Exhibit 6.10(g), pursuant to which agreement NCLP will hold a limited liability interest in the entity governed thereby (such entity referred to herein as "International Co.").

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

                           (h) ADVISORY BOARD.  NCLP shall establish an
                  advisory board (the "Advisory Board") whose members shall initially consist of Peter C. Aldrich, Joseph F. Azrack, Thomas G. Eastman, Joseph W. O'Connor, Peter S. Voss and at least three nonaffiliates who shall be selected by NCGP's board of directors. The role and function of the Advisory Board and compensation for service thereon will be reviewed and approved by NCGP's board of directors on an annual basis.

                           (i) BUYER SERVICES. NCLP (i) shall utilize internal
                  audit services provided by Buyer and (ii) if it decides in its discretion to use benefit plans sponsored by Buyer, it shall also utilize benefit plan administration services provided by Buyer with respect to such plans; provided, however, that in each instance NCLP shall reimburse Buyer for such services on a cost basis. Should NCLP, in its discretion, desire any other services of Buyer, such services shall be provided at a cost negotiated by NCLP and Buyer. Buyer shall from time to time provide short-term financing to NCLP at Buyer's then current short-term borrowing rate.

                           (j) OBLIGATION ON EXPIRATION OF LEASE. The aggregate
                  amount of base lease payments commencing on January 1, 1997 for NCLP through the date of expiration of the Lease is $16,000,000. In the event that the actual cumulative amount of "lease-related payments" (as identified below) for NCLP from January 1, 1997 through the date of expiration of the Lease is less than $16,000,000, then upon expiration of the Lease, NCLP shall pay to Seller or its designee an aggregate of the amount by which the cumulative lease-related payments are less than $16,000,000 with a maximum payment of $500,000 (the "Lease Refund"). Lease-related payments following the Closing will consist exclusively of (i) base rent on the Lease plus base rent calculated in accordance with GAAP on any new lease in Boston, Massachusetts premises (excluding any lease on premises which are leased to accommodate future expansion of
                  NCLP), minus (ii) any base rentals paid by any sub-tenants (including the current subtenant) in respect of such premises, plus (iii) costs associated with sub-letting such premises to sub-tenants, including but not limited to costs of sub-tenant improvements, lease commissions, moving and similar allowances and costs associated with preparing or renovating the space NCLP occupies after the Closing, plus (iv) the amount of amortization recognized through the expiration of the Lease (which expires on July 31, 2000) of tenant improvements on any newly leased space occupied by NCLP in Boston, Massachusetts (excluding any premises which are leased to accommodate future expansion), which tenant improvements are to be amortized on a straight-line basis through the expiration of the new lease.


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                           (k) HARBOR HOSPITALITY; INTERNATIONAL.  Upon the
                  realization of any portion of its investment in each of Harbor Hospitality and International Co., NCLP shall pay to Seller or its designee any amounts received by NCLP; provided, however, that in the case of Harbor Hospitality, such amounts shall not exceed Seller's original capital investment of approximately $328,000 and provided further that in the case of International Co., such amounts shall not exceed Seller's preferred interest of approximately $1,000,000 and earnings thereon.

                           (l) FUTURE INCENTIVE FEES. Following the Closing and
                  through December 31, 2001, 50% of all incentive fees or carried interests (other than with respect to Partners I and Partners II, arrangements with respect to which are set forth in Section 7.1(k) and (l)) shall be allocated by NCLP's President and Chief Executive Officer among the employees of NCLP subject to review and change by the Compensation Committee. Such allocation from and after January 1, 2001 shall be at the discretion of NCGP's board of directors.

                           (m) AMENDMENTS TO PARTNERSHIP AGREEMENT.  For a
                  period of five years from Closing, Buyer shall not amend the NCLP Partnership Agreement in a manner that would affect the economics of such agreement without the prior written consent of a majority of those members of the NCGP board of directors who are not Buyer representatives.

                           (n) INSURANCE. From and after the Closing, NCLP shall
                  establish and maintain in effect, at its own expense, errors and omissions, property, fidelity, general liability and workers' compensation insurance and any other policies required to reasonably protect the business and properties from risks that are normal for the industry (but in no event less than currently maintained by Seller and Copley) to cover claims made with respect to actions or occurrences on or following the Closing Date in accordance with guidelines established by Buyer. For a period through and including December 31, 1999, such insurance shall name as insureds the Selling Entities and each other Person insured pursuant to the Selling Entities' existing fidelity insurance and errors and omissions insurance and shall cover claims made on or after the Closing Date with respect to actions or occurrences at or prior to the Closing Date. In the event that any claim is made pursuant to any coverage maintained pursuant to the foregoing sentence in respect of an Excluded Liability, the Seller shall
                  (i) indemnify and hold harmless NCLP as to any deductible amount paid by NCLP with respect to such Excluded Liability and (ii) to the extent that the amount of NCLP's coverage under such policy is reduced by reason of such claim, the Seller shall, promptly upon request by NCLP, furnish at the Seller's expense additional coverage so that the aggregate amount of coverage shall equal the

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

                  lesser of (A) the amount of coverage in effect prior to such reduction or (B) $10 million.

                           (o) ENTERPRISE COMPLIANCE.  After the Closing, NCLP
                  shall participate in Buyer's Enterprise Compliance Program.

                           (p) COURSE OF DEALING WITH CLIENTS. From and after
                  the Closing, NCLP will use all reasonable efforts to resolve any disputes or disagreements with its then-continuing Clients in the ordinary course of its business even if such disputes or disagreements relate to matters arising in connection with the Selling Entities' businesses prior to the Closing; provided, however, that this paragraph shall not limit Buyer's or Seller's indemnification rights hereunder or the obligations of Buyer under Section 9.6.

                           (q) HOLDINGS NOTE. From and after the Closing, each
                  individual to whom Partners II Incentive Fees are to be allocated shall, as a condition to such allocation, execute and deliver a promissory note in favor of Partners II Employee Holdings, L.P. on substantially the same terms as the Holdings Note (in respect of the limited partnership interest in Partners II Employee Holdings, L.P.) in an amount equal to $910,000 multiplied by a fraction the numerator of which equals the percentage of Partners II Incentive Fees to be allocated to such individual and the denominator of which equals 301/3% and, simultaneously therewith, the amount of the Holdings Note shall be reduced by the same amount of such new note.

                           (r) FOREIGN TAXES. Buyer, Seller and the Principals
                  shall cooperate in structuring the business of NCLP, International and their affiliates so that the partners of Buyer (i) will not be subject to any foreign tax on such business payable by such partners and (ii) will not be subject to a requirement to file foreign tax returns.

         6.11     UPDATED FINANCIAL STATEMENTS.

                           (a) Prior to the Closing Date and as soon as possible
                  following the completion of Seller's last fiscal quarter ending prior to the Closing Date, Seller will deliver to Buyer
                  (i) a balance sheet as at the last date of such fiscal quarter together with the related financial statements for the period November 1, 1995 through such date and (ii) a balance sheet and related financial statements for the corresponding periods of the prior year, certified by the principal financial and accounting officer of Seller, all as required to be included in Buyer's Form 8-K under the Exchange Act and all of which balance sheets and financial statements (including the notes thereto) are collectively called the "Interim Financials."

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                           (b) The Interim Financials shall be Seller Financial
                  Statements for purposes of Section 3.6 and shall comport with the requirements of the Exchange Act and Regulation S-X under the Exchange Act.

         6.12 NEW ENGLAND INVESTMENT ASSOCIATES. Buyer shall before Closing cause the business of NEIA to be transferred out of Copley to any other entity controlled by Buyer, by transfer of assets, stock, distribution, sale or otherwise as determined with the sole discretion of Buyer. Buyer shall indemnify and hold harmless NCLP against any and all claims for any liability of CREA or Copley arising from CREA's ownership of or otherwise relating to NEIA.

         6.13 EXCLUDED ACCOUNTS RECEIVABLE. Accompanying the AEW Pro Forma Closing Balance Sheet (and each draft thereof required to be delivered hereunder), and consistent therewith, shall be a list of all accounts receivable as of the Closing Date not reflected on the AEW Pro Forma Closing Balance Sheet and that therefore constitute Assets not transferred hereby (the "Excluded Accounts Receivable"). NCLP agrees to use its normal business efforts as collection agent for Seller to diligently collect the Excluded Accounts Receivable following the Closing Date in the ordinary course of business in accordance with NCLP's standard collection practice, provided, however, that NCLP shall not be required to institute a legal proceeding or utilize any collection agency. NCLP shall provide to Seller and Seller's representative full access to NCLP's books and records to the extent required to confirm compliance by NCLP with this Section 6.14. Any funds received by NCLP payable in respect of Excluded Accounts Receivable in accordance with the terms of this Section 6.14, shall be held for the account of Seller in a segregated bank account and all funds accumulated shall be transferred to Seller within five (5) days of each month end. Seller shall promptly advise NCLP in the event a customer directly pays Seller in respect of any of the Excluded Accounts Receivable. Nothing herein shall preclude Seller from taking any action to collect the Excluded Accounts Receivable.

         6.14 RESTRUCTURING. Seller and Buyer agree to the restructuring plan set forth in Schedule 6.14.

                                   ARTICLE VII

                                   CONDITIONS

         7.1      CONDITIONS TO EACH PARTY'S OBLIGATIONS TO CONSUMMATE.
The respective obligations of each party to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or waiver at or prior to the Closing of the following conditions:

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

                           (a) NO TERMINATION.  This Agreement shall not have
                  been terminated pursuant to Section 8.1.

                           (b) REGULATORY REQUIREMENTS. The transactions
                  contemplated by this Agreement shall have been approved by any federal, state, foreign or local governmental or regulatory authority or self-regulatory body the approval of which is required to permit consummation thereof, without the imposition of any condition, requirement or commitment which is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on either the Selling Entities, the Seller Designated Affiliates, Copley, the Copley Subsidiaries or Buyer; and all waiting periods arising under the HSR Act or any other applicable law shall have duly lapsed or been terminated.

                           (c) ABSENCE OF LITIGATION; NO ORDERS. No action or
                  proceeding shall have been instituted or threatened on or before the Closing Date before any court or governmental body or authority pertaining to the transactions contemplated by this Agreement, the result of which could prevent or make illegal the consummation of such transactions or which could have, individually or in the aggregate, a Material Adverse Effect on the Selling Entities, the Seller Designated Affiliates, Copley, the Copley Subsidiaries or Buyer. None of Buyer, the Selling Entities, the Seller Designated Affiliates, Copley, the Copley Subsidiaries or the AEW Fund shall be subject to any order, decree or injunction of a court or agency of competent jurisdiction which either enjoins or prohibits the consummation of any of the transactions contemplated by this Agreement.

                           (d) REPRESENTATIONS AND WARRANTIES. The
                  representations and warranties of Buyer (in the case of the Selling Entities' and Principals' condition) or the Selling Entities and the Principals (in the case of Buyer's condition) set forth or referred to in this Agreement and in any Schedule or Exhibit shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date with the same effect as though all such representations and warranties had been made on and as of the Closing Date, except
                  (i) for any such representations and warranties made as of a specified date, which shall be true and correct in all material respects as of such date, or (ii) as expressly contemplated or permitted by this Agreement.

                           (e) PERFORMANCE OF AGREEMENTS AND COVENANTS. Each and
                  all of the agreements and covenants of Buyer (in the case of the Selling Entities' and Principals' condition) or the Selling Entities and the Principals (in the case of Buyer's condition) to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the

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

                  Closing Date shall have been duly performed and complied with by it in all material respects.

                           (f) CERTIFICATES. Buyer on the one hand and the
                  Selling Entities and the Principals on the other hand shall have delivered to the other party or parties a certificate, dated as of the Closing Date and signed on such party's or parties' behalf by Buyer's chief executive officer and chief financial officer in the case of Buyer and by the Principals and the chief executive officer and chief financial officer of Seller in the case of the Principals and the Selling Entities, to the effect that the conditions set forth in Sections 7.1(d) and (e) of this Agreement with respect to it or them have been satisfied.

                           (g) INVESTMENT ADVISERS ACT REGISTRATION.
                  Registration of NCLP as an investment adviser under the Investment Advisers Act and under applicable state investment advisory statutes shall have been filed and become effective prior to Closing.

                           (h) APPROVAL OF DOCUMENTATION.  The form and
                  substance of all opinions, certificates and other documents delivered hereunder shall be reasonably satisfactory in all respects to Buyer, Seller and their respective counsel.

                           (i) SELLER INC. SHAREHOLDER APPROVAL.  The
                  shareholders of Seller Inc., including a majority in interest of the shareholders other than the Principals, shall have on or before the date hereof approved this Agreement and the transactions contemplated hereby.

                           (j) PARTNERSHIP AGREEMENT. NCGP and Buyer shall have
                  entered into an agreement of limited partnership (the "NCLP Partnership Agreement") in substantially the form of Exhibit 7.1(j), with such changes therein as the parties hereto and thereto may agree.

                           (k) PARTNERS I.

                                    (i) Arrangements reasonably satisfactory to
                           Buyer (in the case of Seller's condition) or Seller (in the case of Buyer's condition) shall have been made with respect to AEW Partners, L.P. ("Partners I") so that:

                                            (A) From and after the Closing, the
                                    incentive fees and the asset management fees provided in Section 5(g) of the Amended and Restated AEW Partners, L.P. Management Agreement dated as of 11/7/94 payable with respect to Partners I

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

                                    shall be restructured in a manner which will cause 12.5% of such incentive fees to be included in NCLP's revenues for GAAP accounting purposes and income for income tax purposes, 10.3125% of such incentive fees to be paid to Seller and the remaining percentage of such incentive fees to be paid to employees of NCLP as determined over time by NCLP's President and Chief Executive Officer. To the extent that less than 77.1875% of incentive fees have been allocated to individual employees of NCLP, such unallocated portion shall be paid to NCLP and included in Partnership Revenues with no obligation to be paid to individual employees.

                                            (B) From and after the Closing, the
                                    incentive fees in respect of Partners I
                                    (other than NCLP's interest therein as
                                    described in Section 7.1(k)(i)(A)) will not be included in the revenues of NCLP and the financial statements of Partners I will not be required to be consolidated with those of NCLP, for GAAP accounting purposes.

                                    (ii) The Principals shall have entered into
                           a voting agreement pursuant to which (i) for so long as Joseph Azrack is President and Chief Executive Officer of NCLP, Peter Aldrich and Thomas Eastman agree to vote their shares of stock in AEW, Inc. as directed by Joseph Azrack and (ii) from and after such time as Joseph Azrack is no longer President and Chief Executive Officer of NCLP, the Principals agree to cause AEW, Inc. to continue to keep its Investment Contract with NCLP unless advised by Bingham, Dana & Gould LLP or other counsel reasonably acceptable to Buyer that to do so would breach AEW, Inc.'s fiduciary duties.

                           (l) PARTNERS II.

                                    (i) The direct and/or indirect ownership of
                           AEW Partners II, L.P. ("Partners II") shall have been transferred or other appropriate arrangement made, in a manner reasonably satisfactory to Buyer (in the case of Seller's condition) or Seller (in the case of Buyer's condition), so that,

                                            (A) From and after the Closing and
                                    at least through December 31, 2001, NCLP's revenues for GAAP accounting purposes and income for income tax purposes shall be deemed to include only 50% of Partners II Incentive Fees, with the remainder allocated to individuals; provided, however, that to the

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

                                    extent that less than 50% of Partners II
                                    Incentive Fees have been allocated to
                                    individual employees of NCLP, such
                                    unallocated portion shall be included in Partnership Revenues with no obligation to be paid to individual employees. Any change in the allocation of Partners II Incentive Fees between NCLP, on the one hand, and current or former employees of NCLP or Seller, on the other hand, shall be subject to review by the Compensation Committee.

                                            (B) From and after the Closing, the
                                    financial statements of Partners II will not be required to be consolidated with those of NCLP for GAAP accounting purposes.

                                    (ii) The agreement of limited partnership of
                           Partners II shall have been amended so that from and after the Closing, for purposes of Section 3.7 thereof, neither MetLife nor any of its affiliates (other than Buyer, Buyer's general partner and Buyer's direct and indirect subsidiaries) shall be a Related Party (as defined therein).

                           (m) UAM MINORITY INTEREST.  Seller shall have
                  redeemed UAM's entire minority interest in Seller.

         7.2 CONDITIONS PRECEDENT TO BUYER'S OBLIGATIONS. The obligation of Buyer to consummate the transactions contemplated hereby shall be subject to the fulfillment or waiver at or prior to the Closing of the following conditions:

                           (a) DELIVERY OF ASSETS. Seller and the Principals
                  shall have delivered to Buyer any contribution, assignment or other instruments relating to the Asset Contribution as Buyer and its counsel reasonably request to effect the contribution and transfer of Assets of Seller, Seller Inc.'s Investment Contracts, the AEW II Stock, the Hotel Stock and the GP Interest.

                           (b) CONDUCT OF SELLER'S BUSINESS PRIOR TO CLOSING.
                  Seller's business shall have been conducted in accordance with the provisions of Section 5.1.

                           (c) EMPLOYMENT AGREEMENTS.  Joseph F. Azrack shall
                  have entered into an employment agreement, in substantially the form indicated on Schedule 7.2(c), pursuant to which he shall serve as NCLP's President and Chief Executive Officer. Peter C. Aldrich, Thomas G. Eastman and Joseph W. O'Connor shall each have entered into an employment agreement in substantially the form indicated opposite his name on
                  Schedule 7.2(c). In addition, certain other employees, listed on Schedule 7.2(c), shall have entered

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

                  into employment agreements (together with Mr. Aldrich's, Mr. Azrack's, Mr. Eastman's and Mr. O'Connor's employment agreements, the "Employment Agreements") in substantially the form indicated opposite each employee's name on such Schedule. The Employment Agreements shall have been entered into on or prior to the date hereof and delivered to NCLP on the date hereof, with copies as so executed delivered to Buyer. Each Employment Agreement shall be in full force and effect as of the Closing.

                           (d) OPINION OF COUNSEL. Buyer shall have received
                  from Bingham, Dana & Gould LLP, counsel to Seller, an opinion in form and substance reasonably satisfactory to Buyer, addressed to Buyer and dated as of the Closing Date.

                           (e) CONSENTS AND AEW FUND APPROVAL.

                                    (i) Seller shall have complied with the
                           consent procedures referred to in Section 6.1.

                                    (ii) In accordance with Section 15 of the
                           Investment Company Act, the board of trustees of AEW Fund, including a majority of trustees who are not parties to the Investment Contracts of such Fund or "interested persons" (as such term is defined in the Investment Company Act) of any such party, and holders of a majority of the outstanding voting securities (as such term is defined in the Investment Company Act) of such Fund, shall have approved the New Fund Agreement with NCLP acting as investment adviser of such Fund.

                           (f) SECRETARY'S CERTIFICATE. The Selling Entities
                  shall have delivered a certificate in form and substance reasonably satisfactory to Buyer, dated as of the Closing Date signed on behalf of Seller and Seller Holdings by the Secretary of their respective general partners and by the Secretary of Seller Inc., with respect to charter documents, good standing, incumbency, minutes and such other matters as to which Buyer and Seller may agree.

                           (g) CERTIFIED FINANCIAL STATEMENTS.  Seller shall
                  have delivered to Buyer the Interim Financials, all as required by Section 6.12.

                           (h) NAME CHANGE. Immediately prior to Closing, Seller
                  shall have ceased to be named "Aldrich, Eastman & Waltch, L.P.;" Seller Inc. shall have ceased to be named "Aldrich, Eastman & Waltch, Inc.;" Seller Holdings shall have ceased to be named "AEW Holdings, L.P.;" and the Selling Entities shall cooperate with Buyer to the extent necessary for NCLP to be named "AEW

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

                  Capital Management, L.P." and NCGP to be named "AEW Capital Management, Inc."

                           (i) CLIENT CONSENTS.

                                    (i) Seller shall have obtained a Client
                           Consent for each of the Clients set forth on Schedule 7.2(i) (collectively, the "Required Clients").

                                    (ii) Seller shall have obtained a Client
                           Consent for 75% of those Clients of the Selling Entities other than the Required Clients.

         7.3 CONDITIONS PRECEDENT TO THE SELLING ENTITIES' AND THE PRINCIPALS' OBLIGATIONS. The obligation of the Selling Entities and the Principals to consummate the transactions contemplated hereby shall be subject to fulfillment at or prior to the Closing of the following conditions:

                           (a) DELIVERY OF PURCHASE PRICE. Buyer shall have
                  delivered to the Selling Entities, as set forth on Schedule 1.2(a), the Cash Consideration, the Note and certificates representing the Purchase Price LP Units.

                           (b) LISTING OF LP UNITS. Buyer shall have filed with
                  the Exchange an application for listing of all LP Units to be issued and outstanding under the Agreement immediately following the Closing, which application shall provide for effectiveness upon notice of issuance of such LP Units.

                           (c) OPINION OF COUNSEL. The Selling Entities and the
                  Principals shall have received from Ropes & Gray, counsel to Buyer, an opinion in form and substance reasonably satisfactory to the Selling Entities and the Principals, addressed to the Selling Entities and the Principals and dated as of the Closing Date.

                           (d) GENERAL PARTNER CERTIFICATE. Buyer shall have
                  delivered a certificate, dated as of the Closing Date and signed on its behalf by the secretary of Buyer's general partner, certifying that since the date hereof, there have been no amendments or other modifications to Buyer's agreement of limited partnership, and that the officers of Buyer are those persons named in the certificate.

                           (e) REGISTRATION RIGHTS AGREEMENT.  Buyer, Seller
                  and those Principals designated on Schedule 1.2(a) as receiving LP Units hereunder shall have entered into a registration rights agreement (the "Registration Rights

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

                  Agreement") in substantially the form of Exhibit 7.3(e) on or prior to the date hereto, which agreement shall be in full force and effect as of the Closing.

                           (f) EMPLOYMENT AGREEMENT. Joseph W. O'Connor shall
                  have on or before the date hereof entered into his Employment Agreement and such Employment Agreement shall be in full force and effect as of the Closing.

                           (g) METLIFE AGREEMENT. The current Investment
                  Contract between MetLife and CREA Limited Partnership will have been renegotiated and the terms of such renegotiated Investment Contract will, to the reasonable satisfaction of Seller, not be materially less advantageous to CREA Limited Partnership, from the standpoint of expected receipt of NCLP Qualifying Revenue in 1997, or in 1998 and 1999 (to the extent addressed in such Investment Contract), than the current Investment Contract with CREA Limited Partnership. For purposes of this Section 7.3(g), revenues associated with activities carried out for MetLife solely on a cost reimbursement basis will be disregarded.

                           (h) CONDUCT OF COPLEY'S BUSINESS PRIOR TO CLOSING.
                  Copley's business shall have been conducted in accordance with the provisions of Section 5.2.

                                  ARTICLE VIII

                                   TERMINATION

         8.1 TERMINATION. This Agreement may, by written notice, be terminated at any time prior to the Closing:

                           (a) by the mutual written consent of Seller and
                  Buyer; or

                           (b) by either Seller or Buyer, at any time after
                  January 31, 1997 if the Closing shall not theretofore have occurred; provided, however, that if the Closing does not occur prior to December 31, 1996, appropriate amendments to this Agreement, and adjustments to calculations under this Agreement, acceptable to both parties, will be made; or

                           (c) by either Seller or Buyer, if any permanent
                  injunction or action by any court or other governmental agency or body of competent jurisdiction enjoining, denying approval of, or otherwise prohibiting the consummation of the transactions contemplated hereby shall have become final and nonappealable; or

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

                           (d) by either Seller or Buyer if the waiting period
                  (and any extensions thereof) under the HSR Act shall not have expired or been terminated prior to the Closing Date; or

                           (e) by either Seller or Buyer in the event of the
                  breach by the other party of representations, warranties or agreements contained herein that would have, individually or in the aggregate, a Material Adverse Effect on the party committing such breach, and which cannot be or has not been cured within 30 days after written notice to the party committing such breach.

         Notwithstanding the foregoing, a party in willful breach in any material respect of any provision of this Agreement may not terminate this Agreement pursuant to Section 8.1(b) or (c).

         8.2 EFFECT OF TERMINATION AND ABANDONMENT. In the event of termination of this Agreement and abandonment of the transactions contemplated hereby pursuant to this Article VIII, except as otherwise specifically provided herein, no party hereto (or any of its partners, shareholders, directors, officers, employees, agents, consultants or representatives) shall have any liability or further obligation to any other party to this Agreement, except obligations set forth in Section 10.4(a) and for any obligations to reimburse costs and expenses as set forth in Section 11.5 and except that nothing herein will relieve any party from liability for any breach of this Agreement.


                                   ARTICLE IX

                                 INDEMNIFICATION

         9.1 INDEMNIFICATION BY SELLING ENTITIES AND PRINCIPALS. From and after the Closing Date, each of the Selling Entities and Principals, jointly and severally, will indemnify and hold harmless the Buyer Indemnified Parties (as defined below) against any and all expenses, losses, claims, damages and liabilities at any time imposed upon or reasonably incurred by any one or more of the Buyer and its directors, partners, officers and controlling persons within the meaning of the Exchange Act (the "Buyer Indemnified Parties") in connection with, arising out of or resulting from any claim, action, suit or proceeding in which any one or more of the Buyer Indemnified Parties may be involved or with which any one or more of the Buyer Indemnified Parties may be threatened by, arising from or relating to (i) the Excluded Liabilities or (ii) any breach of any representation, warranty or covenant made by the Selling Entities or Principals, hereunder or under any Exhibit, Schedule or Related Agreement or certificate furnished pursuant hereto, including without limitation any amounts paid by any one or more of the Buyer Indemnified Parties in a reasonable compromise or settlement of any such claim, action, suit or proceeding, or threatened claim, action, suit or proceeding, made with the consent of the Selling Entities or the Principals,

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

which consent shall not be unreasonably withheld or delayed. The indemnification obligations of each of the Selling Entities and the Principals hereunder shall be joint and several. Notwithstanding the foregoing, the liability of each Principal in respect of the indemnification obligations set forth in this
Section 9.1 shall be limited to the lesser of 331/3% of the Principals' collective liability or $10.0 million. The Buyer Indemnified Parties will notify the Selling Entities and Principals, as applicable, in writing promptly after the receipt by any one or more of the Buyer Indemnified Parties of any notice of legal process of any suit brought against or claim made against such Buyer Indemnified Party as to any matters covered by this Section 9.1. Any of the Selling Entities and Principals, as applicable, shall be entitled to participate at its own expense in the defense of any claim, action, suit or proceeding covered by this paragraph, or, if it so elects, to assume at its expense by counsel satisfactory to the Buyer Indemnified Parties the defense of any such claim, action, suit or proceeding, and if Seller elects to assume such defense, the Buyer Indemnified Parties shall be entitled to participate in the defense of any such claim, action, suit or proceeding at their expense. The Selling Entities' and Principals' obligation under this paragraph to indemnify and hold harmless the Buyer Indemnified Parties shall constitute a guarantee of payment so that they will pay in the first instance any expenses, losses, claims, damages and liabilities required to be paid by it under this paragraph without the necessity of the Buyer Indemnified Parties first paying the same.

         9.2 INDEMNIFICATION BY BUYER. From and after the Closing Date, Buyer will indemnify and hold harmless the Selling Entities and Principals, as applicable, and the Selling Entities' directors, partners, officers and controlling persons within the meaning of the Exchange Act (the "Seller Indemnified Parties") against any and all expenses, losses, claims, damages and liabilities at any time imposed upon or reasonably incurred by any one or more of the Seller Indemnified Parties in connection with, arising out of or resulting from any claim, action, suit or proceeding in which any one or more of the Seller Indemnified Parties may be involved or with which any one or more of the Seller Indemnified Parties may be threatened by, arising from or relating to any breach of any representation, warranty or covenant made by Buyer hereunder or under any Exhibit, Schedule or Related Agreement or certificate furnished pursuant hereto (other than representations and warranties made in Article IVA and Section 4.13 (to the extent such Section incorporates representations and warranties made in Article IVA) and the Exhibits and Schedules referred to in
Article IVA), including without limitation any amounts paid by any one or more of the Seller Indemnified Parties in a reasonable compromise or settlement of any such claim, action, suit or proceeding, or threatened claim, action, suit or proceeding, made with the consent of Buyer, which consent shall not be unreasonably withheld or delayed. The Seller Indemnified Parties will notify Buyer in writing promptly after the receipt by any one or more of the Seller Indemnified Parties of any notice of legal process of any suit brought against or claim made against such Seller Indemnified Party as to any matters covered by this Section 9.2. Buyer shall be entitled to participate at its own expense in the defense of any claim, action, suit or proceeding covered by this paragraph, or, if it so elects, to assume at its expense by counsel satisfactory to the Seller Indemnified Parties the defense of any such claim, action, suit or proceeding, and

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

if Buyer elects to assume such defense, the Seller Indemnified Parties shall be entitled to participate in the defense of any such claim, action, suit or proceeding at their expense. Buyer's obligation under this paragraph to indemnify and hold harmless the Seller Indemnified Parties shall constitute a guarantee of payment so that it will pay in the first instance any expenses, losses, claims, damages and liabilities required to be paid by it under this paragraph without the necessity of the Seller Indemnified Parties first paying the same.

         9.3      CERTAIN LIMITATIONS ON INDEMNIFICATION.

                           (a) Neither the Selling Entities and the Principals,
                  on the one hand, nor Buyer, on the other hand, shall be liable for indemnification obligations under this Article IX in respect of any breach of representation or warranty under
                  Section 9.1 or 9.2 until the aggregate cumulative amount of such obligations of such parties hereunder exceeds $500,000, whereupon such parties shall be liable for the full amount of such obligations. Buyer shall not be liable for indemnification obligations in respect of any breach of representation or warranty under Section 9.6(a) until the aggregate cumulative amount of such obligations of Buyer hereunder exceeds $250,000, whereupon Buyer shall be liable for the full amount of such obligations. For purposes of determining whether $500,000 or $250,000, as the case may be, of obligations have been incurred hereunder, the representations and warranties contained herein shall be read as though they contained no materiality or Knowledge qualifiers. Obligations in respect of any Excluded Liability pursuant to Section 9.1 or Copley Excluded Liability pursuant to Section 9.6(b) shall not be subject to the limitation of this Section 9.3(a).

                           (b) Neither the Selling Entities' and the Principals'
                  liability for indemnification obligations (other than obligations in respect of the Excluded Liabilities, which as to the Selling Entities shall have no limit) under Section 9.1 nor Buyer's liability for indemnification obligations under Sections 9.2 or 9.6(a) shall exceed $67,500,000.

         9.4 RIGHT OF SET-OFF. To the extent that Seller has not satisfied such claims in cash, Buyer may set-off claims made by any Buyer Indemnified Party as follows: first, against the Note; second, against the Purchase Price LP Units, valued at their market price when issued by Buyer, to the extent such LP Units have not been distributed to the Equityholders; third, against any previously distributed Purchase Price LP Units contributed back to the Selling Entities and delivered to Buyer by the Selling Entities, valued at their market price when issued by Buyer, free and clear of all Liens; and fourth, against any and all then unpaid Contingent Payments. Prior to or at the time of such set-off, Buyer shall give Seller written notice of any such claim stating the nature and basis of such claim.

         9.5      TERMINATION OF RIGHTS HEREUNDER.

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                           (a) No claim may be made under the provisions of
                  Sections 9.1, 9.2 or 9.6 (except for Reserved Claims) after December 31, 1999.

                           (b) "Reserved Claims" means any claims as to which
                  any Buyer Indemnified Party has given Selling Entities or Principals notice or any Seller Indemnified Party has given Buyer notice with reasonable specificity on or prior to December 31, 1999.

         9.6      INDEMNIFICATION RELATED TO COPLEY.

         (a) If a breach of any representation or warranty made by Buyer in
Article IVA or any Exhibit or Schedule referred to in Article IVA occurs, and
(i) NCLP's revenues are negatively impacted as a proximate result of the event or condition giving rise to such breach or (ii) NCLP incurs an expense that proximately results from the event or condition giving rise to such breach, in either case so that any Contingent Payment or Margin Share Payment in respect of the Stub Period, 1997, 1998 or 1999 is negatively impacted thereby, then the Contingent Payment or Margin Share Payment, as the case may be, shall be increased in an amount necessary to reflect what such payment would have been had NCLP's revenues or expenses not been impacted by the event or condition giving rise to the breach of representation or warranty. Should Buyer and any of the Principals disagree on whether an expense or revenue loss proximately results from an event or condition giving rise to a breach of a representation or warranty, the matter shall be submitted to Arbitration.

         (b) In the event that NCLP's Operating Expenses are increased by any Copley Excluded Liability, and any Margin Share Payment or Bonus Pool in respect of the Stub Period, 1997, 1998 or 1999 is negatively impacted thereby, then the Margin Share Payment or Bonus Pool, as applicable, shall be increased by an amount that would be necessary to reflect what such payment would have been had the Operating Expenses been increased by only 20% of the amount of the Copley Excluded Liability; provided, however, that the aggregate amount of such increases in Margin Share Payment and Bonus Pool paid pursuant to this Section 9.6(b) shall not exceed $2.9 million.

         (c) NCLP will notify Buyer in writing promptly after the receipt by NCLP of any notice of legal process of any suit brought against or claim made against NCLP as to any matters covered by this Section 9.6. Buyer shall be entitled to participate at its own expense in the defense of any claim, action, suit or proceeding covered by this Section 9.6, or, if it so elects, to assume at its expense by counsel satisfactory to a majority of the Principals the defense of any such claim, action, suit or proceeding, and if Buyer elects to assume such defense, the Principals shall be entitled to participate in the defense of any such claim, action, suit or proceeding at their expense.

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         (d) Each of the Principals shall have the right to bring a claim to enforce this Section 9.6.

         9.7 EXCLUSIVE REMEDY. The provisions of this Article IX shall be the sole and exclusive remedy with respect to any Excluded Liability, any Copley Excluded Liability or the inaccuracy of any representation or breach of any warranty made by Buyer or the Selling Entities and the Principals hereunder.

                                    ARTICLE X

                             POST-CLOSING COVENANTS

         10.1 FILING OF FORMS ADV-W. Within 30 days after the Closing Date, each of Seller and Seller Inc. shall file Form ADV-W with the SEC.

         10.2     EMPLOYEE BENEFITS AND OTHER MATTERS.

                           (a) Incident to the combination of Seller's business
                  with that of Copley, from and after the Closing Date, certain positions existing at each organization prior to the combination will be eliminated upon mutual agreement by Seller, Buyer and Copley prior to the Closing. Continued employment will be offered to those common law employees of Seller whose jobs have not been so eliminated (the "Continued Employees"). Notwithstanding anything in this subsection (a) to the contrary, any such offer shall not be construed to limit the ability of NCLP to terminate Continued Employees for cause or for other valid business purposes.

                           (b) Where feasible prior to, and in all events as
                  soon as practicable following, the Closing Date, Buyer and NCLP shall take such steps as are necessary or appropriate to adopt at NCLP for the benefit of the Continued Employees employee benefit plans and programs as may be agreed to by Seller and Copley. These are expected to provide such benefits as agreed to by Buyer and Seller. Other than allocations of incentive fees to individual employees to the extent permitted hereby, bonus and incentive plans at NCLP shall consist solely of the NCLP Bonus Plan and Margin Share Payments. Buyer agrees to make available to NCLP all of the employee benefit plans and programs it sponsors which are made available to its subsidiaries. Each Continued Employee shall participate in any employee benefit plans and programs for which such Continued Employee is eligible on the basis of the aggregate number of years of such Continued Employee's service to Seller and NCLP. Pre-existing conditions of Continued Employees shall not be excluded from medical plan coverage. Continued Employees and former employees of Seller who currently maintain loans under Seller's 401(k) plan shall be permitted to

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

                  maintain loans under the 401(k) plan for the benefit of NCLP employees in amounts at least equal to the amounts of such loans maintained by such Continued Employees or former employees under the Seller's 401(k) plan. Except for Section 5.1, nothing in this Agreement shall be deemed to preclude or restrict the modification or termination of any of the Seller Employee Benefit Plans in accordance with its terms, whether before or after the Closing.

         10.3     CERTAIN TAX MATTERS

         (a) For federal and state income tax purposes, the parties hereto agree to report the transaction described in this Agreement for Tax purposes consistent with the form of the transaction as described herein, and the parties further agree to report in a manner consistent with, and make reasonable efforts to sustain, the position that: (i) the Asset Contribution and transfers of the AEW II Stock, the Hotel Stock and the GP Interest shall be treated as the sale or exchange of assets, (ii) Margin Share Payments and payments pursuant to the Bonus Plan shall be treated as compensation and (iii) Contingent Payments (other than those that are payable to Seller) shall be treated as payments in respect of a covenant not to compete or in respect of employment or a combination thereof, in the discretion of Buyer.

         (b) Transfer and sales taxes arising from the Asset Contribution shall be the responsibility of Seller (and indirectly the Selling Entities), and shall not be borne by Buyer or any of its affiliates.

         (c) Each of the Seller, Principals, Securities GP and Seller, Inc. shall deliver to Buyer at Closing a certificate substantially in the appropriate form specified in Treasury regulation ss.1.1445-2(b)(2)(iii) to the effect that the person or entity delivering the certificate is not a foreign person for purposes of sections 897 and 1445 of the Code.

         10.4     CONFIDENTIALITY AND NONCOMPETITION.

                           (a)   CONFIDENTIAL INFORMATION.

                                    (i) Each of the Selling Entities
                           acknowledges that Seller and Buyer continually developed Confidential Information and the Selling Entities may have learned or may learn Confidential Information. Each of the Selling Entities will comply with the policies and procedures of Buyer and its subsidiaries and affiliates for protecting Confidential Information and shall never disclose to any Person (except as required by applicable law or to Buyer and its subsidiaries and affiliates), or use for its own benefit or gain, any Confidential Information without the prior written consent of a specifically authorized representative of Buyer. Each of the Selling Entities understands that this restriction shall continue to apply after the Closing.

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

                                    (ii) Each of the Selling Entities shall
                           protect the integrity of Confidential Information and shall keep confidential all documents, records, tapes and other media of every kind and description relating to the business, present or otherwise, of Seller, Buyer or their subsidiaries and affiliates and any copies, in whole or in part, thereof (the "Documents") containing Confidential Information. All Documents, whether or not containing Confidential Information and whether or not prepared by Seller, shall be the sole and exclusive property of Buyer and its subsidiaries and affiliates. Each of the Selling Entities shall safeguard all Documents, and all Confidential Information they contain, and shall surrender to Buyer at Closing all Documents then in its possession or control.

                                    (iii) "Confidential Information" means any
                           and all information of Seller, NCLP, Buyer and the subsidiaries and affiliates of each of them that is not generally known by others with whom they did or do compete or do business, or with whom they plan to compete or do business and any and all information (other than information that is publicly known other than as a result of disclosure by any Selling Entity or its directors or officers), that, if disclosed would assist in competition against Buyer or its subsidiaries and affiliates. Confidential Information includes without limitation such information relating to (i) the development, research, testing, marketing and financial activities of Buyer and its subsidiaries and affiliates, (ii) the Products and Services, (iii) the financial performance and strategic plans of Buyer and its subsidiaries and affiliates, (iv) the identity and special needs of the clients of Buyer and its subsidiaries and affiliates and (v) the people and organizations with whom Buyer and its subsidiaries and affiliates have business relationships and those relationships. Confidential Information also includes comparable information that Buyer or any of its subsidiaries and affiliates receive, or have received, belonging to clients or others who do business with Buyer or any of its subsidiaries and affiliates or any other information that is, or has been, received by Buyer or any of its subsidiaries and affiliates with any understanding, express or implied, that it will not be disclosed.

                                    (iv) "Products and Services" mean all
                           products and services offered, planned, researched, developed, tested, sold, licensed, marketed or otherwise provided by Seller or Buyer or any of their subsidiaries and affiliates.


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                                    (v) Notwithstanding anything to the contrary
                           contained in this Section 10.4(a), nothing contained in this Section 10.4(a) shall be construed to prevent the Selling Entities from using for their own benefit or gain their own Confidential Information prior to the Closing.

                           (b) RESTRICTED ACTIVITIES. The Selling Entities agree
                  that some restrictions on the Selling Entities' activities from and after the Closing are necessary to protect the goodwill, Confidential Information and other legitimate interests of Buyer and its subsidiaries and affiliates:

                                    (i) Until the earlier of fifteen (15) years
                           after the Closing Date or the time such Selling Entity is dissolved (the "Non-Competition Period"), no Selling Entity shall directly or indirectly, whether as owner, partner, principal, investor, consultant, agent, employee, co-venturer or otherwise, compete with Buyer or any of its subsidiaries or affiliates within the United States or Canada or undertake any planning for any business competitive with Buyer or any of its subsidiaries or affiliates. Specifically, but without limiting the foregoing, each Selling Entity agrees not to engage in any manner in any activity that is directly or indirectly competitive with the business of Buyer or any of its subsidiaries or affiliates as conducted or under consideration at any time. Restricted activity includes without limitation accepting an advisory or consulting position with any Person who is, or at any time prior to the Closing has been, a client of Seller, Buyer or any of their subsidiaries and affiliates. For the purposes of this Section, the business of Buyer and its subsidiaries and affiliates shall include all Products and Services offered by Seller, Buyer or any of their subsidiaries and affiliates or under development and each Selling Entity's undertaking shall encompass all products and services that may be used in substitution for Products and Services.

                                    (ii) Each Selling Entity agrees that during
                           the Non-Competition Period it will not hire or attempt to hire any employee of Buyer or any of its subsidiaries and affiliates, assist in such hiring by any Person or encourage any such employee to terminate his or her relationship with Buyer or any of its subsidiaries and affiliates. Each Selling Entity further agrees that during the Non-Competition Period, it will not solicit or encourage any clients or others who do business with Buyer or any of its subsidiaries and affiliates to terminate or diminish its relationship with any of them or to violate any agreement with any of them, or to conduct with any Person any business or activity that such client or other person conducts or could conduct with Buyer or any of its subsidiaries and affiliates.

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

                           (c) ENFORCEMENT OF COVENANTS. The parties intend that
                  the noncompetition provisions contained in this Section 10.4 shall be deemed to be a series of separate covenants, one for each and every county of each and every state of the United States of America and each and every political subdivision of each and every country outside the United States of America where this provision is intended to be effective. Each Selling Entity acknowledges that it has carefully read and considered all the terms and conditions of this Section 10.4, including the restraints imposed upon it pursuant to Sections 10.4(a) and (b). Each Selling Entity agrees that said restraints are necessary for the reasonable and proper protection of NCLP and its subsidiaries and affiliates and that each and every one of the restraints is reasonable in respect to subject matter, length of time and geographic area, in view of the receipt of the Purchase Price received and the Contingent Payments to be received pursuant to this Agreement, the geographic scope and nature of the business in which the Selling Entities are and NCLP and Buyer will be engaged, Seller's Knowledge of NCLP's and Buyer's business, and Seller's relationships with NCLP's and Buyer's investment advisory clients. Each Selling Entity further acknowledges that, were it to breach any of the covenants contained in Sections 10.4(a) and (b), the damage to Buyer would be irreparable. Each Selling Entity therefore agrees that Buyer, in addition to any other remedies available to it, shall be entitled to preliminary and permanent injunctive relief against any breach or threatened breach by any Selling Entity of any of said covenants, without having to post bond. The parties further agree that, in the event that any provision of Section 10.4(a) or (b) shall be determined by any court of competent jurisdiction to be unenforceable by reason of its being extended over too great a time, too large a geographic area or too great a range of activities, such provision shall be deemed to be modified to permit its enforcement to the maximum extent permitted by law.

         10.5 TRANSFERS OF LP UNITS FOLLOWING A RESTRUCTURING. In the event of a Restructuring, Buyer agrees that Seller, or any Permitted Transferee (including each Equityholder) who holds a portion of the Purchase Price LP Units having a market value in excess of $50,000 on the date of the Restructuring, shall be given the option, to be exercised prior to the Restructuring, to be treated as either a non-Public Partner or a Public Partner effective as of the Restructuring.

         10.6 NOTICE TO EXCHANGE. Buyer shall promptly following the Closing Date notify the Exchange of the issuance of the Purchase Price LP Units in accordance with the listing application referred to in Section 7.3(b).

         10.7     DISTRIBUTION OF LP UNITS.

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

                           (a) The Selling Entities shall not distribute any of
                  the Purchase Price LP Units to any Equityholder (who is not otherwise a Permitted Transferee within the meaning of clause
                  (A) of the definition thereof) who has not made written representations substantially identical to those contained in
                  Section 3.25 (other than, in the case of a person who is not a Stockholder, subsection (e) thereof) and, to the extent that LP Units are to be distributed to such Equityholder prior to the First Quarter-End Date, a waiver substantially identical to Section 1.2(b)(ii).

                           (b) Buyer agrees to provide to Seller, the Principals
                  and the Equityholders to whom LP Units issued hereunder are to be distributed the information required to be furnished under Rule 502(b) of Regulation D under the Securities Act and applicable State securities laws, and to take such other actions as may be appropriate, in order to exempt the issuance and sale of LP Units hereunder from the registration requirements of the Securities Act and from registration or qualification under applicable State securities laws.

         10.8 AEW, INC. NCLP shall permit AEW, Inc. to continue to use the name "AEW, Inc." solely for the purpose of serving as the ultimate general partner of Partners I and unless and until such time as Partners I is party to an Investment Contract with any Person other than NCLP.

         10.9 POST-CLOSING ACCESS. Following the Closing, NCLP shall give the Selling Entities and the Principals reasonable access to its books, records and personnel for tax purposes and for purposes of defending (i) indemnification claims hereunder and (ii) claims in respect of Excluded Liabilities.


                                   ARTICLE XI

                               GENERAL PROVISIONS

         11.1 SURVIVAL. If the Closing occurs, the representations and warranties contained in this Agreement shall survive the Closing until December 31, 1999. If this Agreement is terminated prior to the Closing Date, the agreements of the parties in Sections 8.2 and 11.5 shall survive.

         11.2 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly received (i) on the date given if delivered personally or by telecopy or (ii) on the date received if mailed by registered or certified mail (return receipt requested), to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

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



     (a) if to Buyer:          New England Investment Companies, Inc.
                               399 Boylston Street
                               Boston, Massachusetts 02116
                               (617) 578-3500
                               Fax:  (617) 247-1447
                               Attention:  Edward N. Wadsworth,
                                           General Counsel

           Copies to:          Ropes & Gray
                               One International Place
                               Boston, Massachusetts 02110-2624
                               (617) 951-7000
                               Fax:  (617) 951-7050
                               Attention:  David A. McKay

     and

     (b)  if to Seller or
          any Selling
          Entity:              Aldrich, Eastman & Waltch, Inc.
                               225 Franklin Street
                               Boston, Massachusetts  02110-2803
                               (617) 261-9000
                               Fax:  (617) 261-9555
                               Attention:  J. Grant Monahon, General Counsel

           Copies to:          Bingham, Dana & Gould LLP
                               150 Federal Street
                               Boston, Massachusetts  02110
                               (617) 951-8000
                               Fax:  (617) 951-8736
                               Attention:  Lawrence I. Silverstein and
                                           Roger P. Joseph

     and

     (c) if to any
          Principal:           Aldrich, Eastman & Waltch, Inc.
                               225 Franklin Street
                               Boston, Massachusetts  02110-2803
                               (617) 261-9000
                               Fax:  (617) 261-9555
                               Attention:  J. Grant Monahon, General Counsel

                                      -112-
3131867.30

         Copies to:            Bingham, Dana & Gould LLP
                               150 Federal Street
                               Boston, Massachusetts  02110
                               (617) 951-8000
                               Fax:  (617) 951-8736
                               Attention:  Lawrence I. Silverstein and
                                           Roger P. Joseph


         11.3 COUNTERPARTS. This Agreement may be executed in counterparts (including executed counterparts delivered and exchanged by facsimile transmission) each of which shall be deemed to constitute an original, but all of which together shall constitute one and the same instrument.

         11.4 GOVERNING LAW. THE VALIDITY, INTERPRETATION AND EFFECT OF THIS AGREEMENT SHALL BE GOVERNED EXCLUSIVELY BY THE LAWS OF
THE STATE OF DELAWARE, EXCLUDING THE "CONFLICT OF LAWS" RULES OF
THAT STATE.

         11.5     EXPENSES.

                           (a) Except as provided in paragraph (b) of this
                  Section 11.5, each party hereto will bear its own expenses in connection with this Agreement and the transactions contemplated hereby.

                           (b) If this Agreement is terminated pursuant to
                  Section 8.1 hereof (other than clauses (a) or (e) thereof), by reason of the willful failure of a party to fulfill a condition to the performance of the other party's obligations or to perform a covenant of this Agreement or by reason of a willful breach by any party to this Agreement, such party shall be fully liable for any and all costs and expenses (including, but not limited to, reasonable attorneys' fees and expenses) in connection with this Agreement and the transactions contemplated hereby incurred by the other party or parties.

         11.6 WAIVER; AMENDMENT. Any provision of this Agreement may be (i) amended or modified at any time (including the structure of the transactions contemplated hereby, or any part thereof), only by an agreement in writing among the parties hereto and executed in the same manner as this Agreement or (ii) waived by the party benefitted by the provision.

                                      -113-
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

         11.7 ENTIRE AGREEMENT; NO THIRD-PARTY BENEFICIARIES; ETC. All Exhibits and Schedules shall be deemed to be incorporated into and made part of this Agreement. This Agreement, together with the Related Agreements and the exhibits and schedules thereto, represents the entire understanding of the parties hereto with reference to the transactions contemplated hereby and supersedes any and all other oral or written agreements heretofore made. All terms and provisions of the Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective personal representatives, heirs, successors and permitted assigns. Except for Article X and Sections 1.3, 6.10(d) and (e) and 9.6, which are intended to benefit employees of NCLP (including employees of Copley) collectively and except as otherwise explicitly stated herein, nothing in this Agreement is intended to confer upon any other person or group of persons any rights or remedies of any nature whatsoever under or by reason of this Agreement. In particular, and not by way of limitation of the preceding sentence, no representations, warranties or indemnification covenants made herein create any rights of Clients of any Selling Entity, any Seller Designated Affiliate, Copley or any Copley Subsidiary.

         11.8 ASSIGNMENT. This Agreement may not be assigned by any party hereto without the written consent of the other parties and any purported assignment in violation hereof shall be null and void.

         11.9 INTERPRETATION. Unless otherwise expressly provided or unless the context requires otherwise, (a) all references in this Agreement to Articles, Sections, Schedules and Exhibits shall mean and refer to Articles, Sections, Schedules and Exhibits of this Agreement, (b) all references to statutes and related regulations shall include all amendments of the same and any successor or replacement statutes and regulations, (c) words of any gender shall be deemed to include each other gender, (d) words used using the singular or plural number also shall include the plural and singular number, respectively, (e) references to "hereof," "herein," "hereby" and similar terms shall refer to this entire Agreement (including the Schedules and Exhibits hereto), (f) the word "including" shall be construed as "including without limitation" and (g) references to any Person shall be deemed to mean and include the successors and permitted assigns of such Person (or in the case of a governmental authority, Persons succeeding to the relevant functions of such Person).

         11.10 FURTHER ASSURANCES. The parties hereto agree to execute and deliver any and all papers and documents which may be reasonably necessary to carry out the terms of this Agreement.

         11.11 CONSISTENT ACCOUNTING. The parties to this Agreement shall consult with each other for the purpose of arriving at consistent accounting, tax and reporting treatment, whether public or private, of the transactions contemplated hereby.


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

         11.12 SEVERABILITY. The provisions of this Agreement are severable and the invalidity of any provision shall not affect the validity of any other provision.

         11.13 ACCOUNTING MATTERS WITH RESPECT TO NSLP. Notwithstanding the provisions of Section 1.1(c), to the extent Seller elects to have the assets of the National Servicer Group transferred to NSLP, for all purposes of this Agreement all assets, liabilities, revenues, costs and expenses of NSLP shall be treated as if the same belonged to NCLP (with intercompany items being eliminated), including for purposes of calculating the Bonus Pool, Compensation Expense, the Contingent Payments, NCLP Qualifying Revenue, Non-Recurring Revenue, Operating Expenses, Partnership Revenues, Post-Bonus Operating Margins and the Margin Share Payment, whether or not the same would otherwise be consolidated with those of NCLP in accordance with GAAP.


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

         IN WITNESS WHEREOF, the parties have duly executed this Agreement, all as of the date first written above.

                          ALDRICH, EASTMAN & WALTCH, L.P.

                          By: AEW HOLDINGS, L.P.,
                              its general partner

                          By: ALDRICH, EASTMAN & WALTCH, INC.,
                              its general partner

                              By: /S/ JOSEPH F. AZRACK
                                  ---------------------------
                                  Title: President


                          AEW HOLDINGS, L.P.,

                          By:  ALDRICH, EASTMAN & WALTCH, INC.,
                               its general partner

                               By: /S/ JOSEPH F. AZRACK
                                   --------------------------
                                   Title: President


                          ALDRICH, EASTMAN & WALTCH, INC.


                               By: /S/ JOSEPH F. AZRACK
                                   --------------------------
                                   Title: President


                          AEW INVESTMENT COMPANY, INC.


                               By: /S/ JOSEPH F. AZRACK
                                   --------------------------
                                   Title: President


                                      -116-
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


                          PRINCIPALS


                          /S/ PETER C. ALDRICH
                          --------------------------------
                          Peter C. Aldrich

                          /S/ THOMAS G. EASTMAN
                          --------------------------------
                          Thomas G. Eastman

                          /S/ JOSEPH F. AZRACK
                          --------------------------------
                          Joseph F. Azrack



                          NEW ENGLAND INVESTMENT COMPANIES, L.P.

                          By:  NEW ENGLAND INVESTMENT COMPANIES,
                               INC., its general partner

                               By: /S/ PETER S. VOSS
                                   ----------------------------------------
                                   Title: President and Chief Executive Officer


Acknowledged and agreed to as to
Sections 6.2, 6.3(c), 6.10, 6.14
and 10.9

NEW COMPTON, L.P.

By:  New Compton, Inc.,
     its general partner

     By: /S/ EDWARD N. WADSWORTH
         ----------------------------
         Title:  President

                                      -117-
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